Prospectus Supplement (Sales Report) No. 24 dated January 12, 2010 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 468987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468987	$25,000	$25,000	16.00%	1.00%	January 6, 2010	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 468987. Member loan 468987 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Citigroup	Debt-to-income ratio:	5.12%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > Hello Lending Club Members, This is my second time using lending club and on my first go round I paid the entire $20,000 back within a few months. This time around my fiance and I have finally bought the house that we've always wanted and need to complete some renovations. Our payback strategy involves the usage of our tax returns and other savings and income that we currently have and earn. We need to use this money to renovate the first floor and basement of our new home. We've already renovated the top floor ourselves which proved to be a very very time consuming and difficult process. Thanks, If you need any other details in regards to this loan request please let me know. Thanks.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	73
Revolving Credit Balance:	$13,486.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
As investors, we would prefer if you did NOT pay it back so soon, so we keep getting our interest payments. But good job for you to do so. Question: You have worked at Citigroup less than 1 year. Can you please give us some idea of your job security? Also, is the income for one person or two?	The interest is already factored into the loan cost so you'll earn your interest, maybe not as much as if I extended the payback time. No the income is for 1 person. My household income is $17K a month with my fiance. The job is secure for at least a year. From then on it's a permanent situation. Temp to perm.

Member Payment Dependent Notes Series 469034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469034	$12,000	$12,000	12.18%	1.00%	January 12, 2010	January 2, 2013	January 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469034. Member loan 469034 was requested on December 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	empire merchants	Debt-to-income ratio:	3.64%
Length of employment:	8 years	Location:	FOREST HILLS, NY

Home town:
Current & past employers:	empire merchants
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/19/09 > I have a great job and get paid well. I wanted to combine all my bills into one while getting a better rate. My credit score is in the mid 700 and i pay everything on time Borrower added on 12/20/09 > Also I would like to say that im truly a very nice person and have a great heart. I couldnt live not paying this loan off know so many people put an investment on me. I have to deliver and pay I wouldnt be able to sleep at night if i didnt. Just wanted to let u guys know a little about me

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	8
Revolving Credit Balance:	$442.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What other loans are you wanting to pay off (student, car?) Also, could you explain your two last delinquencies? Regards; Art	Hello afern, The last two delinquencies are doctor related. He billed me for a few things and I shouldnt of been charged. However I didnt dispute it thinking it will be taken care off as he promised. Needless to say. I dont go to him anymore. However I do pay all my bills on time. The loans are credit card and personal loan that I used to help someone in my family with. Just trying to get a lower rate
Your credit report show 2 delinquencies in the past 2 years with one being just 8 months ago. Can you provide some details as to what happened here? Thanks.	Hello member_588659, I was shocked to see the delinquencies myself. I do pay all my bills on time and the only problem I had was with a doctors bills. They charged me something they shouldnt of. Needless to say I disputed it and I guess that they reported me. Let me know if u have any other question but I can promise u that this loan will be repaid in full. Last year I made over 110k and this year 130k Hope that helps.
You show only $400 of revolving debt. What loans are you paying off and what are their rates?	Im paying off a personal loan at 21.99 percent and credit card at 24
# Current Employer: empire merchants WHO R THEY ? YOU RESPONSIBILITIES ?	Wine n spirits distributer. I deal with all the big account in the city
How secure is your job position? Has the economy adversely affected your business? Thank you.	Hi Alexnder, My job is very secure. Im friends with the owner and im also in the union. My business is up this year. Im in the spirit and wine business. People drink during good times n bad. My job is recession proof

Member Payment Dependent Notes Series 469107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469107	$8,000	$8,000	20.52%	1.00%	January 11, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469107. Member loan 469107 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	8.12%
Length of employment:	n/a	Location:	South Windsor, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > Brand new iPhone game in development, need capital and funding to complete production. Only weeks from market ready product!

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,327.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am self-employed, growing my graphic design company.
Lenders are provided condensed borrower requested loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders must ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $17,500 Small Business loan are: (1)- Application does not reflect Employer or Length of Employment, does reflect $2,500 per month gross income. If self-employed your occupation/business is? If employed by company, firm or person, identify employer and years employed? (2)- Housing payment (rent) and vehicle payments (if payment applies) paid per month are $? If one or both does NOT apply then applicable answer to provide would be NONE. (3)- Credit Report reflects $7,327 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) (4)- "Business" Loan Category; "Bricks and mortar" storefront? Internet only? Or both? Start-up? Established? (5)- Will loan buy ads, equipment, inventory, website development or upgrade? (6)- Is loan intended to be short-term (repaid within 1 year) "Bridge Loan" to finance accounts payable/receivable, equipment, inventory, payrolls, prepaid expenses? (7)- Necessary that you provide DETAILS about business and explain INTENDED purposes how investors $ will be spent? Advance thanks for answers to ALL SEVEN questions. Member 505570 (RetiredUSMCInvestor) sends 01.07.2010 @ 9:38 AM Eastern Time.	1. I am a self-employed graphic designer. 2. NONE 3. $275 per month CC payments. 4. The business is a startup and internet only. 5. The loan will pay programmers to finish development on the Application. 6. The loan is intended to be short term. 7. The business is an iPhone Application Dev Company, and the App is a music game that is very near completion. We ran out of funding and while we work on garnering private investors, Lending Club was the best option. Loan will be used to pay programmers to finish the code development on the Application.
What specifically will the money be used for? What type of game are you developing? If the game is only weeks away from market, why do you need the money now, at the end of the development cycle? What is your current source of income? Are you assuming a particular level of sales on iTunes so as to be able to pay back this loan? If so, what?	The money will be used to pay computer programmers to finish developing the code for the Application. It's a unique music game. We ran out of funding, and Lending Club is the best option while we work on other private investments. Based on intense market research the Application is projected to bring in 6 figures of net profit in the first year.
Six figures net profit in the first year is a bold assessment. H ow much money has gone into the development of the iPhone app so far? How much do you plan on selling the app for in the app store?	It's bold but it's accurate. 25k has gone into development so far. The App will sell around $5.
I own an iphone and hope to own the apple tablet. Once the app is completed,... will you make known it's title that i may be able to perhaps get it on my iphone when it releases?	Absolutely. iPhone is great, and the official tablet announcement should be soon. I'll will share the title of the App, and appreciate the support!
REQUESTED $17.500 SMALL BUSINESS LOAN FOR IPHONE APPLICATION DEVELOPMENT. LENDING CLUB HOME OFFICE APPROVED LOAN'S UNDERWRITING, BUT REDUCED MAXIMUM LOAN TO $8,000 (I BELIEVE PARTLY BECAUSE OF $2,500 REPORTED GROSS MONTHLY INCOME). LOAN IS NOW 80 PERCENT FUNDED. WHEN LOAN IS 100 PERCENT FUNDED ARE YOU ACCEPTING LOAN (NET OF LENDING CLUB'S HOME OFFICE LOAN ORIGINATION FEE BEING DEDCUTED)? OR WILL YOU DECLINE LOAN AND APPLY ELSE WHERE FOR FULL $17.500 LOAN? I NEED ANSWER BEFORE I COMMIT $500 TO HELP FUND MODIFIED $8,000 LOAN. THANKS IN ADVANCE. MEMBER 505570 (RETIREDUSMCINVESTOR) SENDS 01.09.2010 @ 7:24 AM ET.	Yes, I will accept the loan and I have full intention of repaying the full amount within 12 months. Thank you.
I notice you answered 591354's question with WE.. who is the other partner(s)? If you have partner(s) are they appling for loans? tell us about your martial status	I was referring to the team I have in place, however, I own everything related to the project and am solely responsible for all financial matters with regards to this project. I am single, thank you.

Member Payment Dependent Notes Series 469264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469264	$20,000	$20,000	13.92%	1.00%	January 7, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469264. Member loan 469264 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	MMG	Debt-to-income ratio:	18.57%
Length of employment:	7 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	MMG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Revolving credit info: Balance pmnt Int rate Store card $8,250 $275 23% Credit card $2,500 $90 23% Home equity revolving credit line secured $95,000 Balance of $9000 to be used to pay off installment loan $292 @16%

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	13
Revolving Credit Balance:	$105,424.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your ~ 105K revolving credit balance consist of? Please explain the delinquency about a year ago? Thanks in advance.	Revolving credit: Store card - $8,250; Credit card - $2,500; Home equity revolving credit line - $95,000 Delinquency came as a result of missing a payment on a credit card I rarely used. I consistently use autopay on all household bills to avoid late charges.
can you provide info on your revolving debt including current interest rates and monthly repayments?	Store card balance - $8,250; $275 - payment; 23% - interest rate Credit card balance - $2,500; $90 - payment; 23%- interest rate Home equity $95000; $291 - payment; variable interest rate currently 3.65%
Can you itemize your debt including interest rates and monthly payments?	Store card balance - $8,250; $275 - payment; 23% - interest rate Credit card balance - $2,500; $90 - payment; 23%- interest rate Home equity $95000; $291 - payment; variable interest rate currently 3.65%
how much is the payment on your first mortage,and do you have car payments?	Mortgage payment is $2160 which is split with my spouse. Our car payment is $420/month.
First time ever to ask a question, presuming that the loan request will not be used for the home equity loan but the store card and credit card, what is the balance of $9100 going for? Or are my presumptions wrong.	Balance of $9000 is to pay off an installment loan that is $292/month @ 16% interest rate

Member Payment Dependent Notes Series 469405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469405	$10,500	$10,500	11.83%	1.00%	January 6, 2010	December 30, 2012	December 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469405. Member loan 469405 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Whittier Union High School District	Debt-to-income ratio:	4.57%
Length of employment:	< 1 year	Location:	whittier, CA

Home town:
Current & past employers:	Whittier Union High School District, Whittier Union High School District for 13 years
Education:

This borrower member posted the following loan description, which has not been verified:

591961 added on 12/16/09 > Will be used to landscape backyard. We are looking to sell our house in the next 2 years. Loan will be paid in full upon selling of house. Borrower added on 12/17/09 > For some reason, I marked that I have held my current job for only one year. In actuallity, I have been with the same school district for more than 13 years.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$258.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Actually, I have been with my employer for more than 13 years.
Please respond to the following: What are your responsibilities at the school district? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a social sciences teacher. My wife is a teacher as well. Combined our income is approximately 130,000 a year. Other than my mortgage, I have very few other expenses.
Can you please provide details of your monthly expenditures? Is it true that your credit card balance is approximately $259? If you have hardly any other expenses, it seems you should have enough in savings to cover your needs. If not, can you elaborate why you have not been able to put the delta amount away into savings?	I do have a substantial amount of savings. However, prefer to keep a significant nest egg in savings for emergencies. We could clean out this money, but the idea of having no emergency funds seems unwise.

Member Payment Dependent Notes Series 469777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469777	$16,000	$16,000	14.61%	1.00%	January 7, 2010	January 1, 2013	January 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469777. Member loan 469777 was requested on December 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	n/a	Debt-to-income ratio:	20.74%
Length of employment:	n/a	Location:	Bellevue, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/18/09 > Business working capital Borrower added on 12/18/09 > working capital

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$81,023.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the business and why do you need to borrow working capital?	I own motel working capital for purchasing furnitures

Member Payment Dependent Notes Series 469964

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469964	$15,000	$15,000	16.00%	1.00%	January 11, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469964. Member loan 469964 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Fusion Inc	Debt-to-income ratio:	18.91%
Length of employment:	10 + years	Location:	SPRING, TX

Home town:
Current & past employers:	Fusion Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > This loan is for consolidation. I have a very stable job and have been at the same location over seventeen years.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,523.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 Debt Consolidation loan questions: 1- Position-Role @ Fusion is? 2- $8,333 reported monthly gross income- 1 or 2 joint income household? 3- Mortgage and vehicle payments (if vehicle applies) paid per month are $? 4- Credit Report reflects $30,532 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.31.2009 @ 5:55 AM ET.	1- Position-Role @ Fusion is - MANAGER 2- $8,333 reported monthly gross income- 1 or 2 joint income household? - 1 INCOME 3- Mortgage and vehicle payments (if vehicle applies) paid per month are $? - $1325.00 4- Credit Report reflects $30,532 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) ??? $1062.00 THANK YOU
Please respond to the following: What are your responsibilities at Fusion, Inc? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	What are your responsibilities at Fusion, Inc? ??? MANAGE Are you the sole wage earner in your household or is there another? THERE IS ANOTHER If there is another, what is your combined income? MY INCOME IS THE ONLY TO BE CONSIDERED So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. $3,780.00 ??? THIS LOAN WILL REDUCE TO $2,740.00 What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? $14,160.00 - As high as 26% as low as 14% average 17% - $1480.00 Do you have a second mortgage or HELOC? - NO If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? 401K last resort
What is your current employment? Is this a stable job?	What is your current employment? MANGER Is this a stable job? YES, the company has continued to grow for the last seventeen years I have been employed at this location.
What are the purposes of this loan? Will you be able to pay off the investors and put faith and trust in you?	What are the purposes of this loan? Consolidation Will you be able to pay off the investors and put faith and trust in you? Yes, I am consolidating to pay those who trusted me before, I am just trying to get a better interest rate.

Member Payment Dependent Notes Series 470060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470060	$25,000	$25,000	12.87%	1.00%	January 11, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470060. Member loan 470060 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$13,125 / month
Current employer:	AHDI	Debt-to-income ratio:	16.42%
Length of employment:	6 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	AHDI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,643.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at AHDI? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Do you own your home outright or have a 1st mortgage? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Serve as CEO of a membership association with 20 staff and $4M operating budget. Report to Board of Directors and set overall strategic direction, vision casting, chief spokesperson, and set long-term business objectives using strategic public and private partnerships in the health IT sector. Sole wage earner. avg. monthly bills: mortgages/condo fees - $3400 car/ins./gas - $800 food/ent. - $800 credit cards - $2500 I will pay down a $12,500 credit card 27.24% @$420/mo and $9,000 credit card 27.24% at $210/month I took out a second mortgage when purchasing my condo from Wells Fargo including in the number above $564/month the loan was for $70,000 I am under contract with my organization with a 6 month pay out plus any accrued vacation. This would give me enough time to locate another job plus I also have current contacts for consulting right now.
can you have LC verify your income? Can you enumerate all your monthly income and expenses? How many in your household? can you verify not just your debt but also your entire household debt? How did you get such a huge CC debt? What is your job?	I sent LC my last two pay stubs with human resources contact at my company. I am single with no dependents My credit card debt was run up over years putting myself through college. I went to two private universities and completed a doctorate. CEO of a non-profit membership and trade association.
Hi: have you considered getting your income verified by Lending Club to enhance lender confidence in your listing? Also, can you provide your current budget and list outstanding debts and monthly payments? Thanks.	responded to this previously
Can you tell me what AHDI is and of your role with that company? I would also like to know a bit more about the debts you plan to consolidate (possibly from that $47K credit balance) Thank you for your cooperation.	AHDI is a member association in Health IT. I'm the CEO. With the loan I plan to consolidate two credit cards.
Hello. Do you mind sharing with us what debt you are looking to consolidate and what are the respective interest rates? Thanks and good luck!	The interest rates are at 27.24%

Member Payment Dependent Notes Series 470305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470305	$20,400	$20,400	7.74%	1.00%	January 11, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470305. Member loan 470305 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	WinWare	Debt-to-income ratio:	15.38%
Length of employment:	9 years	Location:	MARIETTA, GA

Home town:
Current & past employers:	WinWare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > I would like to pay down my credit cards as soon as possible. I have a strong credit history and and a very strong work history. Borrower added on 01/04/10 > I have been with my current company for 9 years and my previous company for 16 years. I have been gainfully employeed for over 25 years. My credit cards are always paid on time. Although I do not pay off the entire balance each month on each of my credit cards, I make an effort to pay much more than the minimum. I am looking for a way to reduce my debt by consolidating at a fixed rate. Thank you for your consideration. Borrower added on 01/07/10 > I just wanted to thank all the investors. I appreciate all that you are doing for me and others that need a little extra help. I hope that someday I can invest in others also.

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,260.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide info on the debt you are consolidating including interest rates and monthly payments?	Certainly. I have a discovercard with balance of a little over $13000 and a min payment of $310. It is currently at a 1.99 interest rate however it is going up in Feb. I also have a BofA Amex with a little over 4600 balance and a min of $69 per month. It is at a 3.99 interest and going up to 15.90 in Feb. I also have a BofA Visa with a little over 2100 balance and a min of $62 per month. It is at a 11.24 interest rate. I have a couple of other credit cards with a somewhat low balance and a somewhat low interest rate. I can pay off some with my income tax refund. I usually pay $500 on my discover card each month and at least $150 each on my BofA Visa and BofA Amex. Please let me know if I can answer any other questions. Again, thank you for your consideration.
What are the balances and APR's on each of the items in your revolving credit balance of ~28K? Thank you in advance.	I apologize if this answer comes out twice. I just answered this question for another lender. I have approx 13000 balance from discovercard. The interest is currently at 1.99 however it is going up in Feb. This was a balance transfer at a low rate. I have approx 4600 balance from BofA Amex at 3.99. It also if going up in Feb to 15.90 I also have approx 2100 balance from BofA Visa at 11.24. I have citibank balance $8000 at a fixed rate of 8.99 I have a a couple other cards with low balance (below 2000) and low interest rates that I use primarily for business. Some of this will be paid off with my income tax refund. Please let me know if I can answer any other questions.
Please respond to the following: What are your responsibilities at WinWare? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Do you own your home outright or have a 1st mortgage? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hello there. Lots of questions. I will try to answer as best I can. 1)I am in a management position at my company. (I am somewhat vague because of the size of my company) 2)I am the sole wage earner. 3) My monthly bills including mortgage are approx $2500. (mortgage, car, utilities, ins) 4) I have a fixed HELOC. balance is $52000. Payments are $377. 5) First mortgage is $1400 monthly. balance is $185,000. House value is $260,000 6) Job loss? My company is very stable and my job is pretty secure. If needed I could get a roommate or two to cover some of the bills. I am not set for unemployment for a long period of time however I can get by for a few months. Please let me know if I can provide any additional information. Thanks again.
Could you please contact lending club to submit the necessary paperwork to prove your income? Thanks!	Yes. Lending Club had sent a request just before your message. I will get that information back to them on Wednesday. Thanks again for all of your help. I appreciate all that you do.
If your current expenditures are about $2500, that's probably about a spare $1500 each month. Even if you did not include your credit card payments as part of your monthly expenditures, that's still several hundred dollars spare each month. What have you been doing with this extra money? With extra money each month, how did you accumulate such a large debt?	Good questions. Much of the debt was due to bad business ventures with a former partner. That partnership has been disolved and I am paying off the credit cards charged during that time. The other debt is simply my own doing...buying furnishings and vacations on credit. It is very important to me that I am as debt free as possible and put more money toward retirement within the next 4 years. I am willing to make adjustments and sacrifices to see that I accomplish this goal. I feel, with the help of lendingclub, that I can accomplish this goal.
The loan purpose says "car purchase". What will you use the loan for? What is your car situation right now? (ie, how old the car is, if you've had to take it in for repairs lately and for how much)?	The loan is being used to pay off credit card debit. My car payments are $350 and included in on my monthly expenses $2500 (also included utilities, mortgage, insurance, etc...). My car is 4 yrs old, in good condition, and I have a 100,000 mile warranty. I also have an older car that I will be selling within the next year. It is worth approx $4000. Hope this answers your questions. Thanks for your consideration. Have a great day!
Why do you have two cars? If the other car is used by a family member, what will they do without a car?	I have one car that I drive. The other car is an older car and it is being sold to a family member. Both cars are mine.

Member Payment Dependent Notes Series 470669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470669	$14,400	$14,400	16.70%	1.00%	January 12, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470669. Member loan 470669 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	RPBM	Debt-to-income ratio:	16.97%
Length of employment:	1 year	Location:	St. Louis, MO

Home town:
Current & past employers:	RPBM
Education:	University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > Please help me! I'm fresh out of law school, newly married, and have a great job! Help my wife and I pay off our credit cards and get on with our life! Borrower added on 01/08/10 > I racked up a bunch of debt in law school. I've already paid off $20,000 in credit cards debt - help me pay off the rest!

A credit bureau reported the following information about this borrower member on December 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,553.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the 9 recent credit inquiries for? Other than requesting this loan, what actions have you taken to reduce / control your debt? Thank you in advance.	I bought a house in September. Also, credit card and loan application in an attempt to consolidate my debt.
Attorney, Lenders provided condensed borrower loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders must ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $14,400 CC REFI loan are: (1)- Litigator position description @ RPBM is? (e.g., general, corporate, intellectual property, divorce, law etc.) (2)- Housing payment (mortgage) and vehicle payments (if payment applies) paid per month are $? If one or both does NOT apply then applicable answer to provide for that item would be none. (3)- Credit Report reflects $16,553 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for your answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) sends 01.08.2010 @ 6:13 AM Eastern Time.	1) Corporate defense. 2) $1382.45/month for mortgage, no vehicle payment. 3) I pay off one card completely every month, so the revolving balance is closer to $11,500 or $12,000. I've paid at least $300 of this every month for the last year (the majority of months exceed $500 or $600).
What is the current interest rate on your credit cards?	12.99-14.99%. This rate is higher, but paying it off in 3 years is the motivation I need. I've never missed a payment!
Paying off debt is great short term, but as long as spending is more than income, there is a long term problem. What actions have you taken for a long term solution?	My income when I was in law school was close to nothing. I now have a stable income. I've already paid off close to $20,000 in credit card debt over the last year.

Member Payment Dependent Notes Series 471013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471013	$7,500	$7,500	8.94%	1.00%	January 7, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471013. Member loan 471013 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	BBVA Compass	Debt-to-income ratio:	6.46%
Length of employment:	< 1 year	Location:	Birmingham, AL

Home town:
Current & past employers:	BBVA Compass
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > Have been making payments on this for a few years now and am just looking to save some money on interest. I have been making monthly payments of $342 so the payment for this loan is well within my budget.

A credit bureau reported the following information about this borrower member on December 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,444.00	Public Records On File:	0
Revolving Line Utilization:	15.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Auto refinance loans are currently around 5% to 6%. With a good credit score like yours, why would you not take advantage of those rates at a bank vs. paying a higher rate on Lending Club?	I tried to do this a while back but most of the credit unions around town said my employment history was too short and my credit history wasn't "diversified" enough since I didn't have any mortgage debt or previous car loans.
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I worked at the admissions office at Auburn University and delivered flowers prior to graduating in May 2008. I took a job with with Ameriprise Financial starting in July 2008 and worked there until the beginning of January 2009. I decided to resign at that time because I was not making a lot of money and was working upwards of 70 hours per week. I had a large emergency fund built up and did some part time work while I searched for a job that I would enjoy. This wasn't so bad either since I was living at home with my parents. I have since been working at BBVA Compass Bank for the past 6 months and am thoroughly enjoying and am looking forward to a great 2010!

Member Payment Dependent Notes Series 471360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471360	$11,500	$11,500	7.05%	1.00%	January 8, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471360. Member loan 471360 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	Tyson Foods, Inc.	Debt-to-income ratio:	16.38%
Length of employment:	1 year	Location:	SPRINGDALE, AR

Home town:
Current & past employers:	Tyson Foods, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	25
Revolving Credit Balance:	$8,813.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please contact lending club to submit the necessary paperwork to prove your income. Thanks!	I have contacted Lending Club and will fax a copy of my paycheck stub to them on Monday.

Member Payment Dependent Notes Series 471369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471369	$21,000	$21,000	13.22%	1.00%	January 11, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471369. Member loan 471369 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,083 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	20.10%
Length of employment:	3 years	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	Northrop Grumman, Aerojet
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > Just trying to consolidate my debt and get out from under the CHASE umbrella by lowering my interest rates. I would much rather pay interest to someone who can productively turn it around and reinvest it. If this works out I plan on investing in this website to help other people out.

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,245.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Northrop Grumman? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Senior Engineer. The answer to many of your questions is in my credit report. All my accounts are accounted for. The sum of my current monthly revolving debt payment that I wish to pay off is roughly $600/mo. So by adding an extra $100 I plan on paying down the loan much more quickly while pulling it out of a revolving debt structure. I have never made a late payment in my entire credit history and I have been continuously employed at 2 companies subsequently for 10 years.
Can I assume that the rates you are currently paying are higher than 13.22%, and/or variable rates?	Yes, your assumption is correct. They are variable and higher.
Thank you for the response. Could you please address the questions of your current monthly expense budget, contingency plan in the unlikely event of unemployment, and any other additional sources of income (spouse, etc.)?	I'm slightly leery of providing personally identifiable financial information in a public forum if it hasn't been made available by the website. The best way I can shed some light on the question is to say that as of now I am currently making the minimum payment on the credit cards I intend to consolidate comfortably and on time and have never been late on a payment of any kind ever. Financial obligations are my first priority. In the highly unlikely event of loss of employment, I have several sources I can draw from (including a secondary household income of equal magnitude) to maintain regular and uninterrupted payments on this loan. I hope this helps.
I too would like to hear answers to the Q's from 397213 re your outstanding balances, min payments,etc. Unfortunately, we do not see your credit report so we can't see the information requested above.	I'm slightly leery of providing personally identifiable financial information in a public forum if it hasn't been made available by the website. The best way I can shed some light on the question is to say that as of now I am currently making the minimum payment on the credit cards I intend to consolidate comfortably and on time and have never been late on a payment of any kind ever. Financial obligations are my first priority. In the highly unlikely event of loss of employment, I have several sources I can draw from (including a secondary household income of equal magnitude) to maintain regular and uninterrupted payments on this loan. I hope this helps.
I would also like to hear the answers to the questions from 397213. Please understand that the questions are not meant to be intrusive. We do not know who you are, and do not want to know - but would appreciate it if you could answer the questions without providing any private information which would compromise your identity. Since I only know you as 595095, my decision on whether to invest or not depends on the answers to the questions. Thank you in advance.	Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? There is another wage earner. The combined income is ~190,000/yr So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. My monthly bills (rent, car, etc) excluding the credit cards I am trying to consolidate are less than half of my monthly take home pay after taxes ~$1900. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Total balance of ~$21k Interest rate on $5k is a predatory %29APR and interest on $16k is %16APR. Minimum payments are ~$600. Both are CHASE Cards. Chase has arbitrarily raised my rates in order to beat the new fed regulations that are going to hit the credit card industry. In the case of a job loss, what is your contingency plan to repay this loan? Already answered this question. Thank you and good luck with your loan
Thank you for your detailed answers. Now I understand your situation and am investing. Good luck on 100% funding quickly.	Thanks and I appreciate your investment!

Member Payment Dependent Notes Series 471601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471601	$6,000	$6,000	11.48%	1.00%	January 6, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471601. Member loan 471601 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Apex Systems Inc	Debt-to-income ratio:	9.12%
Length of employment:	< 1 year	Location:	Scaggsville, MD

Home town:
Current & past employers:	Apex Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > I'm looking for a loan so I can buy a 'new' car, and I didn't want to borrow the $10k minimum that the Banks offered. My good credit, extensive work history in IT Security, living in the DC Metro area, and my current role on a new Government contract makes me a good investment for any lender.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	10
Revolving Credit Balance:	$8,715.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you already have a car picked out? Your position at Apex? Previous employment? Please explain the delinquency about 10 months ago? Thank you in advance for your answers.	I don't have a specific vehicle picked out yet, but I'm shopping in the $3k - $5k range - any extra money would be used for any required repairs (tires/tune-up/etc), then the remainder will be paid back towards the loan. I'm a Network Security Analyst, and have 7+ years experience in this field alone. I specialize in 24x7x365 Security Operation Center (SOC) environments, and have been courted by many Government agencies and Fortune 500 Companies over the years. I left my last employer after 5 years on the job. The one blemish I have is that delinquency 10 months ago. I purchased a house with my brother last year, and there were two mortgage payments per month. He made the payment on the larger of the two loans, but somehow forgot to send the smaller payment. It was paid as soon as it came to our attention, and it never happened again. We have sinse sold the house.
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I just reponded to a similar question regarding my work history: I was with my previous employer for 5 years - with 7+ years in the same Industry. This new position is better opportunity for me, and half the commute :)
With half the commute, and in the DC area, I am curious as to whether you have you done a cost comparison on using zipcars vs owning a car?	I have looked at the Zipcars, but only for informational purposes. I live outside the Metro area, and they are mainly located within the Beltway, so that wouldn't work for me. Good idea though!

Member Payment Dependent Notes Series 471603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471603	$13,750	$13,750	16.70%	1.00%	January 6, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471603. Member loan 471603 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Northern Leasing Systems Inc.	Debt-to-income ratio:	18.81%
Length of employment:	5 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Northern Leasing Systems Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > The purpose of this loan is for debt consolidation to pay off high interest rate credit card accounts. To receive this loan would enable me to pay off my total debt amounts with one monthly payment and a lesser amount of financing terms. My financial goal is to pay off my debts to my creditors and become financially debt free. I have a good payment history because I have not been late on any of my financial obligations to my creditors. I will appreciate any assistance.

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,964.00	Public Records On File:	1
Revolving Line Utilization:	99.70%	Months Since Last Record:	54
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $13,750 Debt Consolidation loan questions: 1- Position-Role @ Northern Leasing Systems is? 2- Rent and vehicle payments (if vehicle applies) paid per month are $? 3- Credit Report reflects $13,964 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) 4- Credit Report ref;ects Public Record on File from 54 months past- either bankruptcy, wage garnishment, unpaid taxes etc. Provide explanation. Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.24.2009 @ 5:25 AM ET.	1) Supervisor of collection department. 2)800.00 3)575.00 4)College loan paid almost 5 years ago.($3,400.00 was placed in jusdgement)
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I do live with my fiance, so we do share the costs of living at home. Total rent=$800.00, electric=$48.00, phone=$64.00, car=$450.00. The total balances on the credit cards is equal to what im asking the loan for. Interest rates are upwards 17%-23%. I have a stable employment position for the last 5+ years.
Hi: Can you verify your income with Lending Club? Thanks.	$80,000 gross.
Your monthly expenditures reflect a surplus of about $3K per month. Can you account for this surplus? Can you itemize your credit card debt including interest rates? This loan will be 16.7%, so it doesn't look like you'll be saving a significant amount. Since you have a stable paying job and low expenses, can you account for the large debt you accumulated?	It's not that high of a surplus. Your not taking taxes into consideration. I have 3 credit cards that I wish to consolidate into one payment. That is my primary goal. 1)7,900 23% 2)4,900 16.9% 3)725 17.9% the reason I accum this debt is because I recently got engaged.
Since I don't believe anyone can verify their monthly rent amount with Lending Club, as a former born-and-bred Brooklynite I'd sure like to know how you can pay only $800 a month in that borough???	Well yes after living in a walkin one bedroom apartment (house) for 6 years. Any landlord would rather have a good tenant with reasonable rent than a bad tenant with high rent that doesnt pay.
validation of the public record 54 months ago, would you please disclose it thanks	I can validate it, if lending club request the paper work I can send it to them. That is the only way it can be validated. The credit score and payment history should explain itself! Thanks!

Member Payment Dependent Notes Series 471606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471606	$9,000	$9,000	8.94%	1.00%	January 11, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471606. Member loan 471606 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Armstrong Industries	Debt-to-income ratio:	12.42%
Length of employment:	1 year	Location:	COLUMBUS, OH

Home town:
Current & past employers:	Armstrong Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > Always pay my bill on time, keep my budget on check, my job is pretty secured ( I work for Armstrong World Industries, nasdaq=AWI) Plan to use to re do my house interior

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$739.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472016	$17,500	$17,500	11.83%	1.00%	January 7, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472016. Member loan 472016 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,250 / month
Current employer:	n/a	Debt-to-income ratio:	12.28%
Length of employment:	n/a	Location:	LYNN, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Purchase Car through private party I have a very high credit rating own business for 13 years Borrower added on 01/01/10 > This is a show/race car 1 of 4 ever produced Will pay of loan with in 12 months Borrower added on 01/04/10 > I have lowered my loan amount to 17,500 Borrower added on 01/06/10 > Where getting close! Need loan filled by Friday the 8th of Jan. The car is a 2005 Dodge SRT-4 race car that is now a show car. Borrower added on 01/06/10 > Wanted to let possible investors know that this is the first time using Lending club and now know that it is good for Investors to ask questions! So if there Investors that have financial questions then please ask! This will work out well for all that invest! Borrower added on 01/07/10 > Almost there!!!

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,549.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the composition of your ~19K revolving credit balance?	I plan to pay off thi loan in 12 months!
Can you itemize your current debt including interest rates and monthly payments?	Sorry I will not give that information! I have owned a business for over 12 years and doing very well. I am trying to buy a 2005 Dodge factory SRT-4 race car that I will keep as show car. I was not able to apply for a loan for this car only persobal and I was told that is is a good option.
Why choose lending club, i'm sure you can get a better loan elsewhere? Your credit score, income, DTI are good?	I am purchasing a 2005 Dodge factory SRT-4 race car that I will keep as show car. I was not able to apply for a loan for this car only persobal and I was told that is is a good option.
How do you make your money? What do you do?	Type your answer here. I own a Calibration business! 13 years / I need a personal loan to purchase a show car and can not go the normal route!
That does not tell me much. What do you calibrate? "13 years / I need a personal loan to purchase a show car and can not go the normal route!" I do not understand this answer? I di not ask.	I calibrate electronic and Medical test equipment for medical and injection molding companies in the the New England Area! Is there a specific question?
No but, I do have a statement with your smug answers I will not invest in you...	I am sorry you feel this way! I was trying to be helpful!
Borrower, after reading your responses and lack of desire to offer your debt break-down I will not be investing in you.	This is my first time working with lending club! I am sorry I did not answer your question properly! Would you give a second try?

Member Payment Dependent Notes Series 472180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472180	$16,000	$16,000	7.05%	1.00%	January 6, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472180. Member loan 472180 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,667 / month
Current employer:	Babcock, Langbein and Co	Debt-to-income ratio:	6.94%
Length of employment:	10 + years	Location:	SAINT PAUL, MN

Home town:
Current & past employers:	Babcock, Langbein and Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Thank You

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,266.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your current revolving credit balance is rather large - can you provide some info about this including the current monthly payments?	The Credit cards are all for business. I am sole owner of my CPA form
Please respond to the following: What are your responsibilities at Babcock, Langbein, and Co.? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Have you checked out rates at credit unions, etc., that might be able to beat 7 % financing? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Do you own your home outright? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am sole owner of my own CPA firm. Total Income is about $200,000. My House payment is $1,200 No Second Mortgage

Member Payment Dependent Notes Series 472454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472454	$10,000	$10,000	13.22%	1.00%	January 6, 2010	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472454. Member loan 472454 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Chevron	Debt-to-income ratio:	14.57%
Length of employment:	10 + years	Location:	Anchorage, AK

Home town:
Current & past employers:	Chevron
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/27/09 > The last $10,000.00 on my ex-wife's Alaska Airlines reward card Visa. Once we (my new wife) and I pay this off, we can start earning points on our own AA rewards card. Living well = the best reward.

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	31	Months Since Last Delinquency:	17
Revolving Credit Balance:	$4,027.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenditures? Can you confirm that besides your ex-wife's credit card, your revolving credit balance is $4K? Can you explain the two delinquencies in the last 2 years? Thanks.	Absolutely, and thanks for asking. Monthly expenditures: Mortgage: $3k Car payment, gas & insurance (3 vehicles): $2k Child Support: $2k Other kid related expenses: $500 give or take Miscellaneous household expenses: $1k 401k: $4k Liquid savings (monthly deposit): $2-4k Revolving Credit: Barclaycard: $3k, at present (usually between $0 and $1k) - available credit is $4400.00 max My Visa: $250 - available credit is $1000.00 max Discover: $0 as of Spring '09 - available credit is $25,000.00, but the interest rate is murder. Sadler's (furniture): $0 as of November '09 Our goal is to keep these balances at $0, paying off every month. We're getting there! The delinquencies: It's all connected to my divorce, which was finalized in late 2007. The following summer, I opened an account at myfico.com to monitor my credit score and was shocked to find that in the months in between my former wife had not closed any of the accounts that she had agreed to close. Not only were those accounts still open, but she was making minimum payments (occasionally late) and then running the balances back up to their maximum each month. I immediately paid off 2 of those accounts and since then have paid off 2 more. Only one account still has a balance but I pay 4x the minimum balance and hope to have that final account paid off by summer. My ex-wife was/is a banking professional; I travelled frequently and during our marriage had left all of the finances in what I considered to be her capable hands. These days, I use myfico.com to stay on top of my credit and I use mint.com to consolidate all of my account information in one place. I'm pretty mortified by what happened, but since then have come up with a plan to stay on top of it all, even from the other side of the world. Thanks for your consideration! Side note: I was married for 18 years and have a child still at home. I took care of their needs and literally started over 26 months ago from nothing. I've bought a home, paid off several accounts from when we were married and am building up my savings and retirement again. We plan to use the loan from the Lending Club to pay off a very high interest personal loan. Even if we take the full 36 months to pay off the Lending Club loan we use to pay that off, we'll still come out way ahead on that interest. And all but my house and my car will be paid off.
Greetings. Your profile shows a substantial monthly income yet two delinquencies in the past 2 years (the month recent being 17 months ago). Can you please explain the 2 delinquencies in the past two years. Thank you and good luck with everything!!	Absolutely and thanks for asking. The delinquencies: It's all connected to my divorce, which was finalized in late 2007. The following summer, I opened an account at myfico.com to monitor my credit score and was shocked to find that in the months in between my former wife had not closed any of the accounts that she had agreed to close. Not only were those accounts still open, but she was making minimum payments (occasionally late) and then running the balances back up to their maximum each month. I immediately paid off 2 of those accounts and since then have paid off 2 more. Only one account still has a balance but I pay 4x the minimum balance and hope to have that final account paid off by summer. My ex-wife was/is a banking professional; I travelled frequently and during our marriage had left all of the finances in what I considered to be her capable hands. These days, I use myfico.com to stay on top of my credit and I use mint.com to consolidate all of my account information in one place. I'm pretty mortified by what happened, but since then have come up with a plan to stay on top of it all, even from the other side of the world. Thanks for your consideration! Side note: I was married for 18 years and have a child still at home. I took care of their needs and literally started over 26 months ago from nothing. I've bought a home, paid off several accounts from when we were married and am building up my savings and retirement again. We plan to use the loan from the Lending Club to pay off a very high interest personal loan. Even if we take the full 36 months to pay off the Lending Club loan we use to pay that off, we'll still come out way ahead on that interest.
Thanks for the details. Looks like you're extremely well organized for managing your finances. One other question: What is your position at Chevron? Thanks.	I'm a deepwater Drill Site Manager.

Member Payment Dependent Notes Series 472483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472483	$19,000	$19,000	7.05%	1.00%	January 11, 2010	January 15, 2013	January 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472483. Member loan 472483 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Jacob Inc	Debt-to-income ratio:	7.00%
Length of employment:	10 + years	Location:	Sanford, FL

Home town:
Current & past employers:	Jacob Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,606.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
IS Jacob Inc THE SAME AS Jacob Towing Services Inc ?	No, Is Jacobs Engineering Group. For the past 35 years I have been working as a jurneyman as a Welder and Pipefitter. I take diferents contracts all over the South East. My last contract before Jacobs was with Scherer Nuclear Plant t throught BE&K Inc.
What year is this BMW? Pretty cheap for a BMW... How come you decided to come to Lending Club instead of traditional banks? What are your monthly rent payments? Do you pay your credit cards off in full every month? I'm curious why you have a revolving credit balance of $2606, whether you have a lot of monthly expenses or whether you're carrying a balance.	The BMW is a 2004 and the regular prize is $21000, Im coming with $2000 down. I have not gone to the bank because I dont have the time, Im working in S.C. and the car is in FL, this is easy for me but this is taking to long I may go to the bank on Friday. I leave with my Doughter and son in law and I only paid $500 a month because Im a jurneyman and I get pay perdeen. Some time I do pay the balance on my credit card in full, I only use that credit car for my personal expence and I was told to use and keep this credit open for goog credit report. I dont understand why its taking so long, I have good credit and I realy thought this was going to be a lot easy than going to the bank.

Member Payment Dependent Notes Series 472505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472505	$8,000	$8,000	7.40%	1.00%	January 6, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472505. Member loan 472505 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Hagerman & Company	Debt-to-income ratio:	0.44%
Length of employment:	2 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Hagerman & Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	21
Revolving Credit Balance:	$666.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the delinquency 21 months ago? Thanks.	My wife and I were going through a divorce. I had to pay for child support, and she didn't want to pay the mortgage. But we sold the house, and my wife and I are still together.

Member Payment Dependent Notes Series 472555

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472555	$16,000	$16,000	14.96%	1.00%	January 11, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472555. Member loan 472555 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Papyrus	Debt-to-income ratio:	24.63%
Length of employment:	6 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Papyrus
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	30
Revolving Credit Balance:	$21,557.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16,000 DC loan questions: 1- Position-Role @ Papyrus is? 2- Rent and vehicle payments (if vehicle applies) paid per month are $? 3- Credit Report reflects $21,557 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.23.2009 @ 6:09 AM ET.	1. Visual, Marketing & E-Commerce Manager. 2. Rent is $600/month, vehicle is paid off. 3. Paid per month = Approx. $500-600. More if additional income is available. Many thanks.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (30 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hello, thank you for your question. I am not. Our combined income is approximately $120,000. My bills are as follows: - Rent ($600) - Cell ($90) - Car Insurance ($50) - Charitable Donations ($50) - School Loans ($100) - Food ($400) Disposable income is split out between debt repayment and other needs. The main card I would like to pay off with this loan has a balance of $10,000 and an interest rate of 30%. Despite my debt, I have maintained a good credit score, but with recent changes in the credit industry and rates shooting up, I am having more trouble making payments above the minimums, something I have always tried to do. The issue on my credit was a school loan payment that was delayed, I believe it was because they had the incorrect banking information (it was an electronic debit). My job is very secure, and I am currently looking for a higher-paying job. However, I do work in a creative field and would have sufficient freelance work in the event that I lost my job. Thanks much.
$600 rent in Sacramento CA? I did not know that was possible.	Have you ever been to Sacramento? Perhaps you should do some research on Craiglist. I do not live alone.

Member Payment Dependent Notes Series 472631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472631	$1,500	$1,500	12.87%	1.00%	January 8, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472631. Member loan 472631 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Armada	Debt-to-income ratio:	19.80%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Armada
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,454.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What debt are you wanting to consolidate? Also, how do you live on $1,500/mo in SF? Regards; Art	I want to pay off an unexpected bill. I live with a budget, so it's not that difficult. I also share a room with a friend to keep the rent low. Thanks

Member Payment Dependent Notes Series 472636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472636	$8,000	$8,000	7.05%	1.00%	January 12, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472636. Member loan 472636 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Prince William County Schools	Debt-to-income ratio:	1.73%
Length of employment:	10 + years	Location:	FREDERICKSBURG, VA

Home town:
Current & past employers:	Prince William County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > Greetings, Refinancing higher rate auto loan. Solid credit history. No worries. Thanks. Borrower added on 01/08/10 > Greetings, Refinancing auto loan, solid credit, no worries. Thanks.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,248.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions that need to be answered first. Member_596860. Can you list your monthly expenses? Can you list your debt balances and interest rates? What is your role at Prince William County Schools?	That's a tough one. We have lived on a budget since the late 80s when we were first married. We budget for food/utilities/mortgage/phone/savings/giving/car expenses/entertainment and all other expenses. We attempt to build up our savings most months, but some months with kid needs, etc., we use much of that. We drive older vehicles, I am attempting to refinance a recent auto loan for a better rate. I have worked as a middle school guidance counselor since 1994. I realize you are probably looking for hard numbers, but I thought this would suffice to give you confidence to invest. Take Care.
As investors we look for the "hard numbers" to see how financially sound the investment is. I would like to understand what the numbers are also along with the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Have you checked in to other auto financing avenues and, if so, what were the interest rates offered? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Greetings, I have one mortgage with 7 years left to pay. I am the sole wage earner. We have always used a credit card, but pay it off every month. Earn the rebates. Have been doing that since the mid-nineties. I am as vulnerable as anyone to job loss I guess, but have been very fortunate so far with a steady work history. Best wishes.
Member_596860, Yes, most lenders here need to have transparency. We need to see numbers. So, if you can give those, great. If not, I'll pass.	I prefer not to break down every single amount of my monthly budget, a bit too much transparency for me. I've had an outstanding credit rating since college when I started building one back in the 80s. We have always paid every loan in full from college loans to furniture. I am 7 years away from having my house paid off. This recent auto loan is my only other obligation besides the house. If this is not transparent enough, I certainly understand if you need to pass, no problem there. Take Care...
Hello. It would be helpful if you can answer the following questions: Do you pay off your credit card debt every month? Do you owe money on a home equity loan or on any other major debts outside your mortgage? Finally, do school guidance counselors have tenure like teachers do? I just want an idea of job stability with that last question. I hope you have a wonderful New Year.	*Yes, have been paying credit cards in full every month for over 20 years, use them for rebates and convenience. No other debt besides mortgage which will paid in full in 7 years and a recent car loan which I hope to get a better interest rate on here. *We are treated like teachers in that regard, but generally it is referred to as seniority, which I have, but one never knows in this current day and age. I guess we are all susceptible to some sort of systemic breakdown of the educational system. At this point I am not particularly concerned. I hope that answers it. Best wishes to you this year as well. Take Care.

Member Payment Dependent Notes Series 472722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472722	$6,250	$6,250	12.87%	1.00%	January 11, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472722. Member loan 472722 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,428 / month
Current employer:	n/a	Debt-to-income ratio:	13.61%
Length of employment:	n/a	Location:	ABSECON, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	25
Revolving Credit Balance:	$8,471.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472730	$10,000	$10,000	15.31%	1.00%	January 7, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472730. Member loan 472730 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,250 / month
Current employer:	Associates in Medical Management Inc	Debt-to-income ratio:	8.00%
Length of employment:	9 years	Location:	TUCSON, AZ

Home town:
Current & past employers:	Associates in Medical Management Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Getting my first home soon..I really need this..This will create some breathing room for me..I promise to not pay it off too fast! Please ask any questions you may have..Thanking you in advance..MRO Borrower added on 12/29/09 > Im wiping out two thirty percent credit cards with this, and one thats at twenty one percent..I really really need to do this..This will not be a problem to pay whatsoever. Borrower added on 12/29/09 > Job stability..I am trapped working for my Mom and brother in thier medical billing company..I coudnt leave if I wanted too..Job stability one hundred percent..Please fund me, i was scared putting a inquiry on my credit reports, dont want to do another... Borrower added on 12/30/09 > To the lender/member who asked me about the status of my house loan..I have a fully executed sales contract..This was a B of A short sale, which is in Phase3..Im fully expecting, and am being told to expect a January move-in.. Borrower added on 12/30/09 > I love this, its like a telethon..The fix Michaels credit telethon.."LETS LIGHT UP THAT BOARD"!!!!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,529.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your spouse? 2. Mortgage/ Rent payment per month is $_____? 3. Car payment(s) per month is $_____? 4. Please itemize your CC debt and payments? ________ 5 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 6. How confident are you that you will pay this loan back?	1 wage earner..I dont pay mortgage or rent, live in a friends condo thats paid for..My vehicle is paid for..My cc debt is my only headache..$2200 to chevron at 31%..$3000 to B of A at 24%..$5800 to chase at 17%.. I pay power and cable, which is nothing..The house Im supposed to move into soon will have me a $670 dollar a month payment.. My girlfriend will move into the new house with me eventually..Again, my crappy credit cards is whats got me here..2 to 3 hundred a month going to the high rates.. Your last question..I am 100% confident i will repay this loan..It wont be a stretch either..Im doing ok for a single guy..No kids..no bad habits..decent income...
Hi: what are the current payments on your credit cards? How will your new home be financed, and how will the monthly $670 payment affect your budget?	My credit card payments..They are all minimums of $90 to $100..I usually give $120..My new payment using the club would be $8 dollars more than Im currently paying..($358) totally do-able..My new home is USDA financed, no down payment, I have the $4500 closing costs in the bank..The monthly on that is no problem for me..I give alot of money away to lots of needy in my immediate life..Ive ceased recenlty in anticipation of being a homeowner..Getting off these credit cards is another step to being fully ready of this house and the costs that may arise..
You are purchasing a new home? Are you already pre-approved? How much do you plan to put down for downpayment? I'm not sure I understand your financial situation. If you are currently living rent free and have little expenses, what are you doing with the rest of your money? And how did you get into such a big debt?	Hi, if its ok, i answered a couple of these in my last resonse to a lender..The big debt, well, honestly...I lived a rebel life most of my life, got off booze and dope abhout 15 years ago, and the first credit cards that all came were the worst ones, high rates, introductory rates...so the 17% card went to 24%..then the economic times pushed it to 27%..I was stupid..and boy Ive learned!!!I have lots of people in my life, and around me in bad situations, and i give, and sometime waste, money on them..most of the time (75%) its for the better...Im helpin, and the Karma and love that can come from it is more important to me.. Im not a gullable fool..I overly share..and pay for it..But as Ive said, Ive gotton out of that buisness mostly..Im paying $1800 for someone i care about to go to trucking school..He'll get his CDL license, and guarantee'd job..Just one of a hundred examples.. I care more about the dollar now..and personal security..Ive closed the money spout to all peoples, and Im working an myself.. If I need to elaborate more, Im more than happy..I want to borrow your money, so, your the boss...
Is the $670 PITI? Does it include PMI? Will you have any HOA fees? Thank you in advance for your answers.	Yes, i got a awesome deal..Its a 2006 3bd home on a acre ranch property, brick..in a rural area.. Um..PMI, I WONT have the insurance on my monthly..thats the good part of a USDA loan, a one time charge of around $2400 is factored into the loan..otherwise Id have almost a $900 a month payment..HOA fee's? NOPE...Although this area may head towards someday..
I am not sure what you mean when you say you will not have insurance on your monthly. Do you mean that your Property Insurance is not included in your mortgage payment? Are your Property Taxes included in your mortgage payment? Usually when borrowers do not put 20% of the cost of a property as a downpayment, the Lender requires "extra" insurance (PMI). Are you saying that USDA is not requiring PMI? You say it is a 2006 home - have you verified that the toxic drywall (discovered recently to be in many homes constructed during that timefram) was not used in the construction of the home? Thank you in advance for your answers.	Um...the insurance..its a $2400 line item on the loan paperwork..Copying the following my USDA paperwork for you... There is no monthly PMI, however USDA loans require a 2% Guarantee Fee that is financed into the loan. Since there is no monthly PMI the mortgage payments are typically less than other loans. Um..Its passed the home inpections..The previous one, and the one I had my uncle do (certified inspector)..
Thank you for explaining, not it makes sense to me. The homes that were constructed with the toxic drywall passed inspection - the problem was not apparent initially. You may want to ask your uncle about the specific issue, and Google "toxic drywall" for more information. I don't want to discourage you, but don't want you to get stuck with the problem so many other folks are now facing either. You are close to maxed out on your cards - paying them off with this loan will take care of that immediate concern. Looking ahead, what actions have you taken, or will you be taking, to keep your debt at a manageable level?	First, thank you for the heads-up and advice on the home issues..I actually didnt know about bad drywall... My future actions to keep my credit card problem at bay? Thats easy!!!No more get it now, pay later living..House/Car, yes..Thats it...I'll keep one for emergencys and stuff..But Im thouroughly done with the credit cards..I dont really need em..I got buisness ideas and dreams comin outa my head all day long..I dont think Im gonna be a (debt person) for the rest of my life.. It sounds like Im talking to my Mom..Is that you Mom!! (I didnt see your name on the list of lenders).. If it is, Im making a fat ol' slow cook pot-roast in the cooker you got me for Christmas!!!)

Member Payment Dependent Notes Series 472762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472762	$10,000	$10,000	16.00%	1.00%	January 11, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472762. Member loan 472762 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	CDI Marine & Government Sevices	Debt-to-income ratio:	19.18%
Length of employment:	2 years	Location:	Portsmouth, VA

Home town:
Current & past employers:	CDI Marine & Government Sevices
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I look forward in dealing with you. I truely believe that this will be the beginning of a very prosperious business relationship and will open up for many more to come.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 HIP loan questions: 1- Position-Role @ CDI Marine-Government Services is? 2- Mortgage and vehicle payments (if vehicle applies) paid per month are $? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor)Virginia Beach, VA sends 12.24.2009 @ 5:30 AM ET.	I am an Industrial Technician. My duties are as followed: 1)Assist Engineers in the development of miltary vessels inhancement/repair/ fabrication 2)Fabrication/repair of miltary vessels 3)Inside Machinist Mortgage payment-1,050.00 vehicle payment-402.00
What is the purpose of this loan? Please be as detailed as possible. Thank you.	The purpose of this loan is to remodel the inside and outside of my home. I want to expand the kitchen and build a garage with a room over it. By doing these renovations, I will increase the value of my home.
What is your current position? Can you confirm that you have no revolving credit debt? What are your monthly expenditures? What are the inquiries into your credit history? Have you applied for other loans?	I am currently an Industrial Technician. My duties are as followed: I assist the Engineers in the development of military vessels by fabrication/repair/ inhancement I am an inside manchinist I fabricate/ repair military vessels I have no revolving credit cards and I can confirm. I closed out my most recent credit card which was an American Express approx. 6 months ago. I have my mortgage-1,050.00 and vechicle-402.00
Greetings - What type of home improvement are you thinking of doing? Art	The improvement that I am working on is to expand my kitchen by 10 feet and build an attached garage with a room over it.
Would you please tell us a bit about your home improvement plans, and how the loan payment will fit into your budget? The more detail the better - loan requests here are funded by many different investors, each with their own selection criteria. Thank you in advance for your answers.	I am currently working on improving my home by have my kitchen expanded by 10 feet and building an attached garage with a room over it. These renovations will increase the value of my home which will benefit me in just one year. The loan will be repayed back months by way of direct debt from my checking. The amount of the loan will fit in to my budget without a problem because based on how much I make and how much I have saved I can fit up to 425.00 into my new budget before things start to get tight.
what is your nature of business?	I am currently working on improving the value of my home and comfort by expanding by kitchen by 10 feet and building an attached garage with a room over it.
Once the addition is completed, do you plan on selling your home? Renting out the room over the garage?	After the addition I will not be selling my house. This is my first home and it means alot because I had the opportunity to recieve the size of the home that I wanted and on the water. I plan on keep it for as long as I can. I do plan on moving into a bigger house one day and renting this one out once I have advanced in my career and have become well established. The room over the garage will be for my oldest son because at the end of this school year, he will be coming to live with me and his other 3 siblings.
Please explain the 5 recent credit inquiries. Are you the sole wage earner in the household or is there another? If there is another, what is your combined income? What is your contingency plan to repay this loan should you job be eliminated? Thank you and good luck with your loan!	-The recent inquires on my credit report comes from me shopping around for the best possible interest rate along with the maxmium amount of funding that I could receive for the projects in which I plan on getting done. I have not opened any new lines of credit other then what you may see on my credit report. -I am currently a college student and I am the sole provider/wage earner in my household. -My plans are to repay this loan back by direct debt of my checking account. I will make 12- 18 monthly payments, then from that point I will take 80% of my federal tax return income of the filing year as an addition payment. Before the 3 year mark is established I will refinance my home and pay all remaining lended funds along with all other bills that may be around at that time. - If by chance my Job is elimated I will be aright for a max. of 6 months living on my savings and small investment plan but I will not needed that long based on the career that I have. I am in an Industrial Field that is constantly evolving so the likelyhood of me being out of work for a long period of time is very slim.
Are you doing the project yourself, or will you be hiring a contractor?	I will be hirng a contactor so I can receive the best possible job with a warranty.
you state that you are employed by CDI Marine & Government Sevices but later you state that you are a college student. you also state that you have 3 children living with you and another coming shortly. it seems you have a full time job with the 3 children being your responsiblity and with college plus another child coming. do you have help? Are you paying allomony?	Yes I am a full-time employer and a full-time student but I am a father first. I have a younger sister that assists me when I need to along with my mother who lives in the area as well. I solely have been providing for my children for approx. two year and I do not pay allomony. I currently pay 200.00 a month for child support but that will end in the month of march with the arrival of my son.

Member Payment Dependent Notes Series 472788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472788	$15,000	$15,000	16.35%	1.00%	January 6, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472788. Member loan 472788 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	0.78%
Length of employment:	n/a	Location:	Hamilton, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I am a partner in the company in which I earn my income, and my partner earns $160k/year. Lending Club does not have a field for co-signer information, so you do not see his information listed here. We will be paying back the loan together. However, I earn enough to repay the loan myself, I have no other revolving accounts, and rent expenses are covered by my fiance. My credit score is 740+.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,343.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! What is the source of your current income? If employed, by whom and for how long? Please provide a detailed Loan Description. Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	We work on high-traffic web projects funded by VC, and are involved in very prominent projects. VC organizations tend to ask for Net 30-60 payment terms, so we are seeking working capital to help prevent our development team from waiting 2 months to be paid.
Is it your intent to pay off this loan entirely in approximately two months?	No, this is intended to help with payroll to offset long payment terms set by our clients.
What is the nature of your business?	We develop web and mobile software for venture-backed clients. Most of our projects are with long-term multi-million-dollar budgets, because we offer scalable solutions that only a handful of technical teams can.
How long has your business been in operation?	12 years as a sole proprietor, 1.7 years as an LLC. In our first partial year as an LLC, we generated 284,000 in revenue. In our first full year (2009) we generated over 730,000 gross revenue. Our estimates for 2010 are to double that number.
If this loan is intended to help pay your payroll during the next 60 days, why then are you not intending to pay the loan back in full after 2 months?	Our payroll gap for most of Q4 2009 was approximately $25k. As we grow in 2010, this loan will help us prevent 60-day gaps between contractor payments (this is how you lose your best people). We expect to be able to handle our payroll without assistance by Q3 2010, which is why this loan will not be repaid within 2 months. However, if Q1 2010 is better than last year's, we may be on a 3-4 month timetable.

Member Payment Dependent Notes Series 472791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472791	$18,000	$18,000	12.87%	1.00%	January 7, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472791. Member loan 472791 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	US Investigations Services	Debt-to-income ratio:	21.09%
Length of employment:	3 years	Location:	Weaver, AL

Home town:
Current & past employers:	US Investigations Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > My husband and I are trying to pay off high interest credit cards as soon as possible. We both have steady jobs and are very hard working. I have had the same job since I graduated college and my husband is a State employee with almost 10 years in his current job. We do not want to file bankruptcy because it could damage our careers. We just want a sense of relief. We have both been working 2 jobs each to help pay towards these debts. We have slowly paid off one credit card. The creditors do not seem to want to help us in lowering the interest rate. SOMEONE, PLEASE HELP! We would love to start a family soon but this is all I can ever think about. Borrower added on 12/29/09 > I would like to say thank you to everyone that has helped fund my loan so far. My husband and I really appreciate the generosity that each of you have shown. Borrower added on 12/29/09 > Please feel free to ask any more questions. I also forgot to inform everyone that I suffer from a hair condition called alopecia areata. Since July 2007 I have been purchasing and wearing hair pieces which costs anywhere from $250+ every 4-5 months. Not to mention the shampoos and conditions that have to be used to maintain the hair piece. Borrower added on 12/29/09 > I also forgot to include $175.00 and $82.00 in Student Loans each month that are expenditures along with a $243.00 car payment each month. Borrower added on 12/30/09 > I have a better breakdown of our income compared to our debts each month which will make for a better understanding: Total household income: 5072/month Credit Cards: Capital One: 350.00 (balance: 9400.00) Chase: 750.00 (Balance 31000.00) Wachovia: 100.00 (Balance 3200.00) Bestbuy: 25.00 (Balance 1400.00) Discover: 100.00 (2300.00) Student Loans: 82.00 and 175.00 Car Payment: 243.00 Home: 325.00 Child Support: 375.00 NetFlix: 9.44 Water/Sewer: 45.00 Allstate: 41.80 and 80.00 Alabama Power: 161.00 CableOne: 168.00 Alagasco: 59.00 Yearly Land Taxes divided by 12: 25.00 Groceries/Pet Supplies/Prescriptions: 600.00 Entertainment/Eating out: 200.00 Gas: (fluctuates) About 150.00 Total remaining: 1009/month In this we are not including any medical bills that may arise, any costs for utilities that may fluctuate, and any extra money put towards credit cards. If Chase does not accept the offer of $17,190.00, we will pay off the Capital One, Wachovia, BestBuy, and Discover for $16300.00 which will leave 890.00 to be put towards the balance of the Chase card. While paying on this loan for 3 years, we will increase our monthly payments of loans/credit cards to only $30/month but all will be paid in 3 years after LC Loan is paid in full. After 3 years, we will use the $575/month that was used on the other 4 cards to the $750.00 we are using towards the Chase account. We will then hopefully be able to pay off the Chase account within 5 years according to an online debt calculator. Borrower added on 01/03/10 > We just found out some GREAT news! My husband just spoke to Chase at 7:45 PM Central (Sunday 1/3/2010) and they have agreed to settle with the following payments: $350.00 by 1/13/2010, $6251.00 by 2/12/2010, $6251.00 by 3/14/2010, and $6253.00 by 4/6/2010. That is a total of $19,105.00. We have $2300.00 in savings so the remaining between the LendingClub loan and this settlement, we would have the total amount to pay Chase off. They would only accept 60% of the balance and we have to let them know within 24 hours if we will be able to pay. Please everyone! We would really appreciate your help.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	26
Revolving Credit Balance:	$12,076.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide some info on the credit cards you are consolidating including interest rates and the current monthly payments you are making?	Capital One: Balance: 9393.81, minimum payment $314.00. Interest: 29.40%, finance charge: 220.50. Chase: Balance: 31841.16, minimum payment: 734.00. Interest: 27.24%, finance charge: 711.00. Discover: Balance: 2327.69, minimum payment: $40.00. Interest: 12.24%, finance charge: 30.73. The Discover card is my personal card in which I had throughout college. I've had this as my only credit card. This will be paid off by the end of February. As far as the other 2 cards, these are my husbands cards which he has had for more than 10 years. He went through a divorce and had to purchase everything in our home due to his ex wife getting everything except for the home. The Chase account is closed. This is truly the only account that worries us. The Capital One account can eventually be paid off but we are hoping to be able to settle with Chase to receive a lower balance so we can pay it off in full. This is why we applied for Lending Club. My husband and I have never been delinquent on these accounts. We just can't afford anything else. The Chase minimum payment is more than what our house payment is each month.
What are the interest rates and amounts on the credit cards you wish to pay off?	Capital One: Balance: 9393.81, minimum payment $314.00. Interest: 29.40%, finance charge: 220.50. Chase: Balance: 31841.16, minimum payment: 734.00. Interest: 27.24%, finance charge: 711.00. Discover: Balance: 2327.69, minimum payment: $40.00. Interest: 12.24%, finance charge: 30.73. The Discover card is my personal card in which I had throughout college. I've had this as my only credit card. This will be paid off by the end of February. As far as the other 2 cards, these are my husbands cards which he has had for more than 10 years. He went through a divorce and had to purchase everything in our home due to his ex wife getting everything except for the home. The Chase account is closed. This is truly the only account that worries us. The Capital One account can eventually be paid off but we are hoping to be able to settle with Chase to receive a lower balance so we can pay it off in full. This is why we applied for Lending Club. My husband and I have never been delinquent on these accounts. We just can't afford anything else. The Chase minimum payment is more than what our house payment is each month.
HOW DID YOU GET INTO THIS BIND ?	Capital One: Balance: 9393.81, minimum payment $314.00. Interest: 29.40%, finance charge: 220.50. Chase: Balance: 31841.16, minimum payment: 734.00. Interest: 27.24%, finance charge: 711.00. Discover: Balance: 2327.69, minimum payment: $40.00. Interest: 12.24%, finance charge: 30.73. The Discover card is my personal card in which I had throughout college. I've had this as my only credit card. This will be paid off by the end of February. As far as the other 2 cards, these are my husbands cards which he has had for more than 10 years. He went through a divorce and had to purchase everything in our home due to his ex wife getting everything except for the home. The Chase account is closed. This is truly the only account that worries us. The Capital One account can eventually be paid off but we are hoping to be able to settle with Chase to receive a lower balance so we can pay it off in full. This is why we applied for Lending Club. My husband and I have never been delinquent on these accounts. We just can't afford anything else. The Chase minimum payment is more than what our house payment is each month.
What are your monthly expenditures? What is your husband's income? What is the delinquency you have on file?	Our monthly expenditures is about $2900.00 with credit cards, house payment, child support, and normal utilities. I also have to pay a personal use charge on my company vehicle each month which is $140/month along with personal mileage taxed at the end of the year. My husband's income is $44,000/year. We do not have any accounts which are currently delinquent. We are planning on replacing $700-$1000.00 of the monthly expenditures by replacing this loan for $605/month which would be paid off in 3 years instead of what seems like a lifetime. Right now I am taking one check from one of jobs each month and paying off one credit card. This will be paid off by the end of February.
Thanks for the answers. If your monthly expenditures are less than $3K per month, there's about $2K surplus each month. What are you doing with the $2K surplus each month? In addition, I asked what was the delinquency on your credit report. If you look at your profile, you'll notice your credit report shows a delinquency. Do you even know what it was?	The deliquency was from when I moved and did not receive a bill for Victoria's Secret. This was paid in full when the creditor contacted me by phone within 30 days of the account being past due. This account is no longer in use. As far as the $2000.00 goes, I asked my husband the same question after looking at what I typed to you last time! This extra money goes towards groceries, school supplies and clothes for my stepdaughter, pet supplies/grooming, and we are putting extra towards credit cards when possible. Also we are having to pay insurance to my husband's exwife for my stepdaughters vehicle that was purchased by my husband's exwife. We also had to have trees cut down in the yard. I just recently began making $45000/year within the last 6 months. I was making $35500.00.
How much has Chase agreed to accept as a payoff on the ~32K that you owe them? What changes have you made to your budget so far to get control of your finances?	I had applied for the loan of $18,000.00 on here because I wasn't sure if I could receive more or if this was a legitimate company at first. We are hoping they agree to accept $17,000.00 because after fees are taken out, I will only be receiving a loan for $17,190.00. I have been reading "The Complete Idiot's Guide to Getting Out of Debt". It states after you receive a loan amount to send a letter to the creditor asking that the amount provided could be the payoff amount due to not being able to afford any further monthly payments and having this in the bank (so-to-speak). I have read most creditors will accept 50% as long as they know they can receive a large lump sum instead of hoping that the individual continues to pay. If Chase does not accept the $17,000.00, than we will use the money towards the other credit cards and fixing our roof that the insurance company will not cover. We have cut back on spending money on clothes for ourselves, going to the salon, tanning bed, eating out at expensive restaurants, and buying things for hobbies. I picked up a 2nd job 5 months ago and my husband does photography on the side part time to help make larger payments on the accounts.
First of all, Lending Club is a very legitimate company - I tend to be skeptical (and yes, critical) and would not be investing my money here if it was not totally legitimate. The concept is Peer-to-Peer lending (P2P), or as I prefer to think of it, People helping People. I have not read the Guide you refer to, so this is only my opinion, but I lean towards getting a payoff agreement from the creditor, or have an alternative plan (with numbers) prior to getting a loan. I am a bit confused by the plan to pay off other credit cards and fix your roof if Chase does not agree to a 17K payoff. What would the numbers be? How much would you then be paying in CC debt, plus your loan with Lending Club, plus your normal monthly living expenses? Maybe you have all that planned out - it would help if you would spell it out for potential investors. (Or at least for the ones that are as critical as I am!) You also may find the free tools online at yodlee.com helpful in managing your finances. It provides you with a clear picture of your finances from a general perspective as well as from a detailed level.	Thank you for the help! I will look at that website as soon as I finish responding to your comment. I had never heard of Lending Club until I read the book mentioned in my previous reponse to a question. I was skeptical at first when I applied for the loan but after receiving so many honest questions regarding the need for this loan, I am certain it is legitimate. What I meant by the loan about if Chase will not accept the offer, We are planning on paying off the $9393.81 balance for capital one, $2327.69 balance for Discover, and $5000.00 for a new roof. We are currently paying approximately $500.00 each month for just 2 credit cards (one of which will be paid off soon and the other we have no idea due to the 29.40% interest rate). We would be paying $105.00 extra each month for 3 years and this would pay off 2 credit cards and we could afford the new roof. After the 3 years and probably pay increases at work, we could put the $600.00 extra per month towards the $734.00 minimum payment we are currently making to Chase and it would be paid off within 5 years after increasing these payments according to a payment calculator I used online.
What is your ultimate goal? Are you trying to become debt free? What recent financial education have you done, i.e. reading, education or counseling?	We are wanting to become completely credit card debt free within 3-5 years. The only thing left after that is student loans for another 5 years after that and the mortgage. Our vehicle will be paid for in less than 5 years also. Also child support will cease by then. We have not received any counseling. We have been reading books about getting out of debt and also examples on the internet. We have also recently set a budget and intend to stick by that.

Member Payment Dependent Notes Series 472809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472809	$5,000	$5,000	15.31%	1.00%	January 7, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472809. Member loan 472809 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	chilton hospital	Debt-to-income ratio:	9.45%
Length of employment:	2 years	Location:	LINCOLN PARK, NJ

Home town:
Current & past employers:	chilton hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > pay off owed rent

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe how you have come to owe $10,000 in rent? Thank you; Art	My roommate had lost his job and we fell behind on payments for a few months. With rent, daycare, car expenses etc. payments mounted and debt ocurred. The rent is currently the only payment I am behind on.
How do you intend to make payments on this loan and stay current on your rent?	Well i have a good job were i make a lot of overtime, and i also have a roomate that has to help with the rent payments.

Member Payment Dependent Notes Series 472830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472830	$25,000	$25,000	12.53%	1.00%	January 7, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472830. Member loan 472830 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,305 / month
Current employer:	Bank of America	Debt-to-income ratio:	0.02%
Length of employment:	10 + years	Location:	KENDALL PARK, NJ

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: Purpose of loan? What are your responsibilities at Bank of America? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I bought a new car for my daughter for Christmas. I took a 401K loan to pay for the new car, but later realized I should have not touched my 401K as now I am not contributing to my 401K. It is too late to get a Car loan as I already have the car, so I figured I would get a dreaded Personal Loan instead. I am a V.P. at BofA working in IT as a Senior Oracle Database Administrator. I have worked in IT for the last 26 years straight with last 11 years at Merrill Lynch, which is now BofA. I am sole earner. I don't have any rent in the US as I live with family. I do rent a Condo in Brazil at $950 month (rent & condo fees are included in that $950). Other than my 401k loan I have no other loans. I've been working 26 years straight in IT and I have many contacts in the industry so I would be re-employed rather quickly. When BofA bought Merrill, I already had a position ready at another company via a contact there if needed. It was not needed as I am a Senior and valued employee in my field and BofA did not want to lose me. So I really don't anticipate losing my job as that would have happened already when BofA merged with Merrill in late 2008/2009. But, if I do lose my job I , I would simply just sell the new car as it is not a necessity for my Daughter, just a nice to have. She would understand..:-)....
Why did you get a 401k loan? For someone of your earning potential and credit score, that seems a rather unusual source of a car loan.	It was not unusual and totally logical at the time because the Interest rate on my 401k Loan is 3.25% and the Interest is paid to myself. A car loan was around 5% and the Interest goes to the bank. The Toyota Sales Rep was highly disappointed that I did not want their TFS loan....:-)....
This loan would be 12+%. How is that better than the TFS loan at 5%? Or is this an 'Oh Sh1t" type of thing. You realized the problem after the fact?	Exactly, after the fact.....too late now....:-).....

Member Payment Dependent Notes Series 472877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472877	$18,000	$18,000	8.94%	1.00%	January 12, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472877. Member loan 472877 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	n/a	Debt-to-income ratio:	12.29%
Length of employment:	n/a	Location:	Murrysville, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > loan is to consolidate bills My job is very stable I am always on time to make payments Borrower added on 01/06/10 > This loan is to only work on 1 credit card not all of my cards. the current balance on the specific card is approx 21,000.00 with a rate of 24%

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,689.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer and length of employment?	since 1990
What are the interest rates and amounts on the credit cards you wish to pay off ?	15-24%
# Current Employer: n/a	Monica & CO , self employed
# Length of Employment: n/a	since 1990
Please respond to the following: What is your current source of income? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	another income, appron 225,000 combined
Hint - when your employer is not a broadly known brand it is hard for lenders to feel confident that your employer and your employment will both survive the tough economy. I suggest you provide information about why your company and your job are secure and will survive the tough times.	I have a very stable hair salon business and has been for 20+ years
What is monid? Do you own the hair salon business? What's your annual profitability? You said in one answer that it was $225,000, but your profile says a gross income of $8750 / month, so I'm trying to understand what your take-home pay actually is.	monid is a nickname. Yes, I own the hair salon. approx 106,000 profitability 225,000 is the household combined income
Could you please contact lending club to submit the paperwork to prove your income? Thanks.	I received an email yesterday to submit a 4506-t form to obtain a copy of my tax returns. What other paper work is required? The 4506-T was emailed yesterday
I'd like to help you but need to know the rates of your cc debt. Also, do you plan to get rid of all the cc debt? If so, how?	there is only 1 card that i want to work on and its rate is 24%. I am not trying to wipe out all of my c debt.

Member Payment Dependent Notes Series 472908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472908	$25,000	$25,000	11.83%	1.00%	January 7, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472908. Member loan 472908 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Bank of America	Debt-to-income ratio:	11.40%
Length of employment:	9 years	Location:	Newark, DE

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I will be getting married in May 2010, and need assistance with Wedding Expenses. I currently work as a Manager in the Risk Management Area at Bank of America. I have been with Bank of America for 9 years and make $86,000 per year. I also have excellent credit and no delinquencies.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,361.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Have you set a wedding date and will you be using a wedding planner?	Hi, The wedding date is on May 15, 2010. We will not be using a wedding planner to save on costs. We are however, looking for a wedding coordinator on the actual day of the wedding to cover logistics.

Member Payment Dependent Notes Series 472921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472921	$16,000	$16,000	12.18%	1.00%	January 6, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472921. Member loan 472921 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,542 / month
Current employer:	VCC	Debt-to-income ratio:	19.71%
Length of employment:	4 years	Location:	IRVING, TX

Home town:
Current & past employers:	VCC
Education:	Valdosta State University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Lets face it...you just can't turn anywhere for help these days. I have gone to all the corporate institutions and asked for a consolidation loan and been denied by all of them. These same people that held out their hands to the government and were bailed out, refuse to help the people that need it the most. I am a hard working, full-time employed guy that just needs a helping hand. I pay my bills on time every month and never miss a payment. The problem is that I have to send out money to too many accounts and all that ends up happening is minimum payments. There is a story to the credit card debt and all you have to do is ask. I have nothing to hide. I recently got engaged and hope to use this loan to expedite my getting debt free. Again, I will answer any/all questions. Thank you in advance.....

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1975	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,735.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate such a large debt? Can you itemize your debt, including interest rates and monthly payments?	I owned a decorative concrete business for about 5 years. When I made the decision to shut it down, I was faced with a tough decision: file bankruptcy and walk away free & clear or use all of my available credit to satisfy what I owed. I chose the latter and have been trying get out from under this debt for the past few years. The debts ranged from advertising, warehouse lease, product/materials, office lease, employee severances,etc. The bulk of the debt is on two credit cards: Citi Card: $8,300 9.9% $165.00 Discover: $8,300 17.9%, 22.9%, 24.9% $168.00 Bank Of America: $5,200 14.9% $130.00 Wachovia: $3,200 12.9% $100.00 This are pretty rough estimates. I pay over the minimums every month but this is what the minimums have been the past few months. If you have any other questions, let me know.
Please respond to the following: What are your responsibilities at VCC? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? I admire your taking on the debt instead of taking the easy way out. Thank you and good luck with your loan	I am a project manager for construction projects. Currently, I have the only full-time job in the house. However, in January my fiancee will resume her career with the government. My monthly overhead is currently around $3,000. We are about to move to a smaller, lower rent apartment in an effort to pay off debts, save for our wedding/honeymoon and that will lower my overhead to around $2200/month. My job is secure as is my fiancee's. My contingency plan is to pay off this loan as fast as possible. Thanks for the kind words. Hope this answer will make it easier for you to lend a helping hand.
Hello out there in the Lone Star State.... Well, I can certainly sense your frustration with the present banking system and the way they are all propping up their own weak balance sheets with taxpayer money. So welcome to Peer-to-peer lending with Lending Club where the public can help fund your needs one person at a time! Lending a helping hand is what this service is all about. If you are HONESTLY willing to pay back these good folks that are now coming to your rescue as you kill off those outrageous interest rates, I will also consider joining in to help. My suggestion here is to take on the highest rate card you have and pay it off...then PAY US back and take out another loan with us if you need it. These folks at Lending Club also send reports to the credit bureaus...so build your credit score and get yourselves out of debt so you can start your new lives together on solid footing. Good luck Tex in getting the funding you need to begin cleaning house!	Sorry it took me a few days to respond. My honest intent is to take this loan, pay off the highest interest items that I have and pay back all of you good hearted people that have decided to help me out. If only I had known about this site a few years ago. Other than giving you my word, I am not sure what else I can do to get you to decide to help me out. Like my loan says, I am just an honest man looking for a helping hand. Thanks and many blessings to you in the new year!
If you could get Lending Club to verify your salary, it would probably help in getting your loan funded. Good luck!!	Their credit department called me yesterday and asked several questions about my employment, salary, current living situation and a few other questions. When the call was over they told me that I was approved and that they had no other questions. I am not sure how to go about getting my salary verified by Lending Club. Thanks.

Member Payment Dependent Notes Series 472938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472938	$10,000	$10,000	12.18%	1.00%	January 7, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472938. Member loan 472938 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	10.07%
Length of employment:	n/a	Location:	Philadelphia, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	7
Revolving Credit Balance:	$7,159.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472982	$25,000	$25,000	16.35%	1.00%	January 12, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472982. Member loan 472982 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,030 / month
Current employer:	ADN of delray Beach	Debt-to-income ratio:	10.52%
Length of employment:	1 year	Location:	boynton beach, FL

Home town:
Current & past employers:	ADN of delray Beach
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > My wife & I have an excellent credit history, My wife as well as a few family members who will be involved have many years experience in the restaurant business. We are in a highly desirable area for dining in south Florida (Delray Beach/Boca Raton), the demographics speak for them selves. We are taking advantage of someone's short comings. We are taking over a lease on a fully built out restaurant, the only construction needed to open is floors. We have a unique concept of Cuban/Continental Cuisine. The building also contains one of the only 5AM liquor license in the area which a loan will produce major revenue. We have been researching this for years and have finally decided to jump in to take advantage of the cheap rents. The money is being used for permits,the new floor and other opening costs as well as operating expenses. My wife also applied on here and we are both full time employees with verifiable income. My wife works two jobs. Thank you in advance for this opportunity. Borrower added on 01/01/10 > Something I noticed I would like to add, I noticed in my lending club profile it says I had a delinquency 14 months ago.I have never had a delinquency. I have a copy of Transunion, Equifax, and Experian and there are none listed as well. I am in the process of contacting lending tree to correct this mistake. Thanks Again to all Borrower added on 01/08/10 > I am nearing the end of my loan and I want to ease the mind of some people that may be considering investing. Repayment of loan will not only be based on my salary, my wife also works as a part time Dental Hygienist which generates an additional 2000/mth in revenue she will also be working in the restaurant once it opens which will also produce revenue

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	14
Revolving Credit Balance:	$13,160.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Small Business loan questions: 1- Position-Role @ is ADN of Delray Beach? 2- Rent and vehicle payments (if vehicle applies) paid per month are $? 3- Application reflects 1 year current employer. Provide three years work history prior employers or school? 4- Credit Report reflects $13,160 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) 5- Is loan intended to be short-term (usually repaid within 1 year) "Bridge Loan" to finance AP, AR, PR, equipment, inventory, prepaid business expenses? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 01.01.2010 @ 5:25 AM ET.	1. My role at ADN is General Manager.ADN is a restaurant by the name of Enigma in Delray Beach. 2.My rent is 887.00/month. I own two cars no payments on either 3.I was at my previous job for 8 years in Syracuse NY, which was a knife manufacturing company. My wife was a dentist in Cuba for 20 years and was not allowed to practice in New York so we relocated to Florida so she could get her Hygienist license. That explains my short work history. 4. One is a bank of America card with 7,000 balance on it, which covered moving expenses and a regretful car purchase for my youngest son lol. Min is 70 I never pay less then 200.00 the other is a citizen bank loan which was for home improvement for my home in Syracuse before we knew we were going to sell it. my credit report is showing a balance of 6113.00 which is incorrect, as of today it is 4900.00 we pay 150/mth so the answer is 300/mth 5. I would love to answer the question everyone wants to here and says yes paid in one year and that would be our goal as well, but in a realistic world the answer is probably no, but I will assure you a payment will never be missed over the term of the loan. The loan is for a new floor (5,000) and some renovations in the bar(8,000) area as well as some small permits the remaining amount will roll in to any unexpected operating costs. Like I said earlier I am new to this so I hope this answers all your questions, Thank You for your consideration

Member Payment Dependent Notes Series 473022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473022	$11,000	$11,000	14.26%	1.00%	January 7, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473022. Member loan 473022 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$25,583 / month
Current employer:	Nissan Motor Acceptance Corporation	Debt-to-income ratio:	10.21%
Length of employment:	10 + years	Location:	DALLAS, TX

Home town:
Current & past employers:	Nissan Motor Acceptance Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > I have received several questions and hope the following will help answer them. I hold a highly responsible, stable executive position at a major corporation, but can't specify responsibilities without revealing my identity. I have been employed there nearly 16 years. I have high annual income, as submitted in my application, but after a tough year for investments and lump-sum expenses, I am seeking a loan for some property taxes. I have never been delinquent on any obligation and am a good credit risk.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,789.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be more descriptive about Loan Purpose and Description.	Purpose is mostly for taxes. Although I have other means of borrowing, I have chosen lending club because of the very favorable rates available in peer-to-peer lending.
Please respond to the following: What are your responsibilities at Nissan? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Do you own your home outright? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a senior corporate executive and am the sole wage earner.

Member Payment Dependent Notes Series 473024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473024	$24,000	$24,000	11.83%	1.00%	January 7, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473024. Member loan 473024 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	3.33%
Length of employment:	n/a	Location:	San Jose, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Thanks for considering our loan. We just sold our house at a great price and got some equity out of it. Now we hope to move to a bigger house in the area and take advantage of prices being 25% lower than a couple of years ago. We have $140,000 down payment, but want to avoid having to ask for 2 loans to have the full 20% and avoid PMI, insurance, etc.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,469.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473083	$5,600	$5,600	8.94%	1.00%	January 11, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473083. Member loan 473083 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,125 / month
Current employer:	Reasor's	Debt-to-income ratio:	21.54%
Length of employment:	2 years	Location:	Skiatook, OK

Home town:
Current & past employers:	Reasor's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,085.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please provide some more details as to why you want this loan instead of just debt consolidation. You revolving credit balance only shows 1,085 yet you are asking for a loan of 5,600. Please explain.	Some of the debt that is being consolidated is in my wife's name, including a credit card in the amount of $2000 and a couple of small charge accounts. She is also employed-- with Bank of Oklahoma making $35,000 annually but her credit isn't high enough to qualify for an unsecured loan. Additionally, we just found out that we are expecting a baby in August and are planning to borrow enough to cover medical expenses so we don't incur any additonal debt.
Would you mind explaining what Reasor's is and what you do for them. Thanks	Reasor's is one of the largest grocery chains in Oklahoma. Currently I am the assistant food service manager, which means that I am the assist manager over all departments serving food (i.e. deli, restaurant, coffee shop, sushi bar, and bakery). I have been with the company for 2 1/2 years and am likely to be promoted to a manager position in my own store soon.

Member Payment Dependent Notes Series 473085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473085	$8,000	$8,000	11.14%	1.00%	January 8, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473085. Member loan 473085 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,888 / month
Current employer:	n/a	Debt-to-income ratio:	0.31%
Length of employment:	n/a	Location:	MADISON, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > This loan is to pay off a debt. Borrower added on 12/30/09 > I wanted to elaborate more info on this debt. To make a long story short. My bank deposited to much money in my account over six months ago. I had received a settlement from an Asbestos Claim. My son deposited the check and when I looked at my account I thought it was indeed all mine until I received a phone call at work telling me I was overpaid by $50,000. Needless to say I was shocked, I have paid all the money back except $8000. The problem is that I do not have much time before they close my account and issue a chardge back. I am trying to avoid this and save my credit among everything else. The bank has alloted me extra time due to the fact that I have made a sincere effort in resolving this issue. I am due another check from a claim, but will not receive that until February and the bank will not wait that long. Please rest assure that I plan to pay back every penny no matter what I have to do. I came here hoping that I could receive help and in return I will indeed sign up to help others. For all who have helped me thus far, I thank you for your trust and I promise if you all help me, this loan will be paid off in 6 months and not 3 years.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	65
Revolving Credit Balance:	$391.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a Quality Engineer for a company called Vendor Control Services. I make very good money and my employment is stable. I just had an unfortunate turn of events. Please feel free to visit my employers website at: www.vendorcontrolsi.com. I also receive a disability check from the military int he amount of $123 a month.
How long have you been employed at VCS? Does the monthly income of 4888 include the disability check?	Hi CriticalMiss, I have been employed for almost 2 years. It is a very stable job. My disability check is not included with the $4888. That is additional income that I will receive for as long as I am living. Thank you!
I trust that you have received verification, in writing, that the payment you were given was in error?	Hi Critical, Yes! I even went and seeked legal advice from my attorney. If it were not for my lawyer my bank account would be closed. As of now, all my other accounts are frozen. The bank will not put the money that I have in those accounts towards what I owe. I have never seen anything like this in my life and I have learned a valuable lesson. I did not balance my bank book as I should, I was careless. I had so much going on at the time that I did not take the proper time to handle my finances. I blame myself more than the bank, my finances are my responsiblity. Thank you for your concern!
That is a relief - I was afraid you might have been scammed somehow. Ask your lawyer of course, but when you get your settlement in February - usually there is documentation with it that spells things out. Back to your loan - your listing on Lending Club indicates no employer, and zero length of employment. I am not sure that you can correct that yourself - you may have to contact Lending Club to ask them to correct it. Many investors look for potential borrowers that are employed, and have been employed for more than a few months, so correcting your listing may help get your loan funded faster. I am expecting to have funds available in a week or so, and will be back to help fund your loan at that time, if it is not 100% funded before that. Good luck to you!	Thank you so much! I have tried to correct that but I cannot and I will contact Lending Club to correct this.

Member Payment Dependent Notes Series 473133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473133	$25,000	$25,000	15.31%	1.00%	January 11, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473133. Member loan 473133 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	BERKSHIRE FACULTY SERVICE	Debt-to-income ratio:	16.36%
Length of employment:	8 years	Location:	PITTSFIELD, MA

Home town:
Current & past employers:	BERKSHIRE FACULTY SERVICE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I HAVE A CREDIT CARD DEBT WITH HIGH INTEREST AND I WANT TO PAY IT OFF ASAP AND START DOING SAVINGS FOR MY CHILDREN COLLEGES.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,756.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473161	$6,000	$6,000	7.40%	1.00%	January 6, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473161. Member loan 473161 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Greece Central School District	Debt-to-income ratio:	13.66%
Length of employment:	5 years	Location:	Rochester, NY

Home town:
Current & past employers:	Greece Central School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,796.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I would appreciate it if you could answer a few questions. Do you pay off your credit cards each month? Outside of your mortgage, what debts do you have including any HELOC? Do you currently have tenure at your job and is your position secure? Do you have any resources that can back up this loan (for example, emergency funds)? I hope you enjoy a wonderful New Year.	Most months I pay off all of my credit card. Yes we have one car loan and a student loan. Yes I have tenure and a secure job. I have a small money market that I prefer not to touch.

Member Payment Dependent Notes Series 473163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473163	$15,000	$15,000	19.13%	1.00%	January 6, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473163. Member loan 473163 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	9.96%
Length of employment:	n/a	Location:	saint francisville, LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I have relisted my loan to increase my loan request to cover what the full amount I need, I had no idea this program is so efficient. THANK YOU. (I HOPE THIS IDEA CHANGES OUR BANKING SYSTEM FOR EVER!) I am seeking a loan for $20,000 to be used in my and my husband's family business. The money will be used for working capital. To make a long story short, we built a truckstop with money borrowed from a fuel supplier. Our fuel supplier is our landlord. We had a partner. We opened in late 2007, and ran it on our own until Feb. 09. During that time, we made the company around $300,000. In Feb. 09, our partner's wife got involved are we are now broke. The fuel supplier (our landlord, AmarOil.com) evicted our company for owing money on past due invoices. We have created a new company. Our landlord wants to cut me and my husband a new lease purchase, with a 15 year fuel contract. No partners. However, he cannot loan us any money because our partner could possibly sue him for kicking them out and not giving them a loan if he gave us one. He is waiting on us to come up with around $40,000 to use as working capital to get back in. We make him money (1.5 cent a gallon). My husband has also applied for a loan on here for $24,000. I am applying for $20,000 in my name. My credit score is in the high 600's. I have 6 after 30 day payments on my credit. They are on student loans, which I was late on in late 2005 because of hurricane Katrina. I have fought and fought with Sallie Mae to have them removed, but no avail. I make one loan payment, but I actually had 6 student loans, when I was late on the 1 payment, they hit me 6 times. If I am funded this loan, it will be paid back through business profits. Even in a recession, people buy food and fuel. This is not a lucrative business, but it is slow and steady. We have over 2 years experience in it, and do very well when it is just me and my husband. YOU WILL BE PAID BACK. Thanks Sincerely Casey Borrower added on 01/03/10 > Update* Me and my husband sent our stuff in to LendingClub on Friday night. We see no reason they will not be able to verify this loan. We are hoping to be verified by Tuesday. Thanks To All

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	42
Revolving Credit Balance:	$12,730.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the listed $10,417 your income or the joint income of you and your husband?	Yes, this is our joint income.
Hello. I am one of the investors who may decide to help fund your loans on Lending Club. The investors have access to a very limited amount of non-personal information from your application and basic credit scoring info. However, we often need to ask borrowers additional questions to better understand how your ability to repay might change as a result of this loan or other life factors. You have been very frank in providing information on your circumstances, which is appreciated. However, I'm sure you can understand that because of the default rate for such loans, many of the investors at Lending Club will not fund business loans without some additional information. Would you mind providing some details about the following? Please provide as much detail as you would want if a stranger asked you to loan him some money. I suspect your answers will be helpful to investors of both loans (husband and wife) so I am asking it to both of you so everyone reading either loan will see your answers. 1. Do you have any remaining liability or judgments for the previous business partnership? Are you a party to a potential judgment from the previous business? Would a reasonable person anticipate that you could be in the near future? 2. What is the status of the facility now? Has it been closed since your eviction in Nov '09? Realistically, if you get the loans you've applied for, how long will it take to re-open and restart the business to generate the same revenue you had before? 3. Please describe the facility. (fuel capacity, # of pumps, size of lot, size of store, size of restaurant if you had one, etc). While you're at it, what are the lat/long coordinates to look up in google maps (i don't think LC will let you paste the full link in your answer). 4. How many employees did you have? Will you need the same number? 5. In its prime, what was the average monthly revenue of your truck stop? Expenses? Would you mind giving a rough estimate by major category. For example, in a typical month what was your revenue from fuel, sales of other goods, restaurant (if you had one), etc. and what were your expenses for cost of goods sold, employees, utilities, advertising, rent, taxes, etc. What the investors are looking for here is an understanding of how the potential income of the business will allow you to service both of the loans you've asked for - over $1600 per month. We need to see how the plan will work. 6. Do you have another regular sources of personal income besides this business which you would like us to consider? If so, please describe. 7. How will you use the proceeds from this loan in your business? Essentially, what's the budget for this loan's proceeds? (how much will go towards: purchase equipment, inventory, advertising, hire and train staff, etc?) 8. Besides not having a partner, is there anything you'll do differently this time? Thank you in advance for answering all of these questions. It's probably not a lot of information compared to an SBA loan app. Please don't feel like you need to submit a full business plan in reply - just enough detail to help us believe you have a workable plan. Best wishes and good luck in receiving full funding as early as possible!	I know this is not all the info you guys will want, but out of fear of Lending Club of taking any negative action against me for too much info, I am going to post my husbands response. No, and No, I saw this coming and made arrangements so I didnt get caught in this trap. I shut down Dec. The place is pretty well stocked, I can reopen 3 to 4 days after funding. The store is a 3900 sqft building that sits on 3.5 acres. I can park around 50 trucks. I have 5 pumps on the front, and 3 truck diesel lanes in the back. I also have a CAT scale. (CAT doesnt spend $180K to drop a scale on a mediocre site)I have 21 employees, they will all return. ---Average expenses run on something like this, runs around $75k. You need to gross profit around $90K a month to make money off that--which wasnt a problem at all when I ran it alone all by myself last year. It was not uncommon to run a $20k net month.--No, I have no other income, this is all I have. MY business depends on your help, and I have to have perfect credit to run this thing how I would like. Your money will be paid back. Proceeds are for working capital only. I hope this helps. I originally posted exact location and company name, but that answer was not posted, and I got a warning not to post anything that could identify myself. Im sorry I could not give more info. Sincerely Thanks Everyone, your money will make a difference, a tangible-positive difference with my family as well as those who will work for us. *Added to his response* Paying $1600 extra of monthly, quiet honestly and not arrogantly or foolishly, is not that big of deal when the business is running. The major problems with all these things is working capital, being able to keep cash available to buy fuel at $2+ a gallon. One load right now is running around $21k, last year some loads ran over $40k,! which makes life tough for all operators.

Member Payment Dependent Notes Series 473166

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473166	$3,500	$3,500	12.18%	1.00%	January 7, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473166. Member loan 473166 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,149 / month
Current employer:	Texas Alcoholic Beverage Commission	Debt-to-income ratio:	3.44%
Length of employment:	2 years	Location:	Austin, TX

Home town:
Current & past employers:	Texas Alcoholic Beverage Commission
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I plan to pay property taxes. For 2009. Stick to a tight budget.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,815.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473168	$15,000	$15,000	16.00%	1.00%	January 7, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473168. Member loan 473168 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	n/a	Debt-to-income ratio:	12.65%
Length of employment:	n/a	Location:	Cresskill, NJ

Home town:
Current & past employers:
Education:	Rutgers University at New Brunswick/Piscataway, Rutgers University at Newark, Indiana University Kelley School of Business, Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > We are looking for extra capital for our company to bridge incoming AR. The company is in the business of electronics wholesale and retail. Even though the company is relatively new (about a year old), we have been doing a lot of business already. Just in December of 2009, the sales revenue exceeded $250,000. The company consists of my partner and me along with warehouse workers, where I manage wholesale side and he takes care of our retail operations. The overhead is very low because we do our retail sales online so the only significant overhead is for our warehouse in NJ ($~1000/mo). We have been doing very well lately and need funds to continue doing business while our customers are making their scheduled payments (we have very good relationships with our clients and not a single payment has been missed yet). Some of our better customers get NET10 payment terms (we charge a higher price in that case), causing us to fall short on operating capital during that time frame. Personally, I have good credit history and yet to miss a payment on any accounts. I am making about $6200/mo while paying a $3000/mo mortgage and $400/mo for a car lease so repayment of the loan is certainly financially attainable.

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,756.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 loan questions: 1- Loan application does not reflect employer or Length of Employment. If self-employed your occupation/business? If employed by company, firm or person, identify employer and your years employed? 2- Mortgage and vehicle payments (if vehicle applies) paid per month are $? 3- "Business" Loan Category; "Bricks and mortar" storefront? Internet only? Or both? Start-up? Established? Products? Services? 4- Will loan buy ads, equipment, inventory, rental property, website development or upgrade? Improve or renovate rental property? 5- Is loan short-term (usually repaid within 1 year) "Bridge Loan" to finance AP, AR, PR, R&D, equipment, inventory, prepaid business expenses? 6- Please provide DETAILS about business and explain INTENDED purposes how investors hard-earned $$ will be spent? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.31.2009 @ 6:03 AM ET.	Hi, I have added a description so please look over it and let me know if you have any further questions. Thank you!
You requested $15000 with no loan description. If you were requesting a loan from a bank would you just walk in, give them a title with a credit report and sit their silently? It shows a lack of attention for detail at best and severe incompetance at the worst. Why would anyone just fork over money to you with this description?	Hi I overlooked the option to add a description. I will post one shortly. Thank you for your feedback.

Member Payment Dependent Notes Series 473192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473192	$24,000	$24,000	20.52%	1.00%	January 6, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473192. Member loan 473192 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	16.62%
Length of employment:	n/a	Location:	saint francisville, LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > *THIS IS A RELIST. I CANCELLED THE ORIGINAL LOAN REQUEST AND RAISED MY REQUESTED AMOUNT. I WAS AMAZED AT THE REPSONSES (THANK YOU) SO I AM GOING TO REQUEST WHAT I REALLY NEED TO HIT THE GROUND RUNNING ON THIS DEAL. I went into business with family. I was 50% co-owner of a truckstop. We built it in 2007. For the first year and a half, my partners stood back and let me run it. I made over $300K with it in 2008. In early 2009, they decided to participate and it went down hill fast. To make a long story short, it went under in Nov. 2009. The landlord, our fuel supplier (Amaroil.com), evicted our company for past due fuel invoice debt. The landlord wishes to re-lease the site to me (because I made us money when I was alone) and understandably wants me to obtain my own working capital to re-enter the business. I cannot qualify for any conventional lending because I have no collateral. Everything I have is tied up in my business. I have one past 30 day hit on my credit record my entire life. All three of my Fico's are over 700. I am married with a 2 year old, I like to hunt and fish in my off time. I have been married for 5 years, and my wife works side by side with me in the business. Your money will be paid back. Your money will go to good use (working capital). I pay and treat my employees very well, and alot of people are depending on me to get this thing back going. If interested, I can give you the google earth location to see the site for yourself. Thanks for any consideration. Craig Borrower added on 12/29/09 > I wanted to add: Anyone who is a small business operator now days guards their credit with their life. If you dont have a ton of cash or collateral, your credit is all you have. Right now, all I have is my credit, and it took me over 10 years to get it where it is. I will guard it with my life. Even 1 over 30 day late payment is unacceptable as a business owner. Your money will bring you a return. Borrower added on 12/31/09 > I just noticed I am last on this entire list of listing.. :) My three Ficos are over 750... I guess it is the multiple inquires. I have alot of inquiries that are business vendor related.. Before coke, pepsi, bud, etc will haul $5000+ into your store a week on credit, they check your credit. Some vendors check you 2 to 3 times a year..FYI. Borrower added on 01/03/10 > I noticed someone invested a rather substantial amount in our request. I want to humbly say thank you. In the event things dont work out for my business for whatever reason, I will not leave you high and dry. You will be paid back. Sincerely, thank you for your investment in us.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to get some more info before I invest. 1. What is your contingency plan in case the business fails? 2. What are your monthly expenses? (rent, vehicles, credit card bill payments, etc.) Good luck.	Total monthly expenses run around $5,400 right now. Actually, our biggest expense is medical insurance which runs around $1000 a month. Contingency plan if business fails: 1. Sale my house, should make around $80,000 off sale. 2. Sale my boat and my truck. 3. Move in with family. 4. Go work with my father doing pipeline inspection work. 5. Keep credit clean. 6. Save more $$$ for 2 to 3 years and get back into a business. Business failures, if managed correctly do not have to sink a person if you have a good plan, a REALISTIC plan. Thanks for the interest.
Don't let your location on the list bother you - investors have the capability of sorting the list based on different criteria, and some of us actually look at each and every listing. ; )	Thanks for the input.
Hi, You mentioned Bud as a vendor. Are you going to be selling beer? I would be interested in knowing your location, I'll be driving out I-20 west tomorrow and I-20 east on Saturday. Are you close to that interstate? Also, did you have a lot of local trade and repeat trucker trade? What were your average weekly gross receipts, separating gas from store, and what would a typical holiday weekend like July 4th bring in?	Sorry, I am located off of I-110. Average monthly non fuel sales run around $190k. You try and make about %30 gross profit on that, and we try to run another $40K to $50k on fuel gross profit. Holidays are usually the slowest for us because alot of our customers are regular repeats, that work near us. When they are off work, business will slow down for that day.
Hello. I am one of the investors who may decide to help fund your loans on Lending Club. The investors have access to a very limited amount of non-personal information from your application and basic credit scoring info. However, we often need to ask borrowers additional questions to better understand how your ability to repay might change as a result of this loan or other life factors. You have been very frank in providing information on your circumstances, which is appreciated. However, I'm sure you can understand that because of the default rate for such loans, many of the investors at Lending Club will not fund business loans without some additional information. Would you mind providing some details about the following? Please provide as much detail as you would want if a stranger asked you to loan him some money. I suspect your answers will be helpful to investors of both loans (husband and wife) so I am asking it to both of you so everyone reading either loan will see your answers. 1. Do you have any remaining liability or judgments for the previous business partnership? Are you a party to a potential judgment from the previous business? Would a reasonable person anticipate that you could be in the near future? 2. What is the status of the facility now? Has it been closed since your eviction in Nov '09? Realistically, if you get the loans you've applied for, how long will it take to re-open and restart the business to generate the same revenue you had before? 3. Please describe the facility. (fuel capacity, # of pumps, size of lot, size of store, size of restaurant if you had one, etc). While you're at it, what are the lat/long coordinates to look up in google maps (i don't think LC will let you paste the full link in your answer). 4. How many employees did you have? Will you need the same number? 5. In its prime, what was the average monthly revenue of your truck stop? Expenses? Would you mind giving a rough estimate by major category. For example, in a typical month what was your revenue from fuel, sales of other goods, restaurant (if you had one), etc. and what were your expenses for cost of goods sold, employees, utilities, advertising, rent, taxes, etc. What the investors are looking for here is an understanding of how the potential income of the business will allow you to service both of the loans you've asked for - over $1600 per month. We need to see how the plan will work. 6. Do you have another regular sources of personal income besides this business which you would like us to consider? If so, please describe. 7. How will you use the proceeds from this loan in your business? Essentially, what's the budget for this loan's proceeds? (how much will go towards: purchase equipment, inventory, advertising, hire and train staff, etc?) 8. Besides not having a partner, is there anything you'll do differently this time? Thank you in advance for answering all of these questions. It's probably not a lot of information compared to an SBA loan app. Please don't feel like you need to submit a full business plan in reply - just enough detail to help us believe you have a workable plan. Best wishes and good luck in receiving full funding as early as possible!	My original answer to your question was withdrawn by lending club for giving too much private info. Sorry all. I'll try to shorten it up. No, and No, I saw this coming and made arrangements so I didnt get caught in this trap. I shut down Dec. The place is pretty well stocked, I can reopen 3 to 4 days after funding. The store is a 3900 sqft building that sits on 3.5 acres. I can park around 50 trucks. I have 5 pumps on the front, and 3 truck diesel lanes in the back. I also have a CAT scale. (CAT doesnt spend $180K to drop a scale on a mediocre site)I have 21 employees, they will all return. ---Average expenses run on something like this, runs around $75k. You need to gross profit around $90K a month to make money off that--which wasnt a problem at all when I ran it alone all by myself last year. It was not uncommon to run a $20k net month.--No, I have no other income, this is all I have. MY business depends on your help, and I have to have perfect credit to run this thing how I would like. Your money will be paid back. Proceeds are for working capital only. I hope this helps. I originally posted exact location and company name, but that answer was not posted, and I got a warning not to post anything that could identify myself. Im sorry I could not give more info. Sincerely Thanks Everyone, your money will make a difference, a tangible-positive difference with my family as well as those who will work for us.
Member, (Relisted Working Capital) How soon will you be open for business, and from what comes your present income? Thank you.	3 to 4 days after funds received. Business is down right now, so is income with it. It is my only lifeline, and it was a darn good one until I got another working partner/manager in there. I devote all my time and attention to it.
It appears that this is the same request as made by Member_597778. Is this double post intentional?	My wife and I posted. We are in business together. To my knowledge, she explains in her loan listing that I also posted. We are trying to come up with $40k together.
Have you looked into small business administration funding? There is a lot of stimulus money still out there for grabs.	I have. In my opinion, its all a joke. In 2007, just 3 months after I opened, I borrowed $40k from my bank for startup capital, it was an SBA backed loan. I paid it back in 9 months, and now they wont loan ANYTHING to me because I have no collateral. I was trying to establish another line of credit with them before we closed, and the answer was no, not without collateral. I have a really bad taste in my mouth when it comes to FDIC lenders. When I applied back in Sept., my Fico average was 821 ! Thanks
is the 1000.00 monthly bill for doctors, Pharmacy, or insurance? If it is for anything other than insurance who in the family requires that much medical attention?	I have a street policy(Blue Cross). $250 for my wife, $250 for me, $250 for my 2 year old, and $250 for maternity. Thats our regular monthly premium. WE are all healthy. That check hurts to write each month. However, my son was a "preemie", so he did cost them around $500K, so I am still ahead of them :) . Thanks

Member Payment Dependent Notes Series 473203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473203	$7,000	$7,000	7.40%	1.00%	January 7, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473203. Member loan 473203 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Nordstrom	Debt-to-income ratio:	9.18%
Length of employment:	< 1 year	Location:	los gatos, CA

Home town:
Current & past employers:	Nordstrom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Investing in Personal Trainier to jump-start business opportunity in lucrative community. There is little risk in loan as the business is mainly sourced by word of mouth but looking to help with additional marketing opportunities through newspaper and other paper media.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,115.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473210	$4,650	$4,650	11.14%	1.00%	January 7, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473210. Member loan 473210 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,800 / month
Current employer:	n/a	Debt-to-income ratio:	22.11%
Length of employment:	n/a	Location:	Jacksonville, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > This loan is to rid myself of one of those pesky, won't work with you, credit card companies that is like a thorn in your side. I am a very good "risk" and would rather owe good people rather than a huge corporation. I would sincerely appreciate the blessing this loan would provide. Thank you. Borrower added on 12/30/09 > This is my first time on lending tree and I don't exactly know what everyone is looking for so PLEASE ask questions before passing me over.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	17
Revolving Credit Balance:	$20,037.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide info on the debt you are consolidating including interest rates and monthly payments?	It is Discover card and the interest rate is 19%. The minimum payment is $175 but I try to pay $300 a month. I would like more payment to go to principal so I can pay it off faster - or, as this loan would allow, have a lower interest rate and lower payment due so that a lot more of my payment would go to paying down the debt and not be wasted on interest.
Employer or source of income?	I am a homemaker with two pensions from my deceased husband - he was retired from the State of Alabama and the Military. It is Retirement Systems of Alabama and SBP (Survivor Benefit Plan) from the U.S. Gov't. Also, I receive Social Security. My income is solid.
Can you please explain why you have 1 delinquency and now 4 inquiries in the past? These would raise red flags to lenders....thanks	That was a late payment for JC Penney's of which I called to see if, as a courtesy, they would refund the late charge, but they would not. It is due on the 1st and I don't receive my checks until the 3rd of the month. The account has since been paid off. As for the recent inquiries....I just recently refinanced my home at a lower interest rate and these inquiries are from me shopping around for the best rate ----- of which, I found at the partner site, LendingTree. That's actually how I found this place.

Member Payment Dependent Notes Series 473236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473236	$8,000	$8,000	11.48%	1.00%	January 11, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473236. Member loan 473236 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,125 / month
Current employer:	Touro College	Debt-to-income ratio:	19.69%
Length of employment:	3 years	Location:	BLUE POINT, NY

Home town:
Current & past employers:	Touro College
Education:	Marist College

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I'm a grad student in my last semester looking to get a loan to consolidate my credit cards into one monthly bill and pay off my last class. Thanks in advance.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,967.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your present position? Will it continue after you graduate? If not, how do you plan to support yourself and pay me?	Hello, I will be graduating with a masters in business (MBA), and already have quite a few job offers for when I graduate. I enjoy my current job very much, so I am somewhat undecided as to whether I would stay there or move to a new job. Obviously, I would only take a new job if it offered me a better salary, which all of the offers I have received so far have. Hope this answers your question.
What will your employment be after graduation and will your income change?	I enjoy my current job very much, so I am somewhat undecided as to whether I would stay there or move to a new job after I get my MBA. Obviously, I would only take a new job if it offered me a better salary, which all of the offers I have received so far have. Hope this answers your question.
Yes it does, thank you.	No Problem

Member Payment Dependent Notes Series 473333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473333	$17,500	$17,500	11.48%	1.00%	January 11, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473333. Member loan 473333 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$53,000 / month
Current employer:	US BANK	Debt-to-income ratio:	1.55%
Length of employment:	2 years	Location:	DENVER, CO

Home town:
Current & past employers:	US BANK
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I'm planning on using these funds to consolidate all credit accounts, save one student loans. This will force me to pay down all debt in 3 years. So, even if the interest on this loan is slightly higher, due to the obligation being fulfilled in 36 months I'll actually end up saving thousands when compared to just meeting the minimum requirements on my credit lines. I'm a good borrower as evidenced my 100% payment history and low utilization (36%) on all credit accounts. Not only that, but given my occupation as a Personal Banker I see the true cost of having poor credit every day. It's a good reminder to pay my bills on time and live below my means. I've been in my current position for the past two years, meeting and exceeding my goals each quarter save Q1 of 2009. I've recently downgraded my living situation so my expenses are minimal. I rent a room for only $295.00 a month. My next largest expense is my cell phone and auto insurance ~$85.00 a month. In summary, with my stable work and low monthly expenses I plan on paying this loan off earlier than 36 months and being almost completely debt free!

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$9,132.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the types and amounts of the debts that you want to consolidate? Thank you in advance.	2500 is a motorcycle installment. The rest are credit card/line accounts broken up thusly: 1)AMEX $6700 this was a balance transfer from a 16k student loan 2)AMEX $4700 business CC that doesn't show on the credit profile. 3)USBANK $1000 Credit line. 4) USBANK $2700 Credit card. 5) Lastly, a $2500 Motircycle installment loan. Total of $17200.00 debt, mostly from revolving lines. However, 6700 of the revolving is really being treated like an installment as the only activity on the card has been the balance transfer of a student loan of mine. Thank you for the question.
Your income says $53,000 / month. Is that a typo?	Yes! My apologies. My income is $35,000 (thirty-five) per year, bringing my debt-to-income ratio to ~36% which is still perfectly conservative and reasonable. Thank you for your question!
Please explain the delinquency a little less than 2 years ago? Thank you in advance.	With pleasure. The delinquency is a thorn in my side. There's a long and a short version, so I will give the long version up here and for those of you only interested in the short verzion, skip to the bottom and read between the ***. Two years ago, I switched to the iPhone/ATT from Verizon. There was a prorated amount left on my contract of about $35.00. I received an e-mail saying the amount would be automatically charged to my credit card, just as it had been since my first payment at 17 years of age. I still have this e-mail. The payment was never charged. I didn't receive any further contact from Verizon. Six months later I got a call from Chase collections. Ugh. ***The delinquency is a charge off for $35, a prorated amount left on my contract with Verizon.*** Thank you for the question!
I think people were confused about your income because it is supposed to be MONTHLY income. Anyway, what are the rest of your monthly expenditures? If you are only renting a room, it seems like low monthly expenditures. How did you accumulate such a large debt? Since you've worked for less than 2 years at your current job, what did you do before that?	I owned my own business before becoming a banker. ~$4300 of the debt consolidation is a balance on a business CC. Those are expenses left over from the business. ~$6700 was a balance transfer to my AMEX from a student loan. The rest is a consolidation of my motorcycle loan and some traditional consumer CC debt. My fixed monthly expenses are as follows: $295-Rent 85-Cell 86-Auto Insurance 24-Renters Insurance 56-Sallie Mae Student Loan Gas, Food, Entertainment and other variable expenses don't exceed $200.00 p/m. That's a six month rolling average of expenses from Mint.com. Hope that answers your questions!
Hi: I have some questions about your math. In your answer to CriticalMiss, I think the numbers add up to $17,600, not $17,200. Am i Mistaken, or is one of the number? Also, if your total debt is above $17,000, how do you figure that is 36% of $35,000? 36% of $35,00 is $12,600.	36% is my debt-to-credit percentage which is not a calculation of debt/income. It's the % of debt utilized vs the amount of credit available on revolving lines. 36% is considered responsible and conservative to most underwriters. Apologies if I was off by a couple hundred dollars with the rough calculation of total debt. Hope that answers your questions!
Thank you Member _598106 and zkshrumn. I do not have a financial background and although somewhat familiar with DTI, have not heard of debt-to-credit before, although the definition provided seems to fit what I thought of as credit-utilization. Next question I have is, what is the DTI given all the revised numbers? It is not 1.55% as indicated in the listing is it? Is it 50.2% ? Thank you for your answers and patience.	CriticalMiss, thank you for the question! DTI is also not just a calculation to total income/total debt. Rather it's monthly debt payments/gross monthly income or annual debt service/gross annual income. Using the 1.55% provided by Lending Club we can get my actual DTI by simply multiplying 1.55% by how many times greater the incorrect income is from my actual income. 53,000X12=636,000 636,000/35,000=18.17 18.17X1.55=28.16% 28.16% Debt to income ratio, although not as low as 1.55% is still considered good to excellent to most underwriters. My debt to income after this refinance would look something like this: Lending Club: 576.95 p/m Honda Scooter: 80.00 Sallie Mae: 56.00 Total debt service $712.00 Gross Monthly Income: $2912.00 712/2912= 24.45%DTI Thanks again for your interest in my loan and your questions CriticalMiss!
Your current monthly expenditures seem to be less than $1K per month which means that there's more than $1K per month spare. I assume much of that is payment to your current debt. Can you itemize your monthly payments regarding your revolving credit? This should still leave about $500 or so spare each month. Are you saving at least this amount each month? If not, can you explain why not? In addition, what is your position in your current job?	Minimum monthly payments on my current debts are as follows: AMEX:126 AMEX:100 USBANK: 30 USBANK: 15 Motorcycle: 80 I save 4% of my gross income ~$116.00 p/m in my 401k and $200.00 dollars every two weeks goes into my Roth IRA. So, I'm actually saving a little more than $500.00 p/m. My current position at US Bank is Banker 3. I hope that answeres your questions!

Member Payment Dependent Notes Series 473338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473338	$8,000	$8,000	13.57%	1.00%	January 6, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473338. Member loan 473338 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Gordon Trucking Inc.	Debt-to-income ratio:	24.99%
Length of employment:	1 year	Location:	MODESTO, CA

Home town:	Santa Clara
Current & past employers:	Gordon Trucking Inc., State Of California, A.L. Gilbert Company, Integrated Grain & Milling, Verizon Communications
Education:	Modesto Junior College

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I would like to consolidate all of my loans, credit cards, and debts into one account. I have never had any delinquent accounts, nor had any collection accounts. I have over 22 positive accounts on my credit report. Filing bankruptcy is not an option. I always pay back money I borrow, and am 100% confident, I can make this a positive transaction for the lender, as well as myself. Borrower added on 01/03/10 > I would like to thank those who have supported my loan so far.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,382.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a rough breakdown of the debt that you are planning on consolidating. Thank you.	Thanks for asking. Here's a distinct breakdown of the debt that I WILL consolidate with the funds. First, I have multiple owns, that I will pay off. I have have a secured load, which would be the first that I pay off. This would release the pink slip to my vehicle that I don't drive, which I could then turn around and sell and have back up sources to pay back this loan. The interest rate on this loan is over 20%. Second, I have 3 non secured loans in which I would pay off next. The interest rate on these loans are roughly at 20%. Third, I would pay 90% of the balances on my credit cards. This would increase my credit score significantly. Rather than pay all the credit cards off, I rather keep them open, which will boost my credit by helping lengthen the history of my accounts. By doing all of this, I will save myself the stress I go through every month making mulitple payments, and would also free up an extra $500 a month. I even got a second job to help pay down debt, but with the high interest rates, I haven't accomplished much.
Sounds like you have a plan. Have you taken into consideration the current rates on the credit cards, and the *future* rates on the cards, given the increases that most credit card companies are putting in place? Perhaps if those rates are substantially higher (and variable), you might want to pay them off ( but not close them) before the debts that you have with lower rates? Just a thought.	Thanks for he good question. Yes I am very organized with my accounts. You can't have 22 positive accounts, and 8 current positive accounts, with no orginizational skills. I have everything planned out, at the beginning of the month, so there are never any "surprises". I have taken the credit card interest rates into consideration in my debt consolidation plan, however, my loans hold higher interest rates, and paying those off first, would save me more in the long run. However, with the remaining money, I will pay more towards the credit card accounts with higher interest rates and balances.

Member Payment Dependent Notes Series 473344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473344	$25,000	$25,000	11.83%	1.00%	January 11, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473344. Member loan 473344 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Carroll County Public Schools	Debt-to-income ratio:	22.22%
Length of employment:	2 years	Location:	WESTMINSTER, MD

Home town:
Current & past employers:	Carroll County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I am a committed teacher, seeking to simplify and prioritize my finances.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,557.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Carroll County Public Schools? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am an English teacher and the chairperson of my department. Prior to 2004, I had been teaching for 14 years. We moved and experienced a family tragedy, which resulted in a four-year career leave for me. It was during this time that we incurred much of the debt I list below. I returned to my life's work in 2008 and have no intention of leaving again---I love what I do and missed it very much while I had to be home. I am in a very secure position, in no danger of losing my job due to the poor economy. I am not the sole wage earner in my household. We do not have a second mortgage. The combined income in our household is approximately $140,000. We do not use my income to pay our monthly bills, such as mortgage, car payment, etc. I pay for childcare, groceries, expenses related to the household and children, and I've been attempting to pay down our debt, but I've been finding that, without a plan, getting rid of the debt is like trying to wipe the sun off of the roof. The LendingClub loan would be used to pay off a the remainder of another personal loan ($6000) and four credit card balances ($8000, $7000, $1000, and $500). All of the credit card companies have recently raised their interest rates in preparation for the law changes, which is one of my inspirations for making the plan which resulted in my joining LendingClub. Under my current budget, in total, I pay more each month for the five debts listed above than I will for the LendingClub loan.
Will you be able to continue to make payments if state/locality budget cuts force a reduction in teacher salaries? Thanks for answering and good luck with your loan.	I will be able to continue making payments even if there is a reduction in teacher salaries because there is virtually no way, historically speaking, that the reduction would be more than a few percentage points. Such a reduction would not affect my monthly budget; I have enough "disposable income," so to speak.
What financial education have you had, i.e. reading, education, classes or counseling? What are your ultimate financial goals? In other words do you have an overall or umbrella plan for your family's finances? Thank you and good luck in the future.	My strengths are academic, I must admit, and my responsibilities as a mom and wife and "homework" as an English teacher have not afforded me the luxury of any formal financial education. I rely on those close to me for the most part. My first financial goal was to take care of my children's college educations. Thanks to Prepaid College Trust and my own strong commitment, I have met that goal. Now, I want to save more aggressively for retirement, but the debt is standing in the way. Paying off the debt, will clear the way for my next financial goal. If the rain comes, my husband, who is a paid fire fighter and licensed home improvement contractor, would make the payments. If that became a hardship, we have plenty of home equity... I hope I've answered your question---a financial expert, I am not.
I have two questions for you. 1. Can you please help me understand what monthly expenses you have as an entire household (including both monthly bills, and child care, groceries etc)? 2. How much of your husband's income is from being a firefighter and from being a home improvement contractor? Has the home contracting business suffered in this economy?	Monthly Expenses: mortgage is $2800 Utilities (Electric/Phone/Cable, etc.) run $600-800, depending on the season My husband has a car payment that is $300. Groceries/household items: $800-$1000. Childcare: $300 I don't have the time or inclination to understand my husband's home improvement business, so I didn't include the business income as part of our total income when I answered a previous lender's question. The business is a mainly roofing, so it hasn't suffered much. A roof doesn't last forever! Hope this helps!
Other than requesting this loan, what actions have you taken to reduce your debt and/or control your finances in light of the ever-increasing credit card rates? Thank you in advance.	Until last year, I hadn't been able to prioritize paying down the debt due to the fact that we were using the majority of my pay for the kids' college trusts. It was over the course of last year that I realized it was going to take much longer to pay down the debt than I had anticipated (and of course that would mean much bigger losses with the interest over time). When I received notices from two of the credit card companies this past fall, that they were raising rates for no reason--just because they could-- I decided to look into a loan. The blizzard/longer-than-usual holiday break afforded me the time to discover LoanClub.
Thank you for your prompt reply. Have you changed your credit card usage habits?	Yes. I do not have the need to use them, and I'm committed to being debt free, so I can more aggressively save for retirement.
How many years have you been in your current home (for which you are paying mortgage)?	Seven years
The total credit balance you mentioned in a previous reply is $22.5K, but the loan is for $25K. Any reason for the difference? For these revolving credit debts, can you itemize how much your monthly payments are currently? In addition, is this the total revolving credit balance you and your husband have? Or does he have additional under his name?	For the sake of time, I was estimating on the balances, as you could have probably assumed, given the round numbers. The balance I owe is extremely close to the 25,000, or I would have requested less for this loan. Again, for the sake of time, I will estimate my monthly payments for you below. Sometimes, I do pay more on the credit cards, but not for instance in the three months before Christmas. Personal loan..$308 Amex...$200 Visa 1...$150 Visa 2...$100 Dept. store card...$100 My husband has a number of credit cards in his own name, for the sake of good credit maintenance, but he uses them very little and carries small balances.

Member Payment Dependent Notes Series 473367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473367	$1,750	$1,750	11.83%	1.00%	January 6, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473367. Member loan 473367 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Yavapai County	Debt-to-income ratio:	22.44%
Length of employment:	3 years	Location:	PRESCOTT VALLEY, AZ

Home town:
Current & past employers:	Yavapai County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > Thanks for the chance to reduce my current interest rates.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,757.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is ~8k, and your loan request is for $1750. Please explain the difference? Do you plan on continuing to use the credit cards that you are not paying off? Thank you in advance for your answers.	I have never missed a payment on any credit cards. My FICO is 700, but banks will not consolidate my cards due to their high balances. I'm getting this loan to decrease the interest rates on some of the higher rate cards. The cards will then be closed.

Member Payment Dependent Notes Series 473378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473378	$8,000	$8,000	11.14%	1.00%	January 8, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473378. Member loan 473378 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	13.52%
Length of employment:	n/a	Location:	Sun Prairie, WI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I have started up a hoof trimming business. I want to use this money to have for current supplies and additional tools Borrower added on 01/02/10 > I will also pay off all current debt. By going into this different area of business, I will greatly increase my income

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	29
Revolving Credit Balance:	$3,862.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: Is the new business your employment currently? $5,000 from the business is verifiable? What additional tools will you be purchasing? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you mean to pay off the $3,862 of revolving credit with this loan? If so, what are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (29 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	The new business is apartialy my employment right now. I have been doing my old job part time and starting the new job. I need to buy grinders and blade insert, as well as a being inventory of supplies. I am currently the sole wage earner but am engaged to get married. Rent: 595, truck payment 410, childsupport 500, and about 800 for all insurances and living expenses. I do plan to pay off all credit card debt with this. The delinquency was a dispute with the credit card company with an international purchase.
# Length of Employment: n/a	I have currently been employed for 7 years in the same field. My new business would involve the same clients, just offering a different area of service

Member Payment Dependent Notes Series 473390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473390	$24,250	$24,250	12.18%	1.00%	January 12, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473390. Member loan 473390 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Technicolor	Debt-to-income ratio:	14.77%
Length of employment:	3 years	Location:	PASADENA, CA

Home town:
Current & past employers:	Technicolor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > This loan will be used to payoff my credit cards and eliminate my wife's debt. Borrower added on 12/31/09 > I have a VERY high credit rating - one score was 806 last year. I'm looking for an option to the high credit card balances that my wife carries. My job is stable and I have a management severance contract.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,947.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473403	$6,400	$6,400	15.65%	1.00%	January 7, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473403. Member loan 473403 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Evonik Goldschmidt Corporation	Debt-to-income ratio:	8.94%
Length of employment:	2 years	Location:	MIDLOTHIAN, VA

Home town:
Current & past employers:	Evonik Goldschmidt Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	32
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	29
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe your public record from about 2 years ago? Was it a bankruptcy? Regards; Art	There was a judgment placed on my credit report for a credit card I had some trouble making payments on while in college. I now have a steady job and good income, but due to that judgement, it's almost impossible for me to a get a loan.
What is the debt you want to consolidate, the amount and the APR? Please elaborate on the delinquency and Public Record? Thank you in advance.	The debt is actually on my corporate American Express card ($4900) which I used for personal purposes to put toward expenses for a new baby (he is due in February). I'm not sure if this card is on my credit report, and I'll be able to pay it in full over the next 6 weeks, but by then it will be late. The APR on a past-due balance is 22%, which is what I am trying to avoid. I had hoped to transfer this balance on to a personal card, but I'm having some trouble obtaining credit. The public record is a judgment due to late payments on a card I had in college before I was working. As of August 6, 2007, when I began working for my current employer, I have never been late on a payment.
What debt are you trying to consolidate? Could you please explain the Public Record on File (29 months ago)? Is it a bankruptcy or some other judgement? Thanks.	The debt is actually on my corporate American Express card which I used for personal purposes to put toward expenses for a new baby (he is due in February). I'm not sure if this card is on my credit report, and I'll be able to pay it in full over the next 6 weeks, but by then it will be late. I am trying to avoid the 22% APR on past-due balances. I had hoped to transfer this balance on to a personal card, but I'm having some trouble obtaining credit. The public record is a judgment due to late payments on a card I had in college before I was working. As of August 6, 2007, when I began working for my current employer, I have never been late on a payment. Furthermore, my fiance and I have just moved into her parents' home to save money/get out of debt. The reason I'm pointing this out is that I no longer have any rent or utility obligations, so my DTI is relatively low for the time being. Hope that helps!
College degree in what field? What do you do at Evonik Goldschmidt Corporation?	I am a technical service chemist. My degree is in integrated science and technology with concentrations in biotechnology and manufacturing engineering.

Member Payment Dependent Notes Series 473404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473404	$25,000	$25,000	12.87%	1.00%	January 12, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473404. Member loan 473404 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Administaff	Debt-to-income ratio:	18.81%
Length of employment:	1 year	Location:	NORTH ANDOVER, MA

Home town:
Current & past employers:	Administaff
Education:

This borrower member posted the following loan description, which has not been verified:

consolidation loan

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1975	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,890.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I know I saw your original loan a few days ago but I don't remember if you posted the answers to these questions or not. It would be good to have this information recorded here for investors to see. What are your responsibilities at Administaff? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a consultant with Administaff and my job really is to bring on new business as well as retain existing clients. I am the sole earner in my household, I went through a divorce and acquired some debt along with that divorce. I now have all the bills squared away, just rying to get them under one roof so I am able to pay them off more efficiently. My total income with salary and commissions was 86k first year which is in the top 10%. I have residual commissions every month so the minimum I will make next year is 94k, but if I stay on pace i will make 120k next year. That is a realistic number and potential tomake more. I am paying off higher interest credit cards that were acquired through the divorce. I dont use them very often, I would rather pay cash for my purchases. Rent is $1519/mo, car $325/mo. Really the only other expenses are the high interst credit cards other than the noraml things, cable, internet, cell, food,etc. I live a fairly modest lifestyle and my main focus is work and my son. I have not missed or been late on any payment I have had on any loan. I have 15 years of consulting experience so in case of job loss I have no other option but to get another job. I have a fairly extensive background so fortunately for me I have been able to choose from multiple options of where I wanted to work. I was able to choose this position and truly love my job and I dont see myself going anywhere anytime soon. I hope this helps and I do appreciate the questions and help. Best Regards, W
Can you provide info on the debt you are consolidating including interest rates and monthly payments?	I am consolidating 25k and the interest rates range from 11.99% - 17.99%. The total monthly payment on the debt is about $1200/mo so this will significantly reduce my expenses and allow me to pay this off quicker.
Have the rates increased yet on the debt that you will not be paying off with this loan? Thank you in advance.	No

Member Payment Dependent Notes Series 473442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473442	$15,000	$15,000	12.18%	1.00%	January 7, 2010	January 15, 2013	January 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473442. Member loan 473442 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	U.S. Border Patrol	Debt-to-income ratio:	17.85%
Length of employment:	9 years	Location:	sahuarita, AZ

Home town:
Current & past employers:	U.S. Border Patrol
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > This loan will consolidate high interest rate accounts (17+%) in to one payment. It should net a 50-75 dollar a month savings. Borrower added on 01/02/10 > I am a federal employee with over 9 years on the job, and almost 15 in federal service; including military time. I have had one late payment that was my fault due to accounting issues. I have a secure paycheck, and it would take almost a act of congress to fire me. I am a safe bet!

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$9,129.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this consolidate all of your outstanding debt (other than your home mortgage) ?	No, but it will allow me to pay more on that debit monthly.
You will be bound to get a question or two asking for an explanation of the delinquency that was reported in your records about 30 months ago so you might try and recall the incident and provide an answer as it may help lenders in understanding. Second, while your loan application is under review by Lending Club, it would be a good idea to proactively contact them and ask the exact procedures for you to provide any income verification to speed your approval. It is prudent of you to begin to get your debt levels down since these 17% rates you now have could go much higher as the banks adjust while they can. Some may even decide to charge annual fees just for maintaining an active account so stay watchful. Good luck in your loan request and I will help fund your loan due to your current credit rating and length of service in helping to protect our borders.	The delinquency was my fault. I thought I had paid the bill, but it got lost in the shuffle. I quickly paid off the account after the late payment. I am already feeling the changes in the interest rates and the fees. This is the reason I want to consolidate this portion of my debit.
Please respond to the following: What are your responsibilities for the Border Patrol? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Your revolving credit only shows $9,129 yet you are requesting $15,000. Are some of these accounts closed alread but have a remaining balance? Please explain the delinquency that appears on your Credit History above (30 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Supervisory Border Patrol Agent, and I am the sole wage earner. Monthly utilities average $426, other debit $900. The delinquency was my fault. I thought I had paid the bill, when in fact I did not. The additional money was going to be used as a large payment on a $29,000 CC to lower the monthly payment. I do not have any other mortgages. I am a Federal Employee with over 9 years on the job, and almost 15 years total service.
Your revolving credit balance shows that you only have $9,129 outstanding debt. Why are you asking for $15,000?	The remainder will be used to pay down a $29,000 CC account, to lower the monthly payment, as i was not able to finance the entire amount.
Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments	computer= $500 @ 21.99% Monthly=30 Min= 16 Computer= $997 @ 15.24% Monthly=50 Min= 30 Credit card= $$3,700 @ 16.24 Monthly=87 Min= 87 car= $5,120 @ 7% Monthly= 216 Min 216 The remainder will be used on a $29,000 CC at 17% to bring down the monthly payment.
Why would you pay down the low interest rate car loan?	yes it is a lower rate, but it is one less bill i need to worry about. I don't want to miss another payment like I did with the one 30+ months ago, by missing the billing cycle. Maybe not the smartest move, but one that will ensure payment on all debits. I do not need another late payment.
I'm going to make an invest with you but I want to make a comment regarding the payoff of the car loan BEFORE you payoff the $29k CC at 17%. The annual interest you will pay on $5120 of the 17% CC debt amounts to $870. The most interest you will pay on the car loan in a year is only $360. That is a $510 sasvings or over $40 per month. Please reconsider your decision to pay off that car loan first. You are trying to take good steps toward debt freedom and you should pay attention to those who help you. P.S. I sincerely appreciate your efforts on our border. I own a place in Tubac and know the tough work you do for our country. Thank you.	That is an outstanding point. To be honest, i did not know how the lenders would feel if i was to put such a large portion of this loan down on the large credit card bill vs. paying off and closing out these other smaller debits.
As a second opinion, I would support paying down a larger portion of the CC rather than the car loan. I think all lenders would support you minimizing your monthly costs - after all it will increase confidence in your ability to pay the loan back.	That is a good idea. Would paying approximately 10K on a 29K CC be better than paying off a 5K car loan? I just like paying off the load because there is one less bill, an if my car dies I might be able to finance another cheaper one. Opinions appreciated!

Member Payment Dependent Notes Series 473447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473447	$10,000	$10,000	8.94%	1.00%	January 12, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473447. Member loan 473447 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,543 / month
Current employer:	Federal Emergency Management Agency	Debt-to-income ratio:	0.61%
Length of employment:	1 year	Location:	arlington, VA

Home town:
Current & past employers:	Federal Emergency Management Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$951.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: Are you a current LC investor using this money to reinvest? If so, how do you plan to earn enough interest to beat the 9% that you are paying on the loan? What are your responsibilities at FEMA? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thank you for your interest. I am a current investor who will be using this money to reinvest in LC. LC has made a special offer to some investors to subsidize their cost of borrowing for money that will be reinvested in LC. LC will be covering 4% of my stated interest rate, so the rate that I will actually be paying will be 5%. As I'm sure you know, the average net annualized returns to LC investors is 9.68%. If I meet this historical average (which I understand is NOT guaranteed), I will handily beat the rate that I will be paying. I am IT Project Manager and Contract Manager. I manage small IT projects and manage a contract with a company that develops custom software for FEMA's internal use. I am the sole wage earner. Rent: $400 (yes, it is possible in Arlington if you look hard enough and don't mind roommates). Utilities: $100 Groceries/Dining Out: $250 Charity: $800 I do not own a car, and my public transportation costs are paid by my employer. I have no other debt of any kind. I spend about $750 monthly on travel, entertainment etc, but these expenses are almost completely discretionary. While a job loss is unlikely due to the fact that I work for the government, it certainly is possible. I have almost $150k in savings that I can use to repay this loan (see my budget above as to how this was accumulated). I also receive monthly VA disability benefits, which would help and am eligible for the GI Bill, which pays tuition AND living expenses if I enroll full-time in school. If I were to lose my job, I am fortunate enough to be able to enroll in school and receive an income.
Can you clarify the purpose of your loan? Are you just re-investing the funds back into Lending Club loans?	Yes, I will be using this loan to reinvest in LC loans. LC will subsidize part of the interest rate so that I will only be paying 4.94%. This provides a spread of 4.74% between my interest rate and LC's historical rate of return.

Member Payment Dependent Notes Series 473462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473462	$1,000	$1,000	14.26%	1.00%	January 8, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473462. Member loan 473462 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	3.55%
Length of employment:	n/a	Location:	Hesperia, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I'm replacing a slow, six-year old computer.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	35	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,435.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473481	$6,000	$6,000	15.31%	1.00%	January 6, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473481. Member loan 473481 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	storage power battery	Debt-to-income ratio:	8.76%
Length of employment:	2 years	Location:	forest park, IL

Home town:
Current & past employers:	storage power battery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > My employment allows me to earn more than my yearly salary from commission. Currently I have two credit cards with rates over 25% and need to fix that asap! I plan to pay this off sooner than 3 years because I will be saving over $100 in interest charges each month.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,531.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current monthly expenses (mortgage, food, insurance, etc)?	I pay 649 for mortgage and I have a company car relieving me of car payments/insurance and even gas expenses. So my expenses really are just food/entertainment, and my condo(electric, cable, internet etc included). Which end up to be about 1300 a month realistically.
Please explain the recent 3 credit inquiries? What actions have you taken to avoid credit card interest charges in the future?	I have been looking into refinancing and other personal loan options. I found this one to be the best value and plan to invest in the club once I have my credit cards squared away.
What do you do at Storage Power Battery? How much is your monthly mortgage payment? Car loan payment? Thanks. Will consider funding after answer.	I work in the sales/logistics end of the company. I deal with getting new customers, keeping existing ones happy as well as ensuring timely delivery and etc. My mortgage is 649 a month and I do not have a car loan, auto insurance or even fuel expenses as my vehicle is a company car and they pay for all of it.
Other than requesting this loan, what actions have you taken to control your debt / finances, given the rate increases being put in place by most or all credit card companies?	My debt stems from the purchase of my condo. I made some repairs/updated it and etc. Otherwise I do not have any other debt besides these credit cards

Member Payment Dependent Notes Series 473488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473488	$10,000	$10,000	12.53%	1.00%	January 6, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473488. Member loan 473488 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	t-mobile	Debt-to-income ratio:	21.29%
Length of employment:	2 years	Location:	SALEM, OR

Home town:
Current & past employers:	t-mobile
Education:	Western Oregon University

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	28
Revolving Credit Balance:	$15,248.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at T-Mobile? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (28 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Im a supervisor at the T-Mobile Call Center. Im in charge of 15 customer care representatives. I answer questions, train them on new policies, answer escalated calls from customers and approve adjustments are a few of my responsibilites. I am the sole wage earner, my wife is a full time stay at home mom right now, but starting on Jan 15th she will be working part time at a coffee shop. I have two credit cards that i will be using to pay off with this loan. The APR on each is above 20% and the minimum payments are more than I would be paying with this loan. My Bi-weekly income is $1000, my rent is $600, utilities $150, car $367(incl insurance) and credit cards $450. The balances on the two cards are $6000 and $4000 and I pay between the two $450 a month. The delinquency was on a closed american express card that I stopped using but had an auto pay from a video game rental site(gamefly) and I had the card payed off but it charged the card one last time and I never realised it. It went a few months past due(the amount on card was $20) and it dinged my credit. Card was immediately payed off once i realised it still had a due on it. In case of job loss I will get another job immediately. I have never had more than a week of time between jobs. Thank you for the excellent questions.
How did you accumulate Revolving Credit Balance of $15,248.00 ?	I'm waiting on a tax return (guaranteed) of $5k which is going toward that immediately. That's why my loan request is only 10k. How I accumulated it was purchasing an engagement and wedding ring for my wife(june 27th 09) and then put our honeymoon on credit card as well.

Member Payment Dependent Notes Series 473497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473497	$6,000	$6,000	8.94%	1.00%	January 6, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473497. Member loan 473497 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	JetBlue Airways	Debt-to-income ratio:	19.26%
Length of employment:	5 years	Location:	West Roxbury, MA

Home town:
Current & past employers:	JetBlue Airways
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > www.institutdefrancais.com I've prepared and am hoping to attend February's four-week intense immersion course. Upon completion, I will take a placement test at UMASS Boston to accelerate my French degree. null Borrower added on 01/03/10 > Fees: (price includes Value Added Tax of 19.60%) 4-wk course including: 160hrs tuition, breakfasts and lunches = 2500 Euro Registration fee = 60 Euro (non-refundable) Room = 550 Euro Deposit = 100 Euro (refundable) Advance payment (1/3 course fee) required w/app. form Refund possible if cancellation by 15 days prior Course starts February 1, 2010 Borrower added on 01/03/10 > extra funding will be reserved for: airfare, dinners, transportation and miscellaneous living expenses

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,324.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you plan to use the loan for? Regards; Art	Hello, I plan to use the funds for: 4wk intense immersion French course in France, living expenses while there, transporation to and from, and advance payments to current bills to cover me while gone.
How long do you plan on staying with your current employer? Will you leave there prior to returning to school?	Hello, I plan on staying with my current employer for as long as I can, hopefully for my lifetime career. I can attend school and work simultaneously.
What is the cost of this course, in euros?	Hello. The course fee alone is 2600 Euros, not including airfare, dinners, and miscellaneous living expenses.
Have you confirmed with your employer that altering your schedule during your enrollment in the course will be acceptable? This sounds like a great idea and I wish you luck in advancing your career.	Thank you for your encouragement. I'm a flight attendant, so fortunately I control my schedule. It's all worked out.

Member Payment Dependent Notes Series 473521

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473521	$10,000	$10,000	8.94%	1.00%	January 7, 2010	January 15, 2013	January 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473521. Member loan 473521 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	harris county hospital district	Debt-to-income ratio:	12.83%
Length of employment:	10 + years	Location:	houston, TX

Home town:
Current & past employers:	harris county hospital district
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > plan to pay off high interest debts--have stable job

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1975	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,615.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize (roughly) your ~ 44K revolving credit balance. Thank you in advance.	about $22,000 is with credit card which was on low interest life time balance--then agreement changed to higher interest rate--other balances are with manageable rates.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and student loans (if applicable)?	Type your answer here--$22,000 are with high interest credit cards--used to be on low interest for lifetime balance, but company changed agreement--now interest rate is about 22%; other balances have manageable interest rates; right now, rent is about $700 (house is paid for, but co-owned by parent--) , car and student loans are zero
Please respond to the following: What are your responsibilities for the hospital district? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? What is the compsition of the $43,615 you have in revolving credit (above)? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	i work as a pharmacist for the district. i am not sole wage earner. combined income is about 120, 000. the balance that i would like to pay off is $22,000 @ around 20% interest rate. contingency plan is to use savings.
You have a high income, low monthly expenses (except credit card debt). Where does all the money go? Does it all balance out?	a big part of the money goes to pay off credit card bills
How did you get in so much debt? Thank you.	credit/spouse

Member Payment Dependent Notes Series 473528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473528	$3,000	$3,000	11.83%	1.00%	January 6, 2010	January 15, 2013	January 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473528. Member loan 473528 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Harps	Debt-to-income ratio:	4.17%
Length of employment:	2 years	Location:	Fayetteville , AR

Home town:
Current & past employers:	Harps
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > Thank you for your assistance. Making a big purchase and can't do it all in one lump payment!

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The whole ocean for 3K, what a deal! Please elaborate on what you plan on doing with the 3K and convince me that it is a good investment. Thank you in advance.	I plan an getting a mac desktop computer. I have an old Hewlett Packard that recently succumbed to old age. I also want to get a new t.v.
What are you planning to buy?	I plan an getting a mac desktop computer. I have an old Hewlett Packard that recently succumbed to old age. I also want to get a new t.v.
What are you purchasing?	I plan an getting a mac desktop computer. I have an old Hewlett Packard that recently succumbed to old age. I also want to get a new t.v.
Can you give me a breakdown of your monthly expenses?	Pay about $500 for rent, electricity, food, etc. Take about $1,500 home a month.
WHAT IS YOUR TAKEHOME PAY	Pay about $500 for rent, electricity, food, etc. Take about $1,500 home a month.

Member Payment Dependent Notes Series 473569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473569	$8,400	$8,400	8.94%	1.00%	January 7, 2010	January 15, 2013	January 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473569. Member loan 473569 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Chamberlin Edmonds	Debt-to-income ratio:	13.90%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Chamberlin Edmonds
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > I plan to use the loan to fund a move and to pay down some credit cards. My credit rating is good and I have a 14 year track record of consistently paying my bills on time. I have never defaulted on a loan and I do not live above my means. My rent is $700 against $2600 in take home pay per month. My other major expenses include $200 for a student loan and about $160 for two existing credit cards. I have no children or dependents of any kind, and I own my car. In other words, I will not have difficulty making my payments. Borrower added on 01/01/10 > My take home pay is $2600 per month against $700 in rent, $200 in student loan payment, and $160 in credit card payments. I own my car and have no children or dependents. I have an excellent credit rating and will make my payments on time as I have for the last 15 years. In addition to moving expenses, I intend to use my loan for home furnishings and to pay down credit card balances. Thank you for reviewing my listing, and Happy New Year.

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,851.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be moving locally or long distance? Your position at Chamberlin Edmonds ? Since you have been employed there for just a short time, please tell us a little about your previous employment? Thank you in advance for your answers.	It is a long distance move. I previously worked for a social service agency for 14 months and at a hospital for 2 years in licensed counseling positions.

Member Payment Dependent Notes Series 473578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473578	$20,000	$20,000	13.22%	1.00%	January 8, 2010	January 15, 2013	January 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473578. Member loan 473578 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,833 / month
Current employer:	CHAN Healthcare Auditors	Debt-to-income ratio:	9.32%
Length of employment:	9 years	Location:	Kent, WA

Home town:
Current & past employers:	CHAN Healthcare Auditors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > This loan will be used to retire credit cards. My payment history is excellent and credit score is very good. I look forward to a successful loan and may refer any others who are in similar circumstances. I am a CPA by profession and handle tax preparation for a number of potential borrowers and lenders. Borrower added on 01/02/10 > I have been employed by my current employer for the past 9 years. Prior to that, I was employed for 12 1/2 years. I don't jump around and have a strong work ethic. I also prepare taxes as a side business, but did not report that income in my profile. My wife is retired and draws a pension. Our cash flow if very positive and will strenghthen when my child support obligation ends in February 2010.

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,821.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you taken any actions to reduce your credit card usage? Thank you in advance.	Yes, my budget this year is credit-free, cash only. After my child support obligation ends in February 2010, I plan on helping out my daughter (in college) as much as possible, but using 50% of the saving to accelerate my debt relief.
What are the interest rates and amounts on the credit cards you wish to pay off?	The rates vary from a low of 11.9% to 24.9% (Capital One, they raised rates prior to the new legislation Feb 2010). Total amount is $24,300. I will pay off the higher rate cards and keep the low one.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the minimum monthly payments of the debt you will pay off with this loan? Have some of the accounts you are paying off been closed or are they all still open? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner with a six-figure salary. My wife was a school teacher for 27 years and is retired, receives a pension. I also prepare income tax returns on the side for about $9k per year. Our cash flow is positive, but I want to eliminate my credit cards asap. Good question on employment! I have thought about that somewhat. In my budget, necessities of life are paid first, debt come next. With unemployment, wife's pension, and some savings, I think we would be fine until further employment is secured. My work records is stable, I worked for 12 1/2 years, and now work for my current company for 9 years. I don't jump around.

Member Payment Dependent Notes Series 473580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473580	$15,000	$15,000	14.26%	1.00%	January 8, 2010	January 15, 2013	January 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473580. Member loan 473580 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Woodside High School	Debt-to-income ratio:	24.95%
Length of employment:	< 1 year	Location:	Los Gatos, CA

Home town:
Current & past employers:	Woodside High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > I should have titled my loan as Ms. Dumb because I made two serious financial mistakes. I retired early from teaching because my significant other asked me to and stated he would cover the difference between what I would get retiring at age 55 and age 62. Not being a total idiot, I did get an agreement in writing. When I caught him cheating, I walked out, he retaliated by stealing my agreement out of my home. He did give me some funds that were to last me until I got another teaching job. Then a pilates teacher managed to herniate a disc in my neck causing me to have 5 hours of surgery, so the teaching was delayed. Being in a panic about money and the lack of, I decided to invest my money so that I would have enough money to live on until I could teach again, my brother-in-law insisted that I invest in a fund that he had his money in - long story short- that turned into a ponzi scheme and my $175,000 went to the way side; although I did manage to get the money into a trust agreement that may or may not ever pay out. I was extremely lucky to get a teaching job and then my second year I applied at an even better District and got a job there starting last August. My home is in Laguna Beach, I could not get a teaching job in Orange County but I did get one up North so I have had to move. I also had to take 3 classes at Stanford to help me get a better teaching job and it did. The move, the lack of income for 2 years, classes and both my children were married last year, all of things have caused me to run up my credit cards and I cannot seem to get ahead or save. I have equity in my home but the bank will not lend because of my high debt to income ratio. I need a fresh start so that I am not paying 26% on my credit card balances. I am making money now and paying my bills, I hope someone will understand and lend me the money so that I can indeed have a fresh start. Thank You, Suzanne Borrower added on 01/05/10 > I have worked one complete school year at Campbell Union High School, I changed school districts and school for higher pay. I now work for the Sequoia Union High School District. Since I retired in 2005, I am receiving retirement funds from STRS, I receive $3600 a month which totaled $43,588 for the year 2009. I can work and collect retirement because Special Education and Math teachers qualify to receive both, I teach both Math and Special Education. By working an additional 3 years I can increase my retirement pay by at least $4000 per month. Due to my error in judgement and retiring early I will probably have to sell my home when I finally retire from teaching. I am hoping that the real estate market will have rebounded by then. If I can start to get ahead and get my debt under control, I should be able to save quite a bit and who knows - invest in the Lending Club because I think you guys are all great! Suzanne

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,469.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide us a rough estimate of the debts with the balances and APR's for each. Thank you in advance.	Citi Bank:$20,000 19.99% Chase: $6891 26.24% BofA: $13,000 13.99% American Express: $15,000 14.9% Macys: $2000 26.66%. School First Federal Credit Union: Car - $2500.00 14.7 % School Relocation: $3500.00 4.5% and that is it, thank God! Neiman Marcus: $15,000 21.9%

Member Payment Dependent Notes Series 473653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473653	$2,500	$2,500	11.83%	1.00%	January 11, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473653. Member loan 473653 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	7.20%
Length of employment:	n/a	Location:	laredo, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > look forward to future business relations

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,484.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a business owner
Please understand that potential lenders have very limited access to your information and make decisions based upon the information you provide. You have given no information so far that would help anyone understand your needs...so if you are truly interested in securing speedy funding for your small loan, you might take the time to explain the following: 1. Your source of income since you indicate n/a for employment 2.How long you have been receiving your income and will it continue 3.What sort of "vision" constitutes the purpose of your loan...do you need an eye examination or do you have some other "vision" for what you need? The more you are able to articulate your perceived needs, the easier it is to be of help.	I am a business owner and intend to futher business
Could you please give me a breakdown of your monthly expenses? Also, how is your 2,000 income generated? Thanks	I live with my parents and invest my money instead. I carry only personal expenses such as clothes, gas, insurance, etc....
What type of business do you own? How long have you been in business?	Home efficiency packages....Solar Panels, A/C and insulation. Key in hot South Texas.
What kind of business do you own? What does it do?	This loan is for the purposes of both personal and to help fund the opening of an internet storefront (merchandising).

Member Payment Dependent Notes Series 473661

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473661	$13,000	$13,000	11.48%	1.00%	January 11, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473661. Member loan 473661 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	ELDOR CONTRACTING	Debt-to-income ratio:	6.00%
Length of employment:	2 years	Location:	DEER PARK, NY

Home town:
Current & past employers:	ELDOR CONTRACTING
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I am using the fund to pay off my credit card debt. I have never been late on a payment or had anything bad on my credit report. I am in local 25 electricians union in Long Island, NY. I have been employed with Eldor Contracting for 3 years. I also have no rent or car payment to make. Borrower added on 01/06/10 > It is showing that I have a deliquency over 6 months ago on my credit report. I have no knowledge of this, I have pulled my credit report and disputed the charge with the company as I never had an account with them.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	6
Revolving Credit Balance:	$11,574.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the delinquency 6 months ago?	I had no Knowledge of this delinquency on my credit report until I applied for this loan. Since then I have pulled my credit report and I have disputed the deliquency as I never opened a credit card with that company. I have never been late or not paid a bill on time in my life.
Does that mean that someone has opened another account with your identity information?	I am looking into it now but the company is columbia house which sells eves so i am looking into this matter as I never had an account with them. I have disputed the charge with the company and credit companies.
Columbia House items on credit reports are often from an agreement where you signed up for a book or CD promotion with an agreement to continue unless you cancel - then when you don't pay - they hit your credit report. Does this help in determining what this item is?	I know what columbia house does, I know I didn't sign up for any book clubs or any other type of club. I am fighting this, two of the credit reporting companies already got back to me saying that my cliam is being processed.

Member Payment Dependent Notes Series 473665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473665	$20,000	$20,000	12.53%	1.00%	January 8, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473665. Member loan 473665 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,222 / month
Current employer:	Streamline Technologies	Debt-to-income ratio:	20.13%
Length of employment:	4 years	Location:	Waterford, MI

Home town:
Current & past employers:	Streamline Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I am paying off credit card debt that was accumulated several years ago when I owned my own business. For over 4 years now I have worked for a successful web development company that has experienced excellent growth, even in this economy. I've been a software engineer for over 15 years. I just want to pay off this credit card debt once and for all.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	35
Revolving Credit Balance:	$51,324.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including mortgage and car loans (if applicable)?	The credit card that I will pay off with this loan had an interest rate of 15.24% and a minimum payment of $625. After paying off this loan I will have $11,000 remaining on another credit card at a fixed rate of 5.99% and a payment of $220. I also have a $20,000 buiness loan through a local bank that is at 6.00% with a payment of $100. My mortgage payment is $1,193 and I am exactly in the middle of a 3 year car lease with a payment of $394.
Please respond to the following: What languages/platforms do you use at work? Is the $51,324 of revolving credit shown above all credit card debt from the previous business or other? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (35 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Our web application's client side is developed using Adobe Flex Builder 3. The server side is done using VB.NET with an SQL Server database. I have primarily developed using Microsoft platforms my entire career. The credit card that I will pay off with this loan had an interest rate of 15.24% and a minimum payment of $625. After paying off this credit card, I will have $11,000 remaining on another credit card at a fixed rate of 5.99% and a payment of $220. I also have a $20,000 buiness loan through a local bank that is at 6.00% with a payment of $100. My wife is employed in the education field and our combined monthly income is $10,222. My mortgage payment is $1,193 and I do not have a HELOC. My car lease payment is $394, my wife's car lease payment is $303. The delinquency 35 months ago happened when I thought I had submitted my payment online, but for some reason, it did not go through. I didn't know about it until I received my statement the next month, and I made the double payment immediately. As you can see my credit rating is good, I don't miss payments, I'm just tired of the high interest rate on this card that I'm trying to pay off. As for a contingency in case of job loss, I have a SIMPLE IRA with a balance of $40,000 that I invested in when my business was booming several years ago. In an emergency, I could pull that money out, but I would incur significant tax penalties, so that would be a last resort. Thanks for your questions.
Balance on card with 15.24% rate? How is 12% on LC loan such a lower rate? Thanks for answering and good luck with your loan.	I calculated out the credit card interest of 15.24% with the same payment as this LC loan ($669) and it comes to $5,500 over 40 months to pay it off. The LC loan's interest and fees will total $4,845 over 36 months. So, I calculated that I would save $646 in interest and have it paid off 4 months early. Once the LC loan is paid off, that would be 4 additional months that I could pay an extra $669 to continue paying off my remaining balances which comes to $2,676 of additional balance reduction in the same 40 month period as it would have taken me to pay off the card without the LC loan. Thanks for your question.

Member Payment Dependent Notes Series 473686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473686	$20,000	$20,000	13.92%	1.00%	January 11, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473686. Member loan 473686 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	n/a	Debt-to-income ratio:	4.62%
Length of employment:	n/a	Location:	Santa Monica, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I have been working as a contractor (Director of Finance) for 2 years. I own my car and have only my student loan outstanding. Borrower added on 01/02/10 > I have been working as a contractor (Director of Finance) for 2 years. I own my car and have only my student loan outstanding.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,588.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer and/or source of income?	I am a contractor for Time Warner Cable. I have been working with the finance team for TWC the past 2 years.
Please respond to the following: Do you work through a recruting agency to secure your contracts? If so, which? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. You show only $4,588 in revolving credit but are asking for substantially more than that. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	No, I do not have a recruiting agency. I found the position on my own and have been working at Time Warner for 2 years. My monthly expenses are $1500 for rent, utilities, $350 auto/fuel, $125 student loan, $250 insurance, $750 food, $225 misc for a total of $3.2K. Plus $800 in card payments. I have 3 cards. $9.3K balance, $300 monthly payment, $100 fees $7.6K balance, $300 monthly payment, $100 fees $4.6K balance, $200 monthly payments, $50 fees. In case of a job loss, I have a few short-term options working for some friends and I stay in contact with 3 or 4 recruiters that have contract jobs available. Thanks.

Member Payment Dependent Notes Series 473709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473709	$8,500	$8,500	11.83%	1.00%	January 6, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473709. Member loan 473709 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Northern Highlands Regional HS	Debt-to-income ratio:	13.63%
Length of employment:	8 years	Location:	Mahwah, NJ

Home town:
Current & past employers:	Northern Highlands Regional HS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,643.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including mortgsge, car loans (if applicable)?	Hi and thanks for your question. The reason I am asking for this loan is because I have three credit cards (from Citi, Discover, and Bank of America) with balances of $2400, $2800, and $2900, respectively. Because of the new credit card laws that went into effect, I received a change in terms which raised my interest rate from 10.24% to 16.99% on one of these cards. I said enough is enough. If you add the minimum payments from all three of these cards, they come out to approximately $240. And you know that you can never pay a balance down by just making the minimum, which I don't anyway. However, three years at $285 is enough to knock out these card balances and cut them up for good! Please note that I have ever been late on a debt, ever. My mortgage payment is $1600 and my car payment is $400.
Borrower has not entered any Loan Description	I am using this loan to consolidate three credit cards and cancel the accounts.
Please respond to the following: What are your responsibilities at Northern Highlands? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the composition of the $44,643 revolving credit shown above? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a teacher of mathematics in my fifteenth year. I am the sole wage earner (live alone). Please see other questions's answer regarding detail of revolving debt. No second mortgage or HELOC. I have job security. There is no way I could possibly lose my job. Thank you for your consideration.
I am interested in helping to fund your loan request but you have not fully answered the last lender's question..."what is the composition of the $44,643 revolving credit" from the latest credit report? Since your card debt is only about $8,200 what then constitutes the balance since you have no second mortgage or home equity loan? Thank you for your cooperation.	Sorry, did not mean to avoid the question. I have another $10,000 on a single card. The other 20K+ debt is a line of credit in a business account used to run a side business.
Hello again and thank you for your speedy response. Information such as you are providing helps others understand. One more thing you might care to address to help steer your progress would be to briefly now tell us the interest rate and current amounts you are paying on the $10K card debt you have mentioned and how much of the $20K business debt you are currently using, if any, and your perceived need to access any of it in the immediate future. Good luck to you in funding your loan request.	OK, I will! the 10K is at an 8.24% rate, so I want to put more money towards knocking it down. Getting this loan will be a big step. The $20,000 represents mostly startup costs for a sports club that I run. The revenues from this club cover the debt payments, plus there is a litle profit as well. That debt is not going to be getting any bigger.

Member Payment Dependent Notes Series 473710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473710	$7,400	$7,400	15.65%	1.00%	January 6, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473710. Member loan 473710 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Thales Avionics INC.	Debt-to-income ratio:	9.32%
Length of employment:	5 years	Location:	mission viejo, CA

Home town:
Current & past employers:	Thales Avionics INC.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	13
Revolving Credit Balance:	$5,001.00	Public Records On File:	1
Revolving Line Utilization:	84.80%	Months Since Last Record:	22
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the recent delinquency as well as the Public Record. Loan request is for 12K - Revolving credit balance is ~ 5K. Please explain the difference? Thank you in advance.	Type your answer here. The most recent delinquency was the repossession of the ex-wife's car, She was to make the pmts, by the time I was notified of the delinquency the car was taken and I had the responsibility to pay it off. The public record was for a delinquent student loan, the loan was not mine and am trying to have it removed from my credit reports. Revolving credit is $5000. I have a $3000. bal. on my AMEX card,also would like to use some of the funding to have tires and additional maintenance on my Harley Davidson. Please feel free to contact me if you have any additional questions
Re: $12,000 DC loan questions: 1- Position description @ Thales Avionics is? 2- Rent and vehicle payments (if vehicle applies) paid per month are $? 3- Credit Report reflects $5,000 revolving credit balance; Loan requests $12,000. Additional $7,000 consolidating what other debts? 4- Public Record 22 months ago; bankruptcy, taxes, court judgment, wages lien? Explanation is required. Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 01.03.2010 @ 5:21 AM Eastern Time.	Type your answer here. Type your answer here. My position at Thales is Senior Systems Technician lead, the division of Thales is In- Flight entertainment. 2.My current rent payment is $1125. Per month, and my car pmt. is $400.00 per month 3. $5000.00 revolving credit is for Best Buy; I needed a refrigerator, washer & dryer, and other products after my divorce. I have a $3000.00 BAL on my AMEX card. I would also like to to use some of the funds for tires and maintenance on my Harley Davidson. 4. Public record was for a student loan that was not mine, I am trying to have it removed my from credit reports. Court judgment and wages lien was from old Cingular phone account, I could not prove the acct was closed and paid, and was garnished for approx.$2000.I have no Bankruptcy nor taxes. Also I have a car repossessed under joint account, the car was to be handled by the ex-wife who let it get delinquent, before I had time to deal with the issue, the vehicle was taken and I had the pmts. to take care of, which has been paid off. I hope this answers your questions, please feel free to contact me if you need more information.

Member Payment Dependent Notes Series 473725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473725	$6,000	$6,000	11.14%	1.00%	January 6, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473725. Member loan 473725 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	SnugZ USA	Debt-to-income ratio:	0.52%
Length of employment:	2 years	Location:	MURRAY, UT

Home town:
Current & past employers:	SnugZ USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I just want to pay off some high interest rate loan on Dell, and pay off my friend who has helped me. I do have stable income , just not much savings and hope you can help to me to achieve my new year dreams! thank you everyone! Borrower added on 01/03/10 > One note: I do plan to pay off this less than 2 years.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$906.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? What do you owe your friend money for? Whats your position at snugz? Are you paid a fixed salary or commission based?	Rent + utilties: $1000 other expenses: $800-$1200 no car payment I do have to put aside some savings and for retirement. I don't have any dependent. I owed my friend when I started my college. Managerial level and fixed salary. Thank you!
Please respond to the following: What are your responsibilities at SnugZ USA? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Rent + utilties: $1000 other expenses: $800-$1200 no car payment Dell @ 28% balance approx. $900 I do put aside some savings and for retirement. Single, no dependants My "non-touchable" savings/ emergency fund can repay this loan if I lose my job.

Member Payment Dependent Notes Series 473726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473726	$8,000	$8,000	11.83%	1.00%	January 11, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473726. Member loan 473726 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,500 / month
Current employer:	Sarasota County Fire Dept.	Debt-to-income ratio:	21.98%
Length of employment:	5 years	Location:	SARASOTA, FL

Home town:
Current & past employers:	Sarasota County Fire Dept.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > Just to put this out there if there is a question of it; I am not currently using my credit cards, only paying them off from schooling. My finances don't make me dependable on them for living. It doesn't do me much good to be trying to pay them off if I was to continue using them is how I look at it.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,959.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Roughly how much do you charge on credit cards during an average month?	I am only using my debit card for everything now.. It doesn't do me much good to pay on $7000 in credit cards by making a payment and still charging on it. So what's left on the credit cards being paid down is it. My lifestyle is not dependent on using a credit card, I just so happened to use it on my classes to expedite me being able to go through school faster as opposed to using school loans which would've changed the terms in which I could've self paced myself as fast as I wanted in college.
PLEASES LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	I am not sure of the interest rates since they don't readily put them on the site; I know they aren't low for sure, and that was my concern. The Discover Card is $6800, which was where most of my college financing came from, since I used my credit card to finance my college work instead of student loans. The reasoning was because the school can let me go as fast as I want in a course if I pay out of pocket instead of following stricter guidelines when financial aid is used. Then the Chase card has right at a $1000 on it; due to my A/C unit going out, I had paid some cash and then put the rest on a card. Other than just working on paying those down, I am not using the credit cards; all my finances are taken care of out of my debit card. I look at it as why use my credit cards and continue a debt spiral while trying to pay them down at the same time.
What is your occupation?	Firefighter / Paramedic
Good Luck!!! I have funded your loan.	thank you
I have helped to fund your loan. Thank you for your service to the community.	Thank you, I appreciate the assistance
I would like to fund your loan. What are the current payments that you pay on your credit cards, and what are their interest rates. Thank you	I am not sure of the interest rates, since they aren't readily on the sites, short of calling them directly. However, I know they aren't low; hense, why I am trying to just pay them off in a lump sum.. I was paying on them according to recommendations from Equifax's debt payment program, by focusing on one card first then the next. I have been paying $400 a month on the Discover Card which is what I put my college related expenses on.
Thank you for your quick response. I will be funding your loan and best wishes on getting your financial house in order.	Ok. thank you

Member Payment Dependent Notes Series 473762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473762	$4,800	$4,800	16.70%	1.00%	January 6, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473762. Member loan 473762 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	n/a	Debt-to-income ratio:	23.86%
Length of employment:	n/a	Location:	Toms River, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > I am owner of a Landscaping business. I have been in business since Oct. 1996. I plan on significant expansion. I also do computer consulting. I have a repeat customer base of over 120 customers, over half of which I have had for 5 to 12 years. I am honest and dependable. I have no problem paying off the loan. I have made strides in a short period of time to improve my credit and financial situation and look forward to accomplishing my financial goals. Thank you for taking the time to look at my listing. I have expanded to other ventures in my business. Construction, and home improvement. I need the extra equipment to do this. The work is there. If you have any questions feel free to contact me

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,024.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473766	$5,000	$5,000	12.87%	1.00%	January 11, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473766. Member loan 473766 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	n/a	Debt-to-income ratio:	7.55%
Length of employment:	n/a	Location:	DELMAR, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	34
Revolving Credit Balance:	$13,622.00	Public Records On File:	1
Revolving Line Utilization:	47.80%	Months Since Last Record:	15
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe what this loan is for. Please describe the public record on file.	Type your answer here.trailer for my business dont know what record is
Greetings. Your profile shows almost $21K monthly income, yet no information is provided about your employment or the source of that income. Can you let us know about that, please? Can you also please explain your public record on file, which apparently occurred 15 months ago. Thank you for providing full information -- and good luck!	Type your answer here.i own my own home improvement company dont no what the record is

Member Payment Dependent Notes Series 473781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473781	$6,500	$6,500	7.74%	1.00%	January 7, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473781. Member loan 473781 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Sanborn Regional School District	Debt-to-income ratio:	18.00%
Length of employment:	2 years	Location:	Kingston, NH

Home town:
Current & past employers:	Sanborn Regional School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,816.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following questions so we can understand the loan better: - why are you borrowing 6500 when you debt only shows up as 2800? - what are you going to study? - what is the source of your 1500 monthly income? - what are your monthly expenses? - who is your employer?	My debt may appear to be around $3000, however I have outstanding private loans totalling close to $1500, while the remainder will go toward my current school bills. I am going to studying special education. I am currently working in the special ed department of a high school, but will need the more advanced certification to receive a substantial salary increase. My current expenses are minimal, including rent and one student loan leftover from getting my bachelor's degree.

Member Payment Dependent Notes Series 473807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473807	$4,500	$4,500	11.14%	1.00%	January 7, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473807. Member loan 473807 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.00%
Length of employment:	n/a	Location:	Philadelphia, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > Looking forward to borrowing less than $4500.00 to finance a vehicle. My credit is very good I own my home, I'm in excellent physical condition (exercise daily, eat right and never smoked) and there would be no problem repaying the terms of the loan in a timely manner.

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1969	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,326.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473818

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473818	$10,000	$10,000	8.59%	1.00%	January 11, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473818. Member loan 473818 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Professional Cadd Services, Inc.	Debt-to-income ratio:	9.98%
Length of employment:	9 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Professional Cadd Services, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > I will use this money to pay off some high interest credit cards Borrower added on 01/05/10 > I have over 25 years experience in my field (drafting), and have been on my present job for almost 10 years.

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,131.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Professional Cadd Services? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Type your answer here. I am an AutoCad operator, computer aided drafting. My company, Professional Cadd Services, places AutoCad operator at various clients offices and two of their own offices. For the last 9+ years I have mainly worked at the Procter & Gamble Sacramento plant. I create and maintain blueprints of the plant, additions and demolition drawings. I also create and update blueprints of their Electrical Distribution system. Recently they have given me the job of creating a filing system for their Environmental permits, air-water-hazardous waste documentation.
What is your role at Professional Cadd Services? What are your balances and interest rates on your cc debt? Can you list your monthly expenses?	Type your answer here. 1624.00 1st Mortgage 300.00 second, min cc payment 450.00, utilities 75.00, electricity 150.00. I also receive rent from my mother who lives with me, 1200.00 monthly.

Member Payment Dependent Notes Series 473825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473825	$6,000	$6,000	8.59%	1.00%	January 8, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473825. Member loan 473825 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	Federal Government	Debt-to-income ratio:	8.21%
Length of employment:	10 + years	Location:	Woodbridge, VA

Home town:
Current & past employers:	Federal Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > I have excellent credit and I'm very excited about this new type financial service and if this works out I'll be a lender Borrower added on 01/04/10 > I retired from the Army after 26 years as a Segeant major (E9). I have worked as a civilian federal worker since 1999. I work for the Army Review Boards Agency located in Arlington VA. My military retirement (29K annual) cannot be lost and as a federal employee (GS-13, 95K annual) in the Washington DC area I can't lose my job unless I am fired for cause. I am not the only wage earner. My wife also works for the Army at Ft Belvoir VA and earns 45K annual. In addition I have just over 8K in cash on deposit with One United Bank. My monthly income is 9,581 with 8,200 expenses. This includes 1,098 monthly deduction for my 401K and 150 for IRA. I have never defaulted on a loan. Make no mistake I have more then enough to pay my bills, I'm just trying to get a lower interest rate.

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,116.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hello, we'd like to fund this, but need some answers first. what kind of a job do you have? how will you pay back if you lose your job? what are all your monthly income and expenses? are you the only wage earner in your household? if not, what other incomes and debts does the household have?	I retired from the Army after 26 years as a Segeant major (E9). I have worked as a civilian federal worker since 1999. I work for the Army Review Boards Agency located in Arlington VA. My military retirement (29K annual) cannot be lost and as a federal employee (GS-13, 95K annual) in the Washington DC area I can't lose my job unless I am fired for cause. I am not the only wage earner. My wife also works for the Army at Ft Belvoir VA and earns 45K annual. In addition I have just over 8K in cash on deposit with One United Bank. My monthly income is 9,581 with 8,200 expenses. This includes 1,098 monthly deduction for my 401K and 150 for IRA. I have never defaulted on a loan. Last time I checked my FICO was over 800. Make no mistake I earn more then enough to pay my bills, I'm just trying to get a lower interest rate.
What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Thank you	$6,305 18%

Member Payment Dependent Notes Series 473843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473843	$10,000	$10,000	17.39%	1.00%	January 7, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473843. Member loan 473843 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Excel Sportswear	Debt-to-income ratio:	22.35%
Length of employment:	10 + years	Location:	wilmerding, PA

Home town:
Current & past employers:	Excel Sportswear
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > I want to payoff my car, payoff & close out high interest rate charge cards. The monthly payment is within my budget. My job is stable, have been there for 10 years. Borrower added on 01/04/10 > Also tried to refinance mortgage with some cash out for debt consolidation with lower apr (the president's plan to help people), but I did not qualify because I am above the imcome limit for that program. null Borrower added on 01/04/10 > The 25% APR's on the CC's I mentioned are crazy and will most likely go up. Really have to do something.

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1970	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,099.00	Public Records On File:	1
Revolving Line Utilization:	99.00%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 Debt Consolidation loan questions: 1- Position description @ Excel Sportswear is? 2- Mortgage and vehicle payments (if vehicle applies) paid per month are $? 3- Credit Report reflects $19,099 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) 4- Public Record 92 months ago; bankruptcy, taxes, court judgment, wages lien? Explanation required. Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 01.04.2010 @ 5:10 AM Eastern Time.	I have been employed at the same location since 10/2000. Prior to that I had to do C7 due to a bad auto accident & medical procedures that accompanied it. Also, lack of employment. In 2008 had a botched surgery which left me very ill, I worked from home for 4 months, but my income was 20% less than what it was expected to be. Since then have been playing catch up. Could really use the help. My job is secure.
Please explain the public record on file. Thx.	Public record has to do with a severe auto accident & many medical procedures to remedy. Also lack of employment. Have been at this job since 2000. Had a botched surgery in 2008 was very ill & had to work from home for 4 months, therefore my income was 20% less than expected. Since then have been playing catchup. Am OK now. MY job is secure. Could really use the help.
Me again. You answered only 1 of 4 questions I asked in my earlier email; Question Number 4 Public Record on File; Answer: Chapter 7 Bankruptcy Liquidation. You skipped over Questions 1 through 3. Questions Number 1 through 3 again are: (1)- Position description (i.e., JOB) @ Excel Sportswear is? (2)- Mortgage and vehicle payments (if vehicle payments apply) paid per month are $? (3)- Credit Report reflects $19,099 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month). After I receive answers to ALL three questions I'll make decision to possibly join other investors and help fund your $10,000 Debt Consolidation loan. Thank you. Member 505570 (RetiredUSMCInvestor) sends 01.04.2010 @ 3:28 PM ET. DUE per month.)	I'm sorry. I am an inside sales rep at Excel Sportswear, which we sell custom designed clothing. www.excelsportswear.com The following monies are not what I made, these are the amounts I sold for the company. I make an hourly wage, commissions on sales & bonuses on certain plateaus that are reached. In 2007 I sold 1,012,000.00 In 2008 during my illness I sold 820,000.00 when I needed extra $$ to pay the bills I wrote out the blank checks from wamu that is now chase. I was very sick (had 3 surgeries in 3 months) & financially hurting. In 2009 I have just sold 900,000.00 486.19 mortgage 120.00 for car (2200.00 owed at 22%) chase cc's are $200.00 minimum payment 174.00 minimum payment Capital one 99.00 minimum payment Discover 50.00 always give extra Juniper 50.00 always give extra Capital one 50.00 always give extra I have a capital one loan that is 356.50 at 18.99% & only have 2900.00 left to pay, but would like to pay off with this loan. Would like to pay chase portion & pay off a Juniper Barclay's at 12% & balance transfer remaining chase to the Juniper Barclay's. It's alot of shuffling but I know it will work. Will close out chase's. Only keep the Juniper & a small Capital One for emergencies.
YOUR LOAN NOW IS 75 PERCENT FUNDED. QUESTION: WHEN 100 PERCENT FULLY-FUNDED (LESS LENDING CLUB LOAN ORIGINATION FEES) DO YOU INTEND TO ACCEPT THIS LOAN? MEMBER 505570 (RETIREDUSMCINVESTOR) SENDS 01.06.20.10 @ 7:18 AM ET	Yes, I plan to accept the loan & use the money for my debt consolidation. From what I have read, I think the Lending Club is an amazing concept.

Member Payment Dependent Notes Series 473891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473891	$4,000	$4,000	8.59%	1.00%	January 7, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473891. Member loan 473891 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,250 / month
Current employer:	KPMG, LLP	Debt-to-income ratio:	7.67%
Length of employment:	7 years	Location:	QUAKERTOWN, PA

Home town:
Current & past employers:	KPMG, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,282.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain what the loan is for? Can you list your monthly expenses including cc debt?	Loan is for Real Estate Taxes. Monthly expenses: Bills & Food ($2,700), Debt & Car ($3,400).
Loan Description	Real Estate Taxes
Can you explain why you need a loan for real estate taxes?	Home loan was paid off, did not accrue for RE taxes (my bad), this is bridge until Fed Refund.

Member Payment Dependent Notes Series 473896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473896	$5,000	$5,000	11.83%	1.00%	January 12, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473896. Member loan 473896 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Post Office	Debt-to-income ratio:	17.64%
Length of employment:	3 years	Location:	HAVERHILL, MA

Home town:
Current & past employers:	Post Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$784.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What will be your GS grade and step in TX? Regards; Art	GS 5, Step 1. With nighttime differential of 10% this should roughly come out to $16 per hour. I've worked for the IRS in the past, and have taken 100% of the overtime offered during the heaviest month... so I don't see why I wouldn't be able to do that in a state where I don't know anyone. The overtime in April would equal something like a bonus month being snuck into my paycheck. I'm also told that my step will be adjusted according to my experience when I start working in Texas... but I certainly can't guarantee that. Mostly, this loan is for first, last month's rent, deposit, car maintenance for the drive and paying off my $700 credit card debt. I'm rather sure that $5,000 is overkill... I'm making sure I have a safety net. As soon as I'm set up in Texas, I plan on giving $1,000 back immediately.
Since you own your home, will you be selling it, or renting it out while you are in TX ? Thank you in advance for your answer.	Actually, I currently live in my parent's house. They have a big place... it seems empty without extra people hanging around. I'm not trying to be misleading about that question, but there is no option for "I currently pay nothing for rent". I tried Rent for $0, but Lending Club won't take that answer. If it matters, though, I do own a 2001 Ford Taurus which could be sold in emergency situations, I guess. I also don't have to worry about silly things like repairs for a house that I am not living in, and I have a place to move back to when I am done my tenure in Texas.

Member Payment Dependent Notes Series 473942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473942	$5,000	$5,000	7.74%	1.00%	January 7, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473942. Member loan 473942 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,625 / month
Current employer:	Harris Corp	Debt-to-income ratio:	0.60%
Length of employment:	2 years	Location:	Indialantic, FL

Home town:
Current & past employers:	Harris Corp
Education:

This borrower member posted the following loan description, which has not been verified:

My monthly expenses are: $750 rent, ~$180 utilities, $50 cell phone, $60 car insurance=$1040 I've been employed at Harris for 2.5 years and make $62750. I will likely pay this loan off early, but not too early ;)The delinquency two years ago was a on a motorcycle payment, resulting from a miscommunication. thanks,

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	25
Revolving Credit Balance:	$1,248.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just to make sure I understand, you are borrowing money in order to re-lend it in Lending Club? Not a bad thing to do, I just am double-checking.	Yes, I'm trying to take advantage of my good credit rating and re-lend the money to get a higher apy than the one I'm getting on my loan. Sorry about the messy description, it wasn't showing up for me so I kept typing it in over and over
What is the loan for?	The loan is for re-lending on Lending Club to get a higher APR.

Member Payment Dependent Notes Series 473948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473948	$8,000	$8,000	14.26%	1.00%	January 8, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473948. Member loan 473948 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Neptune Society	Debt-to-income ratio:	22.46%
Length of employment:	6 years	Location:	HOLLYWOOD, FL

Home town:
Current & past employers:	Neptune Society
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > Very responsible, accountable person. I care for my credit and always repay my debts. Thank you for you consideration.

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	37
Revolving Credit Balance:	$3,527.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings! You've titled your loan "12," which gives us nary a clue as to the purpose of the loan, which is also listed as "other." You'll encourage investors to indeed invest if you let us know the intended use of the $8,000 loan. Thank you for providing full information, and good luck on the loan!	Loan is for wedding.

Member Payment Dependent Notes Series 473972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473972	$16,800	$16,800	11.48%	1.00%	January 12, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473972. Member loan 473972 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	Archibus, Inc.	Debt-to-income ratio:	10.77%
Length of employment:	10 + years	Location:	SALEM, MA

Home town:	St. Joeseph
Current & past employers:	Archibus, Inc., Akamai Technologies
Education:	Lesley University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > Consolidate high interest credit card debt.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,502.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and student loans (if applicable)?	I have 3 credit cards I will pay off: Amex Blue $9K at 22% $225 per month Amex Gold $8K at 15% $190 Per month Sears Card $3K at 29% $90 per month Rent @$1600 per month VW credit Lease at $377 month
Hubbwood, What is your role at Archibus, Inc.? What is your plan if something happens to your income?	I am a Product Manager and have been with the company for 12+ years. The company is privately held, founded in the early 80's and has never had a layoff. With that said, I have approximately $50k in retirement funds that I could use in a crisis and physical assets I could liquidate. That said, if I did find myself unemployed, I am confident that could find freelance work as a tecnical writer (something I have done previously) until I found a permanent position.
What are your monthly expenditure?	Please see previously answered question. Thanks.
Hubbwood, Thx. I'm in. Sounds like you are on the right path. Good luck!	Thanks!
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? I understand your rent, car, and credit expenses. So we can understand how this will fit in to your budget, please give us an idea of your other monthly bills/expenses also, i.e., utils, food, transportation, etc. (total monthly budget) The credit card you list add up to $20k but this loan is for $16,800. I'm guessing you are paying off two cards and leaving a small balance on one, or are you paying the rest off with cash? Thank you and good luck with your loan	I am the sole wage earner. I currently budget: elec $35.00 gas $45.00 water $25.00 car insurance $100 Cell Phone $100.00 cable $75.00 Transportation $175.00 Groceries $200.00 Living Expenses $800.00 Total Expenses $1,555.00 I plan to pay off two cards and then use my cash + tax return to pay off the remaining balance. Thanks.
I don't know what your take home pay is, but according to your expenses, there's either over or around $2K per month unaccounted for. Even if we consider your credit card payments of $500 per month, that's still near or over $1.5K per month. What are you doing with the extra money?	Savings, investments, unexpected expenses, etc.

Member Payment Dependent Notes Series 473985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473985	$1,500	$1,500	11.83%	1.00%	January 8, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473985. Member loan 473985 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	1.50%
Length of employment:	n/a	Location:	VIRGINIA BEACH, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > Student and general expenses like books, gas, holiday gifts, and phone bills.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$246.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I live with my parents and they give me a total of aprox $11,000- 12,000 anually. Right now I'm a biomedical technology student and am working on an internship which will hopefully soon turn into an externship. So when the internship starts paying off I'll have that and the financial aid my parents offer me to pay off this loan in full.
When you expect the internship to start paying ?	Hopefully in 6 months, but my gas and other expenses may be recompensated to me much sooner.

Member Payment Dependent Notes Series 474006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474006	$10,000	$10,000	12.53%	1.00%	January 12, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474006. Member loan 474006 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,917 / month
Current employer:	Presidential Airways	Debt-to-income ratio:	12.20%
Length of employment:	1 year	Location:	Pnama City Beach, FL

Home town:
Current & past employers:	Presidential Airways
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > Need some money to cover addtional helicopter Flight Instrument Instructor Rating and Airline Transport Rating. I am in between assignments at work and would like to take advantage of this time to get these ratings.

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	49
Revolving Credit Balance:	$444.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Between assignments" too generic work descrption that could be interpreted to mean UNEMPLOYED. Define "Between assignments" better and loan may attract investors to help fund your helicopter further training. Member 505570 (RetiredUSMCInvestor) sends 01.05.2010 @ 6:00 AM ET	Type your answer here. I have been working for Presidential Airways in Iraq I am now going to work for the same company in Afghanistan. I have about another two weeks before I go to Afghanistan and I would like to get these additional helicopter ratings completed before leaving. Helicopter flight time is about 450.00 per hour in the R44 I will use for the training and flight evaluation.
I am curious - how are you doing to arrange doing the training, if the loan is not funded for a week or two from now?	Type your answer here. Your right I do not have the luxury of time on my side. If I do not have funding for this loan in the next day or two I am going to use a different source that will cost me a little more.
Your loan is a little more than 48% funded now. Before I invest in this I want to know if you intend on accepting the loan or if you are going to another source? Thank you in advance.	Dear Miss Critical :-) I was going to take a loan with another lender, but not now. I liked your idea very much and am paying for the flight training now with a credit card in anticipation of the Lending Club loan going through. So, in answer to your question Yes I will definitely accept the loan. Thanks again for your financial advisement. Best Regards
Nobody has asked you this, but it might make some Investors feel more confident if they had the answer to this question. Since you will be out of the country, will you be maintaining a bank account in the US, that the Lending Club payments will be automatically withdrawn from?	Yes, I do all my banking with USAA in San Antonio Texas. I will definitely use the direct debit method of payment. I thought I had already signed up for that.

Member Payment Dependent Notes Series 474069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474069	$3,000	$3,000	12.18%	1.00%	January 11, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474069. Member loan 474069 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Fisher Sand & Gravel	Debt-to-income ratio:	1.67%
Length of employment:	7 years	Location:	Glendive, MT

Home town:
Current & past employers:	Fisher Sand & Gravel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	28
Revolving Credit Balance:	$37.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you plan to purchase with this loan? Also, could you explain your delinquency from about two years ago? Regards; Art	Possibly looking at a snowmobile and a trip.
Transparency would help lenders lend you money. What is this loan for? What do you do at Fisher? Is your income adjusted seasonally?	Loan is for a snowmobile and trip. I run heavy equipment at Fishers. I get paid weekly but hours get cut in winter time.
love the title... no clue :) So what are you buying... I'll be funding part of your loan.	Looking at snowmobiles and possibly a trip
I have no clue either what this loan is for. Care to share? The more information provided, the easier it will be to get funding. Thanks.	Snowmobile and trip
What is this for?	Snowmobile and trip
Why are you requesting this loan? And why are you titling it 'No Clue'? That doesn't inspire a lot of confidence from me.	Looking at buying a snowmobile and taking a trip. And whocares what the title is not like this title is going famous.

Member Payment Dependent Notes Series 474090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474090	$11,100	$11,100	12.87%	1.00%	January 8, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474090. Member loan 474090 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,208 / month
Current employer:	Organogenesis Inc.	Debt-to-income ratio:	19.99%
Length of employment:	< 1 year	Location:	South Boston, MA

Home town:
Current & past employers:	Organogenesis Inc., BDO Seidman, LLP, Forrester Research, Inc.
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > Consolidating a number of credit cards I've had since college and taking a number of classes to get ahead professionally. APRs range between 18 and 30%. I need to get these paid off and stop paying an arm and a leg to credit card companies. Please help me out!

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	60
Revolving Credit Balance:	$9,505.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So we can understand how this will fit into your budget, can you provide info on (1) the currently monthly payments you are making on the CC debt and (2) your other monthly costs including rent, car and student loans (if applicable)?	1. For my credit card debt, I am currently paying between $300 and about $500 per month, depending on my available cash flow. In the month of Decmeber, I paid a total of $350. 2. My other fixed monthly costs are rent ($700), utilities including electricity, gas, telephone, cable and internet (approx. $350), student loans ($900), and insurance including auto and renters ($100). I own my car outright so I have no associated monthly costs other than gas/ maintenance.
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Absolutely. I earned a Bachelor's degree in Business Administration with a concentration in Accounting in the fall of 2005. At the time I graduated, I had 2.5 years of work experience (at 30+/hrs a week) in my field. Immediately upon graduation, I joined an international accounting firm as an Associate where I remained until the Spring of 2009, ending as a Senior Associate. I joined my current company in the fall of 2009 and am currently employed as a Senior Account.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Please explain the delinquency that appears on your Credit History above (60 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner in my household. The delinquency was for a bill owed while I was still in college. I never received a copy of the bill and within 3 months it was sent to a collection agency. This was my only delinquency. In the even of a job loss, I would defer my student loans and begin collecting unemployment insurance, allowing me to continue to pay all my other outstanding obligations.
I have a few questions regarding your ability to afford this loan. 1) You are currently paying $900 a month in student loans. Is this the minimum payment or more? Do you have flexibility to pay less per month as student debt is typically a lower interest rate. 2) You say you pay between $300-$500 a month on credit cards based on your free cash flow. This concerns me as this loan would be a FIXED $373 a month with no flexibility to pay based on available cash. Can you ease this concern? Thank you!	1. The $900 is the amount I am paying per the repayment plan I chose. I do have an option to repay this loan over a longer time period with lower monthly payments or with a graduated schedule giving me lower upfront monthly payments but higher payments down the road. 2. I currently typically pay between $300-500 a month on my credit cards. I rarely pay less than this amount and occasionally pay more. The $373 is definitely a manageable amount for me. I do have some savings available that's reserved for emergencies (ie. car breaks down) that could be used to cover any slight fluctuations. In my projected budget, the monthly $373 will actually allow me to have more available cash than I do now which will allow me to either build an extra cushion in my savings or repay part of this loan early.

Member Payment Dependent Notes Series 474117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474117	$15,000	$15,000	12.87%	1.00%	January 12, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474117. Member loan 474117 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Brandnu Marketing	Debt-to-income ratio:	21.98%
Length of employment:	< 1 year	Location:	Dallas, TX

Home town:	Shreveport
Current & past employers:	Brandnu Marketing, Artistry Marketing LLC, Crossroads Christian Church
Education:	Dallas Baptist University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > I want to consolidate my debt and pay it off so I can be debt free. Borrower added on 01/05/10 > My debt is due to an illness last year and the credit card bills and medical bills that I incurred at the time. I am soon to be married in March, and will have my husbands income of 50k to rely on in the event that I lose my personal income of 38k. Also, at that point the rest of my bills will be lower due to sharing costs with him. Borrower added on 01/06/10 > I really want to get this loan rolling soon, so that I can go into my marriage with a financial plan and not a financial mess. I appreciate all of you who are willing to invest in me! Borrower added on 01/09/10 > My itemized credit cards: USSA AMEX $5000 @ 15.9% USSA MC $1300 @ 12.9% Chase MC $5600 @19.9% Chase MC $1400 @12.9% CareCredit $400 @ 0.0% until next month, then 15% Capital One MC $759 @ 22% Medical Bill with Baylor Hospital: $1500 that must be paid by March (currently paying $400 per month). AMEX: $1395 @ 27%

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,432.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Brandnu Marketing ?	I work as the Graphic and Web Designer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and student loans (if applicable)?	My Rent is $ 575.00, my car $282.00, student loan $52.00. My debts are spread out over a few credit cards and a large medical bill, with varying interest rates between 12% - 22%. I can provide detailed information on each debt if you need it.
Greetings. Since your profile shows less than one year employment history, you'll increase investor confidence if you kindly provide at least three (3) years of employment history. Thank you and good luck on your loan!	I have previously worked at Crossroads Christian Church for 1 year 8 months, then I moved the Artistry Marketing for 7 Months, and have been currently at Brandnu for 7 Months. Before any of that I was employed part time as a student. I have continually worked as a freelance graphic designer throughout that time period.
Please respond to the following: What are your responsibilities at Brandnu? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Currently I am the sole wage earner, but I am to be married in March. My husband to be makes 50k per year. I make 38k per year. In case of job loss, my husband can continue to help pay this loan in the interim while I freelance and find new employment. My current bills are $575 in rent, $282 for the car, $52 for my student loan. I have put myself on a strict budget for other items, in my effort to pay off the credit card debt and medical bills incurred during a recent illness. I owe nearly 15k on all of these with varying rate between 12%-22%.
Congrats for your wedding. Have you already worked out your wedding budget? How much is it including honeymoon? How will it be paid? Not to pry, but was your illness chronic? Is there a chance it might be recurring?	Thanks for the congrats :) Yes the wedding is already paid for by my parents and the groom. Our budget was 6k (which was more than we wanted, but in Dallas it's hard to find anything that isn't less expensive). My parents have paid for my dress, the cake, flowers, food. He's paying for the photography and venue. We aren't planning a honeymoon, just a few nights somewhere nice nearby. We'd rather save the money for other things. My illness was not chronic, and will not be recurring. I am fully recovered, except for the bills.
What are your other monthly expenditures (you already mentioned rent, car, and student loan)? Can you itemize your revolving credit debt, including interest rates and monthly payments? Are you going to be moving to another place or stay in your current place? (Just wondering if rent will go up.) We cannot full depend on your future husband's income unless we know his financial state, such as amount of debt he has.	I am moving to another place that my fiancee is currently able to pay for in full, however if I pay half the rent, it would still be $575-600. He makes 50k a year, has 6k in debt on credit and 5k on his motorcycle. My itemized credit cards: USSA AMEX $5000 @ 15.9% USSA MC $1300 @ 12.9% Chase MC $5600 @19.9% Chase MC $1400 @12.9% CareCredit $400 @ 0.0% until next month, then 15% Capital One MC $759 @ 22% Medical Bill with Baylor Hospital: $1500 that must be paid by March (currently paying $400 per month). AMEX: $1395 @ 27%
Since your contingency plan is your husband to-be's income, what does your husband to-be do and how long has he been at that job?	He works as a Network Admin for one of the Bass family of companies in Forth Worth. He has been there five years.

Member Payment Dependent Notes Series 474176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474176	$8,000	$8,000	12.53%	1.00%	January 11, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474176. Member loan 474176 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,630 / month
Current employer:	The Stone Companies	Debt-to-income ratio:	7.81%
Length of employment:	10 + years	Location:	Oroville, CA

Home town:	Los Angeles
Current & past employers:	The Stone Companies
Education:	Cal Western University, The University of Montana, George Washington University (GW), University of Denver, University of Georgia, UCLA Grad School, Loyola School of Law(Los Angeles)

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > This is to entirely replace higher interest credit card debt and will entirely be used to reduce my overall debt. Borrower added on 01/05/10 > I've been with current employer since 1990. I have a first trust deed home loan with Wells Fargo since 1991. Original loan amount was $80,000. Never a late payment or missed payment on any loan, credit card, etc. Current balance on home loan is down to $20,117.13. Home is a three story 1887 Victorian in our Historic District--today's value over $160k. Also own two vacation homes in North Dakota that are free and clear. Have $10k in credit card debt because I used the cards for part of the cost of converting the attic of my home to a full master bedroom suite. $8k of that debt has high interest but $2k is with my credit union at 9%. I want to pay off the high interest cards which I have already reduced in the past year from $19k to $8k. My entire home mortgage will be paid off in 3 threes too.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,750.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why haven't you asked for more money ?	I have only two high interest credit cards--one with a balance of $4,500(29.9%) and $3,500(25.9%). I will be using this loan to eliminate these two card debts entirely. I'm presently paying $1,200/mo toward paying these off and I'd rather use those payments to eleminate my debt at lower interest rates. I also have a Visa with my credit union for about $2,500 but at only 9%. My remaining home mortgage, although for just over $20,000 is also at a lower rate of interest. I've been paying double payments on my mortgage for years and it will be paid off at the current rate in under three years. At that time, with the payment of this requested loan, I will be entirely debt free. That will also be about the time I plan to retire. I own a small commercial building here in Oroville(owned free and clear and on a long term lease to great Day Spa tenant) as well as my home here and two smaller summer vacation homes(also owned free and clear) in North Dakota. I will wait for property values to return locally(perhaps 4-5 years) and then sell my large home here and my commercial building and retire(probably outside of California somewhere). At that time I will have zero debt and significant assets.

Member Payment Dependent Notes Series 474199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474199	$11,500	$11,500	13.57%	1.00%	January 11, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474199. Member loan 474199 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	12.10%
Length of employment:	4 years	Location:	Brooklyn Park, MN

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I am requesting this loan to consolidate my debt. I have great credit score and I am really responsible in paying my bills on time, every time. I have been working at a great company for the last 6 1/2 years so I have a stable income. I will have the the monthly payment on automatic payment from my checking account so you will not have any problems in getting your money back. Thank you. Borrower added on 01/05/10 > I can pay back the loan faster if you need me to. Your help with this loan will be greatly appreciated!

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	34
Revolving Credit Balance:	$13,782.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just for your information, what the investors need is for you to be a good reliable person that pays on time. Paying faster can benefit you so you can pay less interest, but it doesn't make it any better for the investors if you pay off early.	thanks for the info! I kind of knew that but still put that in my note..initially I wasn't sure how to write my note so maybe that's why I added that..maybe I'll try to take that part off if I am able to. Thanks!
what do you do at your job? What are the balances on your credit cards and their interest rates?	I have about 5k at about 27%, another 5k at about 20%, $1500 & $2000 in 2 cards, and another 7k in another card..it's quite a bit but I'm good for it. Once I get this loan, I will be able to consolidate most of them into this one loan & manage my bills better. I'd like to add that my Experian score is 733 as of a couple days ago, didn't check the other 2 recently..not sure why LendingClub has a lower score for me..the 733 score shows how responsible I am with paying my bills.. Hope you all will invest in my loan!
# Length of Employment: 4 years	4 years here full-time and 2.5 years before that at the same company as a contract employee so that's why I had put 4 yrs at the length of employment for verification purposes..the 2.5 years has to be verified by the contract agency officially..didn't want to complicate the paperwork as I wasn't sure how this worked initially..Thanks.
what do you do at your job?	I'm in Operations in the Trust Dept.
What are your monthly expenditures? How did you accumulate such a large credit card debt? How are you going to prevent doing so again?	well i bought a house about 1/2 yrs ago and a lot of things needed to be fixed so i used credit cards for them..i know it wasn't a smart plan..but had do to it and now the house is in a good shape and should last long..as you know, with the high int rates, whatever you pay it doesn't bring down the balance down esp if you have it spread over a few cards..other than CCs and the mortgage i don't have any other pmts..this loan's pmt will be lower than what i pay for all the CCs..once they are paid off i plan to not use them anymore..will store them in a freezer or sth!

Member Payment Dependent Notes Series 474202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474202	$2,000	$2,000	12.53%	1.00%	January 8, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474202. Member loan 474202 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,700 / month
Current employer:	Frankfort Community School District	Debt-to-income ratio:	24.35%
Length of employment:	3 years	Location:	West Frankfort, IL

Home town:
Current & past employers:	Frankfort Community School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	4
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please explain what you are planning on using the loan for? Are you fixing up a house you are renting? Regards; Art	Yes I am planning on doing some small fixing on the house I am renting. I want to learn how to work with my hands a bit as I am a teacher without that type of background. The loan will help me get set up in my new living situation.
Can you tell us a bit about the delinquency in the last 2 years? Also, what do you do at the school district? Thanks!	I am a special education teacher at the high school level. I am unaware of a delinquency, let alone the ability of others to see my financial history. Could you please private message me with details how you obtained this information? Thank you for letting me know this information by the way. I was divorced just over 2 years ago and am still recovering financially, but steadily.
Can you expain the previous delinquency?	I am unaware of a delinquency, let alone the ability of others to see my financial history. Could you please private message me with details how you obtained this information? Thank you for letting me know this information by the way. I was divorced just over 2 years ago and am still recovering financially, but steadily.
We don't understand, you're renting, why are you needing a home improvement loan?	The landlord has given me permission to upgrade the house a bit. With the option to buy the house if I wanted to in the distant future.
We don't understand, you're renting, why are you needing a home improvement loan?	The landlord has given me permission to upgrade the house a bit. With the option to buy the house if I wanted to in the distant future.

Member Payment Dependent Notes Series 474247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474247	$8,525	$8,525	8.59%	1.00%	January 8, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474247. Member loan 474247 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	City of College Station	Debt-to-income ratio:	10.56%
Length of employment:	9 years	Location:	montgomery, TX

Home town:	Paris
Current & past employers:	City of College Station
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > Paying off medical bills Borrower added on 01/05/10 > paying off medical bills I am a firefighter paramedic with a very stable job and my wife is a teacher. Together we make about 95000 a yr. Borrower added on 01/06/10 > This loan will be paid on time. I have never had a late payment on anything. Borrower added on 01/06/10 > This loan will be paid on time everytime. I have never been late on a payment ever.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,168.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Outside of your medical bills, do you pay off your credit card bills every month? I am hoping the medical condition that gave rise to the bills is mostly or completely behind you. Is that the case? Have a nice New Year.	We try to keep our Bills to a minimum on credit cards, but due to paying for medical bills the past few yrs with them they have risen. My son has had 3 sets of ear tubes in three yrs, he has bad teeth and has had dental work done. He has had to have his adenoids and tonsels removed already due to reoccurring strep throat. He has a lazy eye causing multiple Dr. visits and eyeglasses and he has had asthma causing him to be more susceptable to all sorts of illnesses. My wife found out her c-section from 4 yrs ago(almost 5) was healed wrong and she needed laparoscopy to fix it. I am just glad I have not been hit with anything. Her condition is better. My son is doing much better. Dr. thinks he has outgrown his asthma which they said he most likely would and that he will be less likely to pick everything up that comes along since his lungs are stronger.
Hello. Thank you for the thorough answer to my previous questions. After paying all monthly expenses, on average how much do you have left over for savings or an emergency fund? Do you have any money set aside outside of pension funds? I am just trying to get an idea of whether you can afford this loan. Your answers are appreciated by all of us.	Yes my wife and I both have pension funds available outside of that we typically have about 3000 kept back in savings at all times. We put back as much as possible when we get paid after bills. Also we pay in taxes like we are single so we know we wont owe come april. They will owe us. On an average month we typically have 1000 or more to spend or save as we want.

Member Payment Dependent Notes Series 474256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474256	$6,500	$6,500	11.83%	1.00%	January 8, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474256. Member loan 474256 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,683 / month
Current employer:	Colonial Electric Supply	Debt-to-income ratio:	22.25%
Length of employment:	5 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Colonial Electric Supply
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I am trying to consolidate a student loan I've had for some time and my credit card. It would be a lot easier to make one payment for two bills. I've tried to get a line of credit from Citizens and PNC but do not meet their requirements in this economy. I've gotten my credit score above 720 and I want to keep it in good standing. This being early on in a new year I would like to start it off with a good step. I am in just a need of some assistance to meet this goal, I am also setting a goal to have this paid off before the 36 time frame.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,604.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and student loans (if applicable)?	The debts I am consolidating are my student loan and my credit card. Currently my student loan payment is $100 per month and a 2.48% interest rate and I pay approximately $200-$300 per month on my credit card with an apr of 22.90%. My rent is $500/ month to a family member and is flexible if need be but I have not needed to act upon this. I have no car payment. My other bills are just the standard utilities phone, internet and car insurance. The payback amount offered through the site to me is $215.38 and is not an issue because it will be 1 payment for two bills. I am also setting a goal to have this paid in full before the 36 month time frame.
To follow up on your response - it certainly makes sense to replace the CC debt with this loan but I don't see why you would switch the student loan (with a 2.48% interest rate) for a lending club loan @ 11.83%. Can you explain?	I can understand the confusion. I've had my student loan for almost 12 years and would like to get rid of it, paying a higher interest rate doesn't seem smart from the paper aspect of it, however, combining it with my credit card with a much higher interest rate to bring the payment for both to a total of $215.38 per month vs. a $100 for loan and $200-300 per month for CC. I'll make the $215.xx payment on the 15th and can make another payment, of say $100 or more at my end of the month check. Doing this will allow me to be able to put some money into my savings account. I am looking to the future for when I can purchase a house, having a more recent loan that is in good standing and paid in full looks much better than having my student loan on my report for such an extended amount of time. I am trying to clean up my past for a better future. I hope this answers your question. I am more than happy to answer any and all questions. Thanks for your interest.
I suggest you keep the student loan at the 2.48% rate it is better than the rate you get here (or almost anywhere right now!). You could pay off the credit card debt, which has a higher APR than you get here, and the rate here is also a fixed rate, which better than a variable one. How much is the cc balance? Do you have any other debts? Thank you in advance.	Currently my cc debt is $1910.86 at a 22.90% apr. I understand it makes more sense to keep the low interest student loans but it has been a monkey on my back for almost 12 years. It is something I'd like to get completed and taken off my credit report. Making one payment for the two bills is a bit easier even at a higher interest rate. I do understand that I will end up paying more with this loan interest in the long run, however being the payment is only 215.38 per month, and between the two bills now I am averaging $300-$400 per month, I can put additional money towards this loan and have it paid off faster.
At only 2.48% interest, I think that the monkey could ride easy for awhile longer. Paying two bills is such a slight inconvenience for the money you'd be paying yourself in saved interest. Otherwise, glad you're trying to pay off debt and I wish you all the best.	Thank you for your thoughts, I always value good input. While not only condensing two bills to one, getting rid of the student loan will give a good morale boost. At my current payment plan for it it would take just a few months shy of 4 years. This will just knock a whole year, and maybe less when I can make extra payments that will speed up the process as well. Again I thank you and appreciate your input.

Member Payment Dependent Notes Series 474294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474294	$9,000	$9,000	11.48%	1.00%	January 11, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474294. Member loan 474294 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Hampton Inn & Suites	Debt-to-income ratio:	16.70%
Length of employment:	2 years	Location:	Mauldin, SC

Home town:
Current & past employers:	Hampton Inn & Suites
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	40
Revolving Credit Balance:	$1,557.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Months Since Last Delinquency: 4	I have never been delequent! I need the loan to cover a credit card who increased my interest rate to 27%. This increase is making it impossible for me to pay the credit card off.
You profile here says there was a delinquency 40 months ago - which is more than 3 years ago, so is it possible you had a late payment about that time? If not, then you might want to contact TransUnion if you believe there is an error on your Credit Report. You can reach TransUnion at: TransUnion LLC Consumer Disclosures 2 Baldwin Place P.O. Box 1000 Chester, PA 19022 800-888-4213 www.transunion.com You are requestion a 9K loan - would you please provide a breakdown of the balances on the debts that you owe, including the APR's ? Thank you in advance.	I am unaware of any deliquency on my credit report and will utilize the information you provided to look into this matter. Listed below is the balance on the debts including the APR's. I also have student loans that are deferred, since I'm a current college student, that may reflect on my report as well. Macy's Visa- $7,290.03 @ 24.50% APR AMEX- $1,838.84 @ 27.24% APR
how did macy's bill get so big?	I got out of the Air Force about three years ago to finish my degree. At the time my available balance was 10,000. When I moved back to South Carolina from Texas I had to regain my residency for a year before I could enroll back into USC. During this time I was unemployed so I initially used my visa to pay my bills. Once I had a job I could only afford the minimum balance. I have traditionally used the Macy???s card to purchase gifts during Christmas for my ever-expanding family and last year Macy's reduced my available credit to $7,500 and increased my interest rate resulting in a high balance and payment. I have been employed for some time now while also going to school and I want to pay off my credit debt, focus on my student loans and save for a down payment on a house. Unfortunately my poor choices in the past have resulted in a financially compromising situation. I have cut my credit cards up, canceled my gym membership, and changed my spending habits, in a concerted effort to pay off my debt.
What are your current monthly expenditures?	Rent-$683.00 Cable-$120.00 Power-$100.00 Macy's-$241.00 Amex-$54.00 Phone-$34.00 total: $1232.00
What about your car and car insurance? I assume the phone listed above is for your landline? What about cell phone?	My car is paid off! Insurance-$50 w/ $12 renters insurance Health Ins.-through school, currently don't pay for private health or life.
The loan will be able to help you eliminate your debt in 3 years but does not help your monthly budget as you are already paying about $300 each month against your debt. Are you able to go the next 3 years without accumulating more debt? What about Christmas and other future non-budgeted expenses? How do you plan to pay for those?	Well the point of the loan is to pay off the Macy's and Amex therefore reducing my debt payment while still allowing me to make headway on the accumulated amount. So the loan payment will inevitably replace my current debt payment that is already worked into my budget. Considering I graduate in the spring and already have a full-time job my availability will allow me to work more hours thus collecting more wages resulting in more financial flexibility. As I've stated before, I have already cut my debit cards up and don't plan to open any new credit lines following this transaction. This new flexibility will allow me to deposit more money into savings to compensate for "future non-budgeted expenses!"
It reduces your debt but not your debt payment as you will need to pay $296.72 every month for the next 3 years. Per above, you are already paying $295. How many hours per week do you plan to work once you graduate?	Although the payment is the same the interest rate is substantially different, allowing my payments to impact the balance. I'm under contract with my employer, paid salary, bonuses, and potential raises dependent on the hours I put in. At the moment I work between 32 to 36 hours a week. Once I graduate I'll be working a traditional 9-5 with an increase in my salary.

Member Payment Dependent Notes Series 474300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474300	$12,000	$12,000	8.59%	1.00%	January 12, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474300. Member loan 474300 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	RGL Forensics	Debt-to-income ratio:	18.80%
Length of employment:	< 1 year	Location:	Miami, FL

Home town:
Current & past employers:	RGL Forensics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I really want to make just one payment a month. I am never pay anything late and I have excellent credit. I want to start clean this new year. Please help me out. You will not regret it!!! I will pay on time!!!

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,757.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I have been working non-stop since 2001, after I graduated from my master's degree in Finance. I also have a Master's degree in Forensic Accounting. I just started a new job in August of 2009 as a Forensic Accountant (my passion). Previous to that I worked as an internal auditor for a major transportation company for 3 years and as a forensic accountant for 2 years. I also help 2 positions as an accountant for a parking company for 3 years and a pharmaceutical company 1 year. I am requesting this loan to consolidate 3 credit card debts into one payment. I have made bad purchasing decisions in terms of traveling and buying things that were outside of my budget. Now that I am a little bit older I am seeing the consequences and I want to pay-off the credit card debt in a 3 year period. I also want to cancel two of the credit cards and have just one for emergencies.
can you please enumerate all your monthly income and expenses? if you have a second income in your household, can you enumerate the second income and expenses as well? what kind of emergency cash reserve do you have?	Monthly income after taxes is $5,200. I have a mortgage to pay $1,860, and 2 car pmts $600 between the 2. I also have utilities of approx $500 between cell, power and cable and car insurance. My boyfriends lives with me and he pays the utilities and groceries and gas. He earns $22K annually. Emergency fund I have $5K. Hope this helps!
Since you've had multiple jobs over the years, what are the reasons for changing jobs? Can you provide information about the rest of your monthly expenditures? Can you itemize your debt including interest rates and monthly payments?	The first two jobs I had the companies no longer exist and they had to let people go, and I was one of them. I worked as a forensic accountant for 2 years and then decided to go into the internal audit and SOX world to make my career more well rounded. After 3 years I went back into forensic accounting and that is were I plan to stay. Monthly expenditures: Mortgage, 2 cars, insurance, alarm, cell, power, homeowners association, student loan and cable. My boyfriend lives with me and he pays the utilities and the gas. Groceries we pay together. Debt: Mortgage - $70K left to pay at a 5% Cars - one is a lease due at the end of 2010 and the other we are paying at approx 7% student loan - $214 monthly at 3% Hope this helps and thank you for your question!
I have helped to fund your loan - good luck!!	Thank you!
For your monthly expenditures, I'd also like to know how much you spend for your monthly expenditures. For example: Mortgage - $XXXX Car payments - $XXXX Alarm - $XXXX Cell - $XXXX etc.	sorry! I thought you could see the answer to another lender question, which I had disclosed that info. Mortgage $1,860 cars - $650 between the two alarm - $38 cell - $150 (between 2) power $100 (in summer is close to $175) cable - $110 car insurance $187 Hope this helps and sorry again!
Thanks for the details. Based on your expenses, it shows you have at least $2K per month spare. Of course, there are some things missing like food, but considering you sharing some of the other expenses, that should offset each other. If you have $2K per month spare, you would have been able to pay off the debt in 6 months. Is there a reason this was not the case?	Hello! I understand what you are saying but unfortunately I have not been making the same amount I make now. And I have only been at this job for four months or so. In my previous job I made $20K less than what I make now. That was also one of the reasons I had to change jobs. Now I make more money and I a catching up on bad purchasing decisions and traveling that I have done in the past 3 years. Plus my boyfriend pays only the utilities cause of salry cut-backs at his job. If I had $2K per month to spare I would have paid my loan credit cards already. Believe me I don't like getting a loan, but I realize that if I don't get a lower percentage loan than what I pay right now on my credit cards I am not going to be able to finish paying the debt because all the money would go to the interest. I also have other monthly expenses like student loan $315 and I have three dogs. We don't go out, or eat at restaurants because we are both trying to pay our debts as son as possible. Also, I am planning on paying the three credit cards that I have with this loan and just stay with one for emergencies. Hope this answer your question, if not please let me know. I will answer any other question that you might have.

Member Payment Dependent Notes Series 474330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474330	$6,000	$6,000	14.61%	1.00%	January 7, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474330. Member loan 474330 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	DISA CONUS	Debt-to-income ratio:	16.67%
Length of employment:	1 year	Location:	O FALLON, IL

Home town:
Current & past employers:	DISA CONUS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > After putting myself through my undergrad and getting a great full time job, I've decided to start grad school. Unfortunately, my high interest credit card bills are putting a real crunch on my budget. I'm doing this consolidation so I can get myself back on track! As you can see I've never missed a payment, and I have a great job, so repayment won't be a problem. Thanks for looking and THANKS for helping! Borrower added on 01/05/10 > More details about my loan: My job is with DISA CONUS, which is part of the Department of Defense. Since I am employed with the government (a Civilian employee) my job is extremely secure and very stable. I am actually part of a student/intern program that is training me for management. I plan on using this loan to repay credit card debt. I have a car loan and some student loans left to repay, but I'm not too worried about them at the moment. It's just the credit cards that need to go! I majored in Business Administration for my undergrad at Illinois State University, and I'm getting my masters at Webster University, in Information Technology Management. If you have any more questions, please ask!

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,367.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and student loans (if applicable)?	My debt I'm consolidating is credit card debt, from Citi, Commerce Bank and Capital One, namely. There are also a few store cards I'm wanting to pay off (Kohls and Walmart) Citi: $2100- Monthly payment $75 Commerce: $3000- Monthly payment $91 Capital One $500- Monthly Payment $25 Kohls $600- monthly payment $15 Walmart $450- monthly payment $15 I can't seem to find the interest rates but I'll provide that as soon as I find that information. The loan wouldn't cover ALL of my debt, but a huge chunk of it. With the savings I'll have from avoiding the high interest of the credit cards, I could pay off the extra much easier. I wanted to be sure I wasn't taking out more of a loan than I could handle, so I capped it at $6,000 My other monthly costs include rent ($660), utilities ($200) car payment ($233) and student loans ($200) Since I'm currently in grad school my student loans are in deferred status, but I'm trying to pay on them anyway so I avoid paying these off for the rest of my life! (I currently owe about $22,000 in student loans, through Sallie Mae.) Since my monthly payments w/ this loan will be about $200, I'll be able to afford that easily, since I was already paying more than that with my regular credit card bills. Please let me know if you have any other questions!

Member Payment Dependent Notes Series 474373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474373	$7,000	$7,000	8.59%	1.00%	January 8, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474373. Member loan 474373 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	HSBC Mortgage Corporation	Debt-to-income ratio:	13.86%
Length of employment:	5 years	Location:	Kenmore, NY

Home town:
Current & past employers:	HSBC Mortgage Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I am looking to consolidate debt. I strictly budget my finances each month.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I have a couple questions. Your credit history indicates no debt at all. Besides your first mortgage, what are your debts including any HELOC? How stable is your job? Your answers are appreciated. Have a nice New Year.	I have been employed with the same bank for over five years. Prior to that I worked with another bank for seven years. I have a credit card with a balance of 5000. I would like to consolidate that with a 401K loan. I do have a HELOAN with balance of $20000. Please let me know if you have any further questions.
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $0.00) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the HSBC Mortgage Corporation? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a credit card with a balance of appoximately $5000. I also have a 401K loan that I would like to payoff. Total monthly expenses include: Mortgage $870, Hloan 225, car payment of $350. The mortgages are joint with spouse. I work at a mortgage operations center functions include underwriting and closing. I do have a savings account with approximatley $500 balance. I do set aside $100 weekly for savings however recent car repairs have depleted that. I am willing to verify my income if necessary.
Since the Lending Club request indicates that you have no revolving credit balance, what is the debt that you will be consolidating if you get this loan? Thanks!	I am not sure why my balance does not show I have a credit card with a balance of approximately $5000 which I would like to payoff along with a 401K loan.

Member Payment Dependent Notes Series 474385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474385	$5,000	$5,000	12.87%	1.00%	January 8, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474385. Member loan 474385 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	16.04%
Length of employment:	4 years	Location:	Missouri City, TX

Home town:
Current & past employers:	Lockheed Martin, Rolls Royce Allison, Boeing Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	32
Revolving Credit Balance:	$1,405.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you be a bit more explicit on what kinds of home improvements you are planning to undertake? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Lockheed Martin? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	No car loans, no student loans, no teetering on the brink of foreclosure or bankruptcy. Just three credit cards being payed down this year, roughly $1K/month for all three - each one roughly $3K balance. Made some decisions 4+ years ago that were timed wrong, i.e. 2 new car notes (1 car replaced one that was totalled), 2 kids in day care, 1 wife in school, upgraded house to get out of a deteriorating 'new' neighborhood and only 1 and a half income. Home improvements merely means getting rid of the carpet and putting in wood floors. Hope to have house in sell condition before the summer, although no real plans to move, only preparing for the option. Would typically do 90-180 days same as cash for $6K plus out of pocket materials + install costs, this loan serves as the fill in during this credit crunch. I have a savings account, IRAs and mutual finds. Yes, I'm willing to verify income. The work I do is steady term though 2015 or whenever our orbiting platform falls out of the sky.

Member Payment Dependent Notes Series 474397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474397	$12,000	$12,000	12.87%	1.00%	January 12, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474397. Member loan 474397 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	UW Medical Foundation	Debt-to-income ratio:	19.32%
Length of employment:	< 1 year	Location:	Verona, WI

Home town:
Current & past employers:	UW Medical Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,602.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $10,602.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the UW Medical Foundation? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes I will be.
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I previously worked for another company as an IT Field Enginner for 3 years before being layed off.
It looks like you missed a few questions, so I will paste them here: Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $10,602.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the UW Medical Foundation? Do you have a savings account or any other kind of emergency fund?	Yes I will be using the money to pay off all of my credit card debt. I do have a small car loan and a some student loans. I work in Information Technology @ UW Medical Foundation troubleshooting and fixing printer, desktop, & software issues. I do have a savings account.

Member Payment Dependent Notes Series 474459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474459	$9,000	$9,000	11.14%	1.00%	January 11, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474459. Member loan 474459 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Evo2 Verizon Wireless	Debt-to-income ratio:	12.10%
Length of employment:	< 1 year	Location:	Discovery Bay, CA

Home town:
Current & past employers:	Evo2 Verizon Wireless, F. Rodgers Specialty Contractors
Education:	California State University Sacramento

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > This is a debt consolidation loan. I have a full time job, the main reason for this loan is to reduce my interest rate.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,107.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $9,107.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Evo2 Verizon Wireless? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Stockman, The revolving credit of $9,107 is the extent of my total debt. I do not have a car loan, my car is paid off in full. My monthly expenses total roughly $900, this includes the rent I pay, car insurance, cell phone bill, and the payments I am making on my debts. I have both a checking account amd a savings account though Wells Fargo. As far as my work I am in retail sales. I earn a base hourly wage and also earn commision on my sales.
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	We_all_win, I graduated college in May 2009 from California State University Sacramento with a degree in Business Admiistration with a concentration in Marketing. Immediately after graduation I started working as a project engineer for a specialty contractor in their mechanical iinsulation division. Due to the slow down in commercial and industral construction in the area I was laid off in October. I am currently working in retail sales however I am very actively searching for other career opportunities.
Other than requesting this loan, what actions have you taken to reduce/control your debt? Thank you in advance.	I no longer use or carry my credit cards and I make as much of a payment on my credit cards as I can.
I have helped to fund your loan - good luck!!	Your help is very much appreciated, Thank You!

Member Payment Dependent Notes Series 474474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474474	$1,600	$1,600	11.83%	1.00%	January 8, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474474. Member loan 474474 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,292 / month
Current employer:	Norwich Aero-Esterline	Debt-to-income ratio:	12.26%
Length of employment:	4 years	Location:	Norwich, NY

Home town:
Current & past employers:	Norwich Aero-Esterline
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > Debt Consolidation null

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,221.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLEASES LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	Going through arecent divorce I have "inherited" a few extra bills. Uncovered medical bills account to around $800.00. I would also like to payoff an old 401K loan totally $700.00. My car loan [$406} a month, that is it.

Member Payment Dependent Notes Series 474480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474480	$1,700	$1,700	8.94%	1.00%	January 8, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474480. Member loan 474480 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,300 / month
Current employer:	New Life Christian Center	Debt-to-income ratio:	24.15%
Length of employment:	8 years	Location:	Harwich, MA

Home town:
Current & past employers:	New Life Christian Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > I want to use the funds to pay off a high interest scooter loan (used as transport for our college daughter). Could you please add another $100 to the loan as I actually need almost $1800 for the payoff amount? Thank you.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,956.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLEASES LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	Just over $1750 on the scooter, interest at 19.5%; credit card $2650 at 14.5% and another credit card at about 1100 also about 14.5%. My salary is small (part-time) but together with my husband we pastor a church; combined salary about $5000 per month.
U GROSS 1300 MONTH	Yes
WHAT IS YOUR NET PER MONTH	Between 1100 and 1200
PERSONALLY I WOULD NOT LOAN U MONEY I WOULD REFER YOU TO A BK ATTORNEY	We sold our home two years ago and are currently renting - banks are not eager to finance loans for scooters, only motorcycles and of course autos; bank loans are usually in the form of lines of credit on properties.

Member Payment Dependent Notes Series 474492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474492	$8,000	$8,000	8.94%	1.00%	January 12, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474492. Member loan 474492 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Bain & Company	Debt-to-income ratio:	3.62%
Length of employment:	2 years	Location:	South Boston, MA

Home town:
Current & past employers:	Bain & Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > Looking to pay-off debt and to assist with extra costs for grad school. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,610.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help but need to have a couple questions answered first. Can you list your monthly expenses including all debt? What is your role at Bain & Company?	Hello, Thank you for your inquiry. I am a Compensation Analyst at Bain & Company and I have strong job security despite the current economy. I have approximately $600 in other expenses (including credit card debt) but I plan to use a portion of the loan to payoff credit card debt. The remaining balance of the loan will be allocated to cover test fees, application fees, admission fees and my first couple of classes. I would be attending a part-time MBA program, and therefore I would continue my employment at Bain & Company. Thank you for your consideration. Jessie
Will your employer reimburse you for the expenses of the MBA program?	Yes, my company will reimburse a portion of the MBA program. Thank you for your inquiry!
Which MBA program will you be attending and when?	Hello, I haven't applied to any of the schools of choice, but it would most likely be Umass Boston PT MBA program or Northeastern's PT MBA program. I want to be in good financial position prior to applying to schools. Thank you!
The first question didn't seem to get answered. What are your current monthly expenditures? If your debt is already at $7600, it looks like only $400 extra will help you with MBA... Is that going to cover your costs? Since you've only been at your current job for 2 years, what did you do before that?	Hello, My current monthly expenditures other than rent are: Utilities student loan (undergrad) transportation expenses (t-pass) food & gas gym cell phone small monthly charitable donation ($20) Previously I have worked as Paralegal in a start-up company that was later acquired, Fidelity Investments, and a Bio-tech firm before receiving an offer from my current employer. My employer will cover the cost of approximately one class per semester, but I will need to cover the first class and any fees associated with admission. I have approximately 500 in savings, and I will have time throughout the year to save more prior to taking the first class. I also can anticipate some additional money from taxes and a performance bonus in April. This loan is not meant to subsidize my income or cover all graduate expenses. It will be used to allow more control over my finances so I can begin to save again. Thank you for your inquiry.
Can you please provide the costs associated to each expenditures? Since you use public transportation, does this mean you don't have a car?	~150-200 for utilities 80 gym 80 cell 80 insurance 60 for transportation I do own a car but it is paid-off

Member Payment Dependent Notes Series 474569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474569	$10,000	$10,000	14.26%	1.00%	January 12, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474569. Member loan 474569 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	INC CORPORATE SERVICE	Debt-to-income ratio:	3.42%
Length of employment:	3 years	Location:	FLUSHING, NY

Home town:
Current & past employers:	INC CORPORATE SERVICE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I'm looking to pay off some high interest rate credit card balances. Getting so tired of credit card companies playing games with my balances. My debt was double what it is now about a year ago and I'm committed to have it cleared. Borrower added on 01/11/10 > ***Please be advised that the judgement on record has been removed from the credit report through investigation. If you have any inquiries or requests for confirmation, please contact Lendingclub. Thank you. ***

A credit bureau reported the following information about this borrower member on December 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	23
Revolving Credit Balance:	$10,141.00	Public Records On File:	1
Revolving Line Utilization:	47.40%	Months Since Last Record:	6
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the public record on file from 6 months ago?	The public record was a judgement that was not mine. I had it investigated and removed from my credit report from all three companies very recently...I will contact lendingclub to have it updated.
I don't know if Lending Club has a policy of updating the credit history information, but it would help if they could reflect your current credit history. Anyway, what are your monthly expenditures? Can you itemize your revolving credit balance, including interest rates and monthly payments?	My monthly expednitures are as follows: 1. Rent $1550 2. Con ED average $100/month 3. home phone: $25 4. cable: $120 5. Cell Phone $110 6. life insurance: $200 7. citi credit line: $100 8. $400 other expenses such as travel & food Revolving Credit Balance: 1. Citi cc: $1287 pay $300 (apr 29.9%) 2. citi line of credit: $1870 paying $100/month (s/a/a) 3. bank of america: $2491 pay $300/month (27.9%) 4. chase: $2500 pay $300/month (22.24%) I try not to use credit cards anymore...but my credit companyies are raising my rates and some already have raised them to $29-30%.
What is your current position at work? Since you've worked there only 3 years, what did you before that? How did you accumulate such a large debt?	I am currently the office manager at my workplace. I was in school before that and had to take out a personal loan during that period. About half of the current debt is due to that loan.
what was the previous delinquency for?	It was a late macy's card payment. I didn't realize I had a balance but as soon as I found out, I paid it in full.
Based on your credit score it appears your public record is not frivolous. Please have LendingClub remove it. As an investor I wouldn't invest in your loan request as it currently stands.	I contacted the LendingClub and was told to let the lenders know that the judgement on the report was resolved and if there were any questions, to let the lenders know that they can contact them. I guess this means that they won't clear it from my profile....

Member Payment Dependent Notes Series 474595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474595	$2,500	$2,500	16.00%	1.00%	January 11, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474595. Member loan 474595 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Steadman Hawkins Clinic	Debt-to-income ratio:	5.82%
Length of employment:	1 year	Location:	Avon, CO

Home town:
Current & past employers:	Steadman Hawkins Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > loan for first car payment, rent deposit, and plates for CO vehicle regestration.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,436.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of your monthly living expenses. Thank you in advance.	I Pay monthly rent, 625/mnth plus 1/4 utilites which run less than 100/ person. I would like the loan to pay for first rent deposit, car registration and to consolidate bills this month to make it easier for me to get organized for Feb 1st.
What was the previous delinquency for?	I moved to Vail from college was job searching.
If you are already renting, didn't you pay the deposit before you moved in?	No, I just moved this month from my previous residence due to my roommates moving back home. So, I have some unexpected expenses for Jan.
What is position at place of employ. Thanks	Front Desk

Member Payment Dependent Notes Series 474610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474610	$4,900	$4,900	14.61%	1.00%	January 12, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474610. Member loan 474610 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,275 / month
Current employer:	Orr Motors	Debt-to-income ratio:	2.63%
Length of employment:	7 years	Location:	Shreveport, LA

Home town:
Current & past employers:	Orr Motors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	77
Revolving Credit Balance:	$3,288.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be more descriptive about Loan Purpose and Description. Also, I Would like to help you with this loan but I need more information. 1. What is your current position with Orr and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	The purpose of the loan is to pay for school expenses so that I can complete my double bachelor degree in accounting/finance. I need to not only pay for tuition but books, supplies, etc. My job at Orr Motors is the Office Manager of three corporations. I supervise the clerical department that consists of eleven individuals. I complete and submit the financial statements of the three coporations. I also pay the state and local taxes for all three locations and complete the corporate reports. My prior employer was an individual in which I was a private duty sitter. I worked part time for them for three years and full time for two years. I left that job to find one in which I could get accounting experience in order to help me with my degree. The stated income is from only one wage earner. My monthly mortgage payment is $1,200; which includes my insurance and taxes for my home. I do not have a car payment; part of my pay plan at work is that I drive a company vehicle. I have two credit cards. One has a balance of $3,100 and my minimum monthly payment is $39.00 and the other has a balance of $250.00 and my monthly payment is $25.00. I have two student loans which are deferred until I graduate which should be May 2011. My other expenses are as follows: Phone $125.00(this includes my internet service) Fule $50.00 Food $50.00 Utilities $150.00 Entertainment $50.00 I am extrememly confident that I will pay this loan back. I am looking forward to going back to school to complete my degree and will do financially whatever needed to make this happen. My entertainment and fuel expenses are so low due to me putting money aside for my education.
What is the purpose of the loan? What is your role at Orr Motors?	The purpose of the loan is to pay for school expenses so that I can complete my double bachelor degree in accounting/finance. I need to not only pay for tuition but books, supplies, etc. My job at Orr Motors is the Office Manager of three corporations.
$50 a month for food? Do you use a lot of coupons?	That plus I am blessed with a mother that likes to cook and I get a lot of left overs.

Member Payment Dependent Notes Series 474611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474611	$5,000	$5,000	8.59%	1.00%	January 12, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474611. Member loan 474611 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	9.04%
Length of employment:	n/a	Location:	pueblo, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$363.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am self employed I am a home care professional. The name of my company is Maid 2 assist.
what is this money for? what are you monthly income and expenses?	My monthly income is about $2400. I pay $650 for rent, $250 for utilities, $100 phone bill, $250 for a car payment, $170 auto insurance, $43 for a kirby vacuum, food is about $125 a week. and then I have some small credit card payments. Usually about $60.
I would like to help but have a couple questions first. Can you list your monthly expenses including all debt? Can you list the interest rates too? Can you explain your monthly income?	I have a 2004 honda civic, my monthly payments are $250 and i owe about 13,000. the intest rate is 7%. I have student loans that total 11,000 they are not in repayment yet and the interest is 0% untill i finish in may of 2012. I also, have a kirby vacuum i owe about $500 on I have 2500 in credit card dept...most of that is on a charge card and it has 0% interest as long as as the min payment is made on time.
What is your source of income (employer) and how long have you had it? Thank you.	I have been taking care of an elderly man for a year now. I am self employed the name of the business is Maid 2 Assist.
Employer or source of income?	I am self employed the name of the complany is Maid 2 Assist. I am a home care professional.
It looks like the current rates you are paying (0% and 7%) are lower than the 8.59% you would pay on this loan - so what is the purpose of the loan? Your current monthly living expenses seem to be ~ 2050. If your gross income is 2500, how much do you net out of that?	I would like to get away from the use of the american express charge card. It is like a payday loan it has to be paid in full each month. Also i would like to get as much as i can into one ach payment a month. I also, intend to spend a large amount of the money on start up business costs
what will this money be used for?	I plan to use the money to pay off an american express card. To start business insurance, a phone book ad, cards and licencing and certification for my business (Maid 2 Assist.) Most of the money is going towards the startup business expences, but i will also use some of it to consolidate my other monthly payments into one.
Member_600404, You have stated you are in college and finish in May '02. What are you studying and what do you want to do?	I am going to school for elementry education. I am one semester away from my asscociate of the arts and after that i have two years to get my bachelors. I plan to teach fourth grade.
How much do you ow AMEX? How much is the business insurance? How much is the phone book ad? What are the licensing requirements, how long is the certification training for, and what does the license and certification cost? How much do you take home out of your $2500. monthly income? Thank you in advance for your answers.	I owe amex $2300, the buisness insurance is $3300 a year, but in order to start it I have to pay a quarter down. The phone book ad is $189 per month, but i have to pay first and last month down. the licence is just registering the business name online its $50. The certification is to bill Medicare directly for what I do. In order to get the certification I have to submit a letter of intent and may be asked to take a course. Out of the $2500 i usually end up with 5 or 6 hundred left over.
I am confused. If you usually have $500 - $600 left over each month, what have you been doing with that money? What corporate structure are you planning on for your business?	I have been speding some of the extra money on business expenses already. Although, I did spend money on Chistmas. I help my dad out with my younger siblings. I know that if I had a lump some of money all at once I could do all the thing I have in order to do for the business that I have set up and am only waiting on funds. The business is going to be registered as an LLC. I met with a score representative and he advised me to use an LLc because it will be best for tax purposes. He also said that that can be changed or amended over time if the needs of the business change.

Member Payment Dependent Notes Series 474628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474628	$10,000	$10,000	7.74%	1.00%	January 11, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474628. Member loan 474628 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,444 / month
Current employer:	Comm of Mass	Debt-to-income ratio:	21.40%
Length of employment:	10 + years	Location:	Hull, MA

Home town:	Boston/Dorchester
Current & past employers:	Comm of Mass
Education:	Northeast Institute of Industrial Technology (trade school)

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > I want to purcase a lot of land owned by my uncle (now deceased) to keep it in the family. Borrower added on 01/06/10 > I am an excellent borrower because I never miss a payment. Borrower added on 01/07/10 > I mistakenly posted net income instead of gross. So the $2,444 is take home pay after all deductions. Sorry. Borrower added on 01/07/10 > This piece of land is part of an estate and I have inherited 1/9 of it. I would like to purchase it before it goes on the market.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,656.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am confused. How is it that you are purchasing land owned by your uncle - do you mean you are buying out someone else's share of the property as part of probate?	Yes, It is part of his estate and I have inherited 1/9 ownership. No one else is interested in keeping it but me. I don't want to let it to go on the market. He had plans for it and I want to complete them.
To understand how this will fit into your budget, can you provide info on your other monthly costs including mortgage, car and student loans (if applicable)?	My mortgage payment is $1000 car payment $430 I have no other loans and all house expenses are split with my wife. She will also chip in on the loan payment so it won't be too bad. Credit card balances are paid in full each month. Cards are strictly used for convenience.
Hello, How large is the parcel of land and what are your plans for it. Thanks.	The property is 11,700 sq. ft. Englewood FL, Port Charlotte I just want to save it for now and in the build a modest vacation home. That was his desire as well.
What is your combined income? What are your monthly expenditures? Can you confirm you have $2.5K balance of your revolving credit? What about your wife's revolving credit?	Type your answer here.We use shared credit cards for all household shopping but never carry a balance and never pay interest on this card. So this balance is always split between us. combined income is a little over a little over 100k
Just to confirm. You listed your gross income as $2444 per month which is about $30K per year? What is your position at work?	Type your answer here.I made a mistake when filling in application (see my notes in loan description). The $2444 is net, take home pay after all deductions,taxes, health ins., retirement fund, etc. I am an electrician. I have been with same employer 21+ years, very secure job.
Besides mortgage and car (one car payment or two), what are your other expenditures? How many dependents are you supporting?	Type your answer here. No dependents, unless you count 2 cats, 1 car payment

Member Payment Dependent Notes Series 474634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474634	$4,000	$4,000	13.92%	1.00%	January 11, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474634. Member loan 474634 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,634 / month
Current employer:	FEDEX OFFICE	Debt-to-income ratio:	17.77%
Length of employment:	4 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	FEDEX OFFICE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > I NEED THE MONEY TO FIX MY VEHICLE AS THIS IS MY SOURCE TO GET TO WORK. IM AN ASSISTANT MANAGER AND MY JOB IS STEADY I HAVE WORK FOR THIS COMPANY FOR 4 YRS AND PLAN ON FUTURE GROWTH WITH THEM

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,768.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses?	Cell Phone Bill $40.00 Car $250.00 Insurance $80.00 Credit Card $100.00 Gas $60.00 Food $80.00 Total $690 a month
You pay no rent?	No i do not i live with relatives
TAKE HOME PAY IS	$870.00 bi weekly $1740.00 a month
It says you are a renter, but there is no rent listed in the above monthly expenses...how much is the rent?	I do not pay rent there was not an option for me to put no rent

Member Payment Dependent Notes Series 474687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474687	$5,000	$5,000	11.14%	1.00%	January 12, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474687. Member loan 474687 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	ARAMARK	Debt-to-income ratio:	11.07%
Length of employment:	10 + years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	ARAMARK
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > I have been at my job for 11 years, I am not a renter and I just would like to use the money to consolidate a few bills here and there. I also believe I can repay the loan back in 12 to 14 months. I have decent credit.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	59
Revolving Credit Balance:	$918.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $918.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Aramark? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes willing to verify income I noted that on my application. Type of work, I manage projects at this time I wireless upgrade/change of platform for roughly 5,000 users. Outstanding debts car loan ($700 p/m), household bank ($800 and change) lockheed credit union ($300 and change) American Express (varies but I do pay it off whenever I use it) food expense ($600 p/m), incidentals (cleaners, car wash, etc - $300 p/m). As far as the funds, after paying the credit card balances, with the remaining funds I want to take a certification class to become a ceritified project manager.

Member Payment Dependent Notes Series 474703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474703	$10,750	$10,750	16.35%	1.00%	January 12, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474703. Member loan 474703 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Specialty Surgical Associates	Debt-to-income ratio:	17.74%
Length of employment:	1 year	Location:	Middletown, NJ

Home town:
Current & past employers:	Specialty Surgical Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > I have a stable job and this loan is for home improvement project Borrower added on 01/08/10 > delinquency 35 months ago was a simple oversight

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	34	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	73	Months Since Last Delinquency:	35
Revolving Credit Balance:	$71,956.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Could you please explain your delinquency 35 months ago and the large amount on your revolving credit (mortgage?). Thanks	Delinquency was an oversight on my part. Simple mistake
Lenders provided condensed borrower requested loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders must ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $12,000 HIP loan are: (1)- Position (job) description @ Specialty Surgical Associates is? (2)- $14,583 reported monthly gross income- 1 (yourself) or 2 (yourself and another) person incomes? (3)- Housing payment (mortgage) and vehicle payments (if payment applies) paid per month are $? If one or both does NOT apply then applicable answer to provide would be NONE. (4)- Credit Report reflects $71,956 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for answers to ALL FOUR questions. Member 505570 (RetiredUSMCInvestor) sends 01.07.2010 @ 9:50 AM Eastern Time.	Some loans are related to medical school loans. I am the only person in household. I pay 2100 for mortgage and car payment per mo. The credit balance reflects some new expenses related to purchasing new furniture, house appliances, etc
What is your role at Specialty Surgical Associates? If your income is really $14k/month, why do you need to borrow less than one month's gross income at such a high rate?	I am a surgeon at SSA. The other reason is personal.
What about your credit balance of roughly 72k? That worries me. Please elaborate.	Credit balance is mostly from places like Ethan Allen, Credit card expences that are related to moving to a new place
What was the previous delinquency for?	delinquency was a misunderstanding with SallieMae, which funded my medical school loans. So oversight had to do with deferrment paperwork
What was the delinquency 35 months ago?	Type your answer here.delinquency was due to paperwork mishap at sallie mae that was related to deferment

Member Payment Dependent Notes Series 474730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474730	$5,000	$5,000	8.59%	1.00%	January 11, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474730. Member loan 474730 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	8.02%
Length of employment:	n/a	Location:	Denver, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > This loan is to close out some final outstanding debt I have at a higher interest rate. I just opened a new business that is providing returns, which should be more substantial now that we have paid off all of our business debt and the business is free and clear.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,736.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I want to help but need to see certain things before. Can you explain what the business does and the list monthly revenue? What is your role in the company?	The business is a pizzeria which has been open for two years in April and is now debt free. The monthly revenue is about $31,000 and I am the Owner/Operator and will be taking a dividend of about $5,000 a month now that we debt free. We have gone from a startup pizzeria to a highly rated one in our area in less than two years.
Why are you requesting only $5000 when you are shown to have a revolving balance over $13k?	I'm just paying down the debt that is at a higher rate than what I am getting here.

Member Payment Dependent Notes Series 474768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474768	$2,825	$2,825	14.96%	1.00%	January 8, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474768. Member loan 474768 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,045 / month
Current employer:	Department of Veteran Affairs	Debt-to-income ratio:	13.60%
Length of employment:	2 years	Location:	Richmond, VA

Home town:
Current & past employers:	Department of Veteran Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > First time homebuyer needs appliances for home. I will be using my tax credit to pay back my loan sometime in March 2010.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$914.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be more descriptive about Loan Purpose and Description. 1. I am looking for stability in employment. What is your current position with VA and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? If more than 1 then what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	Purpose of the Loan will be to buy appliances for a home I closed on 12/18/2009. I have been currently working for the VA hospital for about 1.5 years. I am registered Kinesitherapist who provides exercise programs to Patients of the Spinal Cord Injury. As of now my fiance does not work due to the cost of child care it was more feasible for her not to. Mortgage is $1143 and Car is $430. My take home pay is about 1300-1400 every two weeks depending my overtime. I am confident that I will be able to pay the loan back one I will be getting the first-time homebuyers credit of 8000 which I will use to pay off my loan.
You are requesting a pretty small loan! Can you tell us what it is for? Also, are you planning on paying it off early (i.e. when you get the rebate?)	The loan is for appliances oven,washer/dryer. Yes, I plan on paying it off with the rebate in early March 10
What was your home purchase price?	160k

Member Payment Dependent Notes Series 474797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474797	$10,000	$10,000	12.53%	1.00%	January 11, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474797. Member loan 474797 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,158 / month
Current employer:	VA Medical Center	Debt-to-income ratio:	10.81%
Length of employment:	6 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	VA Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > I'm struggling to provide a better life for my family! I need some relief. I would truly appreciate your support. Thank You! =) Borrower added on 01/06/10 > I wish to consolidate my debt for the new year so I can start saving money. I wish to have a prosperous financial future by becoming debt free. You will not fail by investing in me. I will be happy to pay you back. Your support is greatly appreciated. Please help a nurse in need. Thank You! =)

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	77
Revolving Credit Balance:	$23,152.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Roughly how much do you charge on credit cards during an average month?	I spend nearly $500 to $700 monthly on credit cards. Only because I'm paying the minimum, but I end up having to use my cards because I need to save cash for rent and utilities.
1. What is your current position with the VA in SD and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	I am an RN and I work in the SCI rehab center. I used to work for Target when I started my freshman year of college and I worked there for 3 years. I started working at the VA once I got into nursing school and have been there since then. I am a single-wage earner and I support my immediate family (mom ,siblings). My average expenses can range from 1000 to 2000 per month if you include utilities, groceries, gas, clothes. etc. APR % balance min payment monthly payment 22.99 3300 95.00 100.00 22.24 3000 80.00 100.00 15.99 2400 60.00 100.00 12.24 1200 50.00 100 to 500 I know that I can afford a monthly payment of $335 to repay this loan vs potential $800 payment to credit cards that I end up spending from being low on cash. It will be a top priority to repay my lenders.
What are the interest rates and amounts on the credit cards you wish to pay off ?	APR % balance min payment monthly payment 22.99 3300 95.00 100.00 22.24 3000 80.00 100.00 15.99 2400 60.00 100.00 12.24 1200 50.00 100 to 500
What are the interest rates and amounts on the credit cards you wish to pay off ?	TypAPR % balance min payment monthly payment 22.99 3300 95.00 100.00 22.24 3000 80.00 100.00 15.99 2400 60.00 100.00 12.24 1200 50.00 100 to 500 e your answer here.
Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks and good luck with the funding!	Type your answer here.APR % balance min payment monthly payment 22.99 3300 95.00 100.00 22.24 3000 80.00 100.00 15.99 2400 60.00 100.00 12.24 1200 50.00 100 to 500
Hello, I am interested in funding your loan. Could you please answer some questions for me regarding your ability to repay this loan? Your revolving credit balance is listed at $23,152, yet you are only requesting a loan for $10,000. Why are you not requesting a larger loan? Can you provide some information about your credit card and car loan balances and monthly payments? Are you the sole wage earner, or is there another person in the household who contributes? How did you accumulate this debt, and how do you expect to be able to pay it off? Thank you, and best of luck in getting fully funded for your loan.	Type your answAPR % balance min payment monthly payment 22.99 3300 95.00 100.00 22.24 3000 80.00 100.00 15.99 2400 60.00 100.00 12.24 1200 50.00 100 to 500 I am only requesting 10,000.00 to consolidate credit card debt. The remaining debt is from student loans I accumulated when I went to Nursing School. I plan on looking into a loan assistance program (loan forgiveness/loan repayment program) from my employer. I can form a single parent household and I had to carry most of my expenses from school through loans and credit cards. I am currently the sole wage earner of my family.
Hi, I am interested in funding your loan. I would like some additional information before doing so: 1. Please explain the delinquency 77 months ago (as specified on your credit report). 2. Can you provide specifics on the debt you plan to consolidate under this loan? If credit cards, please include interest rates and payment amounts you are making (not the minimums). 3. What are your monthly expenses, including rent, automotive, food, utilities, etc? 4. Do you have a specific plan for becoming debt-free? If so, can you elaborate on it? Thank you for your time!	The reason why I was delinquent on some of my accounts 77 months ago was because I was a foolish college student thinking that I could handle my credit card debt. I was still working a minimum wage job at Target thinking I could afford the 20.00 minimum on the credit cards I had. min payments monthlypayments 22.99% on 3300 95.00 100.00 22.24% on 3000 80.00 100.00 15.99% on 2400 60.00 100.00 12.24% on 1200 50.00 100.00-300.00 I plan to contribute more to my retirement fund and save money to buy a house one day. I came from a poor family and never wanted for anything than what we could provide. I simpy want to rise above my famiy's history of debt and struggle and find a new way to financial security. It means more than anything to me right now. My family comes first and I will continue to work hard to provide and care for them all. I appreciate your interest in helping me achieve this goal. My heart is overjoyed by even the smallest contribution. It means so much to me right now. I will not forget your generosity because this loan will be of highest priority to repay. Thank you to everyone! =D
What are your monthly expenditures? Can you itemize your revolving credit balance, including interest rates and monthly payments? How do you plan to use the loan?	APR % balance min payment monthly payment 22.99 3300 95.00 100.00 22.24 3000 80.00 100.00 15.99 2400 60.00 100.00 12.24 1200 50.00 100 to 500 I will use my loan of 10,000 to consolidate my debt and start saving money =)
What specific actions have you taken to prevent accumulating debt in the future? Thank you in advance.	I want to build a savings account and contribute a higher percent of my income (10 to 15%) to a retirement account. I will not use my credit cards for everyday expenses. They will be used as a last resort (emergencies such as car repairs, hospitalizations, etc). My sister will be holding my credit cards so that I won't spend them once the balances are paid off.
Can you provide more detailed information about your monthly expenditures? How many dependents do you support? Are you the only wage earner? How can you ensure you don't need to accumulate more debt to go from month to month?	I am currently supporting my mom, sister, brother. My siblings have minimum wage jobs, but that just covers their expenses for school, some meals at school, and gas for a car (that's paid off) they are sharing. They aren't able to afford rent, utilities, insurance. My monthly expenses are as follows. rent: $700 utilities: $300 gas: $100-$150 food: $500 clothes:$200-$300 insurance:$200 credit cards:$700 student loan: $167 (automatic payment) I will be glad to free up the money I pay towards credit cards so that I can save it for emergencies.
You mention that you are struggling. What exactly is it that you are struggling with? In the unlikely case you should lose your employment, what is the contingency plan to repay this loan? Thank you and good luck with this loan.	I never thought that I would be living paycheck to paycheck with my current salary. I reason why I'm struggling to pay my bills is because I'm earning the most money to pay for the bills, but everyone else in my family are "starving students". I'm also supporting my mom right now due to medical illness. She recently lost her disability benefits. I make enough money so that I can pay my bills, but if I need to provide meals for my family, I end up charging my credit card for groceries or eating out. I don't want to live off my credit cards anymore. I want to pay for everything with my cash or debit. As a nurse, my job security is very high. I rank #9 out of 40 nurses in regards to seniority on my unit. And if for some reason, which is very unlikely, I was terminated from my job, I would have enough vacation hours to cash out so that I can cover my loan payments.
Have you looked into any of the free tools online that help with managing money, such as yodlee.com or mint.com? Using one of those sites might give you a new perspective on things and help you reach your goals.	Yes. I went to CNN.com and plugged in my info to a debt reduction planner tool. I could continue my monthly payments to slowly reduce my debt. But I find that getting a consolidation loan for all my credit card debt at a payment of 335 over 3 years is more appealing vs paying 700 to 800 per month and still carrying high interest rates over time. I plan on using these tools in the future to plan for finances. Thank you for the thoughtful suggestion =)
What kind of support are you providing to your mother? Are your siblings living at home? If not, isn't it more cost effective to have the family together as it doesn't seem that they can afford being on their own anyway? Approximately how much per month is all this? I assume this was not included in your listed expenditures. The loan helps you reduce the monthly expenditures to your debt, but doesn't help if you are living beyond your means (including the contributions to your family). Are you sure with the loan that you will be able to go month-by-month without having to use your credit cards?	My family (mom, sibs) and I live in the same house. I am covering utilities, groceries, etc. I take her to Dr. appts, assist with co-pays, provide her meals, and pay for gas when we travel to her appts. She is awaiting the court's decision to reinstate her benefits, but will not know until May. I am not trying to live beyond my means. My debt accumulated to such a high amount and the high interest rates on my credit cards are robbing me of money I could be saving. I'm trying to make a change in my life. I want to stop using credit cards on a daily basis. I'd rather have them available in case of emergencies. Once my credit cards balances are paid off, I'm willing to sacrifice small things that add up to big expenses (eating out, buying coffee, shopping for clothes I already have, impulse buys @ target). I've been going to the public library for entertainment. I can rent movies and check out books for free. I go to museums on free admission days. There are so many alternatives to what I could do to save money. My goal is to stray from credit card use and pay all my expenses with cash. If needed, I am considering getting a second job (part time or per diem) to maintain financial freedom.
Hi! I've helped to fund your loan. Good luck!! (PS - I worked at VA-SD for 5 years, and the SCI is a great unit. Thank you for your service!)	=D...I am grateful for your contribution! Thank you for your trust and support. I am beyond words for all who have invested in me. I will not let you down! Once again, thank you for taking the time to know my situation and better my future. My warmest regards to you all!!!

Member Payment Dependent Notes Series 474940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474940	$2,000	$2,000	15.65%	1.00%	January 11, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474940. Member loan 474940 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,050 / month
Current employer:	City of Wylie	Debt-to-income ratio:	7.02%
Length of employment:	8 years	Location:	Wylie, TX

Home town:
Current & past employers:	City of Wylie
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > I have some small debt to pay off as soon as possible. Borrower added on 01/08/10 > My job is very stable, I have been working for my employer for 9 years. I have some debits due to me being in the hospital for over 6 weeks, and so I have some debit to repay. Thank you in advance for helping me.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	41
Revolving Credit Balance:	$2,999.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on your other monthly costs including rent, car etc?	My budget consists of rent:778.00 a month, car payment is 228.00 a month, water 31.00, fios 100.00, gas 50.00 amonth, groceries 50.00 a month. With the funds I am requesting it will pay off my debt which will allow me to get back on my feet after my seperation and hospital stay. Thank you.
1. What is your current position with the City and give a brief job description? 2. Is stated income from 1 or 2 wage-earners? If more than 1 then what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	I am an admistractive assistant for the City of Wylie. My stated income is just mine alone. My husband and I are seperated. My rent is 778.00 a month and my car note is 228.00 a month. I am very confident that this loan will be paid back. Thank you.

Member Payment Dependent Notes Series 475072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475072	$7,000	$7,000	7.74%	1.00%	January 12, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475072. Member loan 475072 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Commentary, Inc.	Debt-to-income ratio:	7.43%
Length of employment:	6 years	Location:	New York, NY

Home town:
Current & past employers:	Commentary, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,183.00	Public Records On File:	0
Revolving Line Utilization:	35.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Education? Whose? (yours or a relative's?) For what? When? Why? How will you repay the loan? What does your ~ 31K revolving credit balance consist of?	My own education in web development to add another tool to my consulting business. I have assets well in excess (100x) of this loan, and I am too honorable ever to default on such a sum. My 31k revolving credit consists of 11k in December charges that i will pay in full in a few days, and 20k in a 0% APR credit card that I have invested in high-grade bonds. I do this every year to capture a small spread for free.
I'd like to help but have a couple questions that need to be answered first. What is this loan specifically for? Can you list your monthly expenses including all debt? What is your role at Commentary, Inc. ?	My own education in web development to add another tool to my consulting business. I have assets well in excess (100x) of this loan, and I am too honorable ever to default on such a sum. My 31k revolving credit consists of 11k in December charges that i will pay in full in a few days (as I do every month), and 20k in a 0% APR credit card that I have invested in high-grade bonds. I do this every year to capture a small spread for free. So debt service is not really part of my regular expenses. The income from my job, my wife's, and other income-bearing assets is more than sufficient to cover monthly expenses.
Member_601174, What is 'another tool'? Transparency helps encourage others to lend. What is your annual revenue from your consulting business and how long have you and/or others been doing it? 100x? You have $700,000 in the bank? If so, how does a loan of ~8% help financially?	I earn $20K a year from part-time consulting, which I have been doing on and off for seven years. The assets are not all in cash but rather in debt and equity instruments that I prefer not to liquidate. An ~8% rate is worth it because the return on that capital will be in the neighborhood of 20%.

Member Payment Dependent Notes Series 475165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475165	$11,000	$11,000	12.53%	1.00%	January 12, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475165. Member loan 475165 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Joe's Bar	Debt-to-income ratio:	18.89%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Joe's Bar
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > My situation: I have four credit cards that I stopped using a year ago and started a David Ramsey style debt repayment plan. I have been paying $450/mo (all automated) for all of last year but have only managed to pay off $2500 because the banks keep raising my APR (one to 30%!) even though I've never missed a payment. My plan for the loan and why I am a great borrower: I plan on using this money to fully pay off these cards, but will continue to budget the full $450/mo towards debt repayment, even though the payments are only $370. I use automated bill pay and savings transfers. Also, I only use cash for personal and daily expenses and have a comfortable emergency fund. I have used mint.com to track spending and plan my budget for over a year. I subscribe to finance blogs such as Get Rich Slowly, I Will Teach You to be Rich and Reddit.com's Frugal, Economics, and Anticonsumerism subreddits. My job security: I am a salaried manager at a large and successful bar/restaurant/concert venue that has been in business for 15 years. While this may not be viewed as the most stable industry because of many failed new establishments, as a whole, it has proven to be successful through the recession. After all, who doesn't need a little escape sometimes. Borrower added on 01/08/10 > My situation: I have four credit cards that I stopped using a year ago and started a David Ramsey style debt repayment plan. I have been paying $450/mo (all automated) for all of last year but have only managed to pay off $2500 because the banks keep raising my APR (one to 30%!) even though I've never missed a payment. My plan for the loan and why I am a great borrower: I plan on using this money to pay off these cards in full. I will pay off this loan early because I will be using the $450/mo I already have budgeted even though the payments are only $370. I use automated bill pay and savings transfers. Also, I only use cash for personal and daily expenses and have a comfortable emergency fund. I have used mint.com to track spending and plan my budget for over a year. I subscribe to finance blogs such as Get Rich Slowly, I Will Teach You to be Rich and Reddit.com's Frugal, Economics, and Anticonsumerism subreddits. My job security: I am a salaried manager at a large and successful bar/restaurant/concert venue that has been in business for 15 years. While this may not be viewed as the most stable industry because of many failed new establishments, as a whole, it has proven to be successful through the recession. After all, who doesn't need a little escape sometimes.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,811.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you are going to use the loan to pay off your cc debt, yet you are going to continue paying the $450/month towards the debt? If the debt is paid off with the loan, why would you continue to pay $450./mo on the debt? What am I missing? Thank you in advance.	Sorry the was poorly worded, I'm planning on paying this loan off early at $450/mo instead of the $380 required payments.
Your revolving credit balance is $6811. Why do you need $11,000?	That's strange, maybe my file hasn't been fully updated- I have 4 cards solely under my name with balances of 4300, 2500, 1950, and 1900 that I will pay off with this loan.
What are your monthly expenditures?	Monthly Budget: Rent $700 Credit Payments $450 Utilities/Gym/recurring $450 Cash for Daily/personal $600 Savings $200 Student Loan $135 I walk to work where I eat and drink for free.
How did you accumulate the debt? How are you going to ensure that you will not do the same again?	I accumulated most of the debt in college where I never had a budget or even tracked my spending. I now do both religiously.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I live alone. I have a significant amount of bar/restaurant management, bartending, and serving experience as well as a network of connections in the industry so I hope I would be able to get another job quickly.

Member Payment Dependent Notes Series 475252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475252	$8,500	$8,500	12.53%	1.00%	January 12, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475252. Member loan 475252 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Guardian Life Insurance	Debt-to-income ratio:	21.97%
Length of employment:	3 years	Location:	LEWIS CENTER, OH

Home town:
Current & past employers:	Guardian Life Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > 5000 on Chase Card, they moved rate from 11% to 29.99% for late payment. Had card since 2004 without late payment, Chase still wouldn't back off rate hike, must need to pay out some bonuses. 200$ month payment Have a 3500 personal loan with Citi @ 17.99%- Started at 5800 and was used to consolidate credit card from college. Pay $155/ month here. In summation, I currently pay $355 month for this debt. Looking to pay the $285 and save 60 bucks/month. Borrower added on 01/08/10 > 5000 on chase credit card. Rate jumped from 11% to 29.99% due to late payment. Pay 200$ month currently. 3500 on citi personal loan/ started at 5800 to consolidate credit cards from college--- 17.99% pay $155 month In summation, currently pay $355 a month with these debts/ Would pay 285 with this arrangement, looking forward to saving some money

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,249.00	Public Records On File:	0
Revolving Line Utilization:	85.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you taken to control you debt / finances for the future, given the increased credit rates? Thank you in advance.	I have been paying down debt not amassing it since graduating from college. I used to be one of those people that paid minimums because frankly I had to. Now I have enough extra income each month to pay more than the minimum and ridding it from my life! I was fine paying the 11% on my Chase card but I refuse to pay the rates they now gave me, thus getting this loan and being able to pay interest to successful people and not to a bank. I have also started to use a budgeting tool to monitor my finances, credits, and debits whereas I used to just keep track of everything in my head.
Please respond to the following: What are your responsibilities at Guardian? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	1) Group Insurance Sales/ Underwriter 2) Sole wage earner 3) Rent 650/ 100 school loan/ 250 car/ 50 phone/ /100 misc bills 4) Company is doing well in this economic climate, not worried about job loss one bit. If something would happen, I would have a nice severance package. I also have stock portfolio that could be liquidated if need be.

Member Payment Dependent Notes Series 475269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475269	$3,250	$3,250	13.22%	1.00%	January 12, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475269. Member loan 475269 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	CANTINA LAREDO	Debt-to-income ratio:	23.53%
Length of employment:	1 year	Location:	ORLANDO, FL

Home town:
Current & past employers:	CANTINA LAREDO
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,231.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your ~ 12K revolving credit balance consist of?	I have always made my payments on time. This 12K belongs to 2 credit cards. An American Express and a Master Card. I pay the minimun payment on both. The American Express is the one that I've been trying to lowerd because it went over the balance by a couple of dollars and has been impossible to bring down due to the interest. Nevertheless payments are always made on time. Thank You for your question.
In order to understand your situation, would you please tell us how much you currently pay towards the two cards each month, and how much will you be paying towards the two cards plus the payment on this loan, after you obtain the loan? (In other words, how much money would this loan save you each month.) Thank you in advance.	I pay $260.00 for both card a month. The payment of this loan will be $109.00. Once I lowered the over limit oustanding balance on the American (which is $200.00) the monthly payment will go down.

Member Payment Dependent Notes Series 475270

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475270	$3,600	$3,600	8.94%	1.00%	January 12, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475270. Member loan 475270 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	16.56%
Length of employment:	n/a	Location:	Farmington, CT

Home town:
Current & past employers:	New York Times, UConn Health Center
Education:	Wesleyan University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > Paying for medical expenses related to my TMJ. My treatment is going well and I'm starting to feel better already! Borrower added on 01/09/10 > I am a good borrower because I have never been late with a single payment to any account, EVER.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$402.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Self-employed. I do IT consulting.
Income source please	Answered above.

Member Payment Dependent Notes Series 475307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475307	$5,000	$5,000	7.74%	1.00%	January 12, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475307. Member loan 475307 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,100 / month
Current employer:	FIS	Debt-to-income ratio:	4.71%
Length of employment:	5 years	Location:	Suisun City, CA

Home town:
Current & past employers:	FIS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > This is going to be used to consolidate my vehicle loan and a credit card balance.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,299.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much credit card debt do you have?	$1600

Member Payment Dependent Notes Series 475410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475410	$4,500	$4,500	13.92%	1.00%	January 12, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475410. Member loan 475410 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Department of Defense	Debt-to-income ratio:	0.78%
Length of employment:	7 years	Location:	Round Rock, TX

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > Hi, I???m Looking to Buy 2 (6 months old) Genesis Vending machine already setup. The first one is located at a lumber company and the 2nd is at a water supply warehouse. They both bring in anywhere from $75-110 dollars a week. I also have 3 investment properties that bring in a cash flow of $1210 a month. If you have any other questions just ask. Thanks Borrower added on 01/10/10 > The $75-110 is all profit.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,177.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the net cash flow of 1210 included in the $5,417 income?	No, the $5417 is just straight work income. It doen't include rental properties or the projected vending profits.
Please respond to the following: Have you thought about an SBA loan at a lower interest rate? What are your responsibilities at the DoD? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	1) I would rather pay the intrest to the people then big business. 2) My wife works for the V.A. and she brings in $4250 a month. 3) House payment $1007, Truck payment $325, Utilities $250, Child Care $550, $ Misc $200. 4) I don't have a second mortgage. 5) I have good job security with the goverment.
Why do the current owners wish to sell the machines? Seems he/she is selling these machines for less than 6 months cash flow...	He can't expand his vending business with his work schedule. The locations are closed when he gets off of work and closed on the weekends. The only time he can service the machines are during his lunch break.
Hello. Do you pay off your credit card every month? Besides your mortgage do you have any other debts including home equity loans? Your answers are appreciated. Have a great new year.	I do pay off my CC every month and please see the 2nd question about my debt.

Prospectus Supplement (Sales Report) No. 24 dated January 12, 2010